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MARKETO, INC. Table of Contents
Item 8. Financial Statements and Supplementary Data

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-193025

PROSPECTUS SUPPLEMENT NO. 1
(To Prospectus dated February 12, 2014)

427,761 Shares

Common Stock

        This Prospectus Supplement No. 1 supplements the prospectus dated February 12, 2014 (as supplemented to date, the "Prospectus"), which forms a part of our Registration Statement on Form S-1 (Registration Statement No. 333-193025). The Prospectus and this prospectus supplement relate to the disposition from time to time of up to 427,761 shares of our common stock, which are held or may be held by the selling stockholders named in the Prospectus. We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders.

        This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement. This prospectus supplement updates, amends and supplements the information included or incorporated by reference in the Prospectus. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

        This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements to it.

Annual Report on Form 10-K

        On March 3, 2014, we filed an Annual Report on Form 10-K with the Securities and Exchange Commission. The text of such Form 10-K is attached hereto.

Amendment No. 1 to Current Report on Form 8-K/A

        On February 20, 2014, we filed an Amendment No. 1 to Current Report on Form 8-K/A with the Securities and Exchange Commission. The text of such Form 8-K/A is attached hereto.

        Investing in our common stock involves risks. See "Risk Factors" on page 11 of the Prospectus to read about factors you should consider before buying shares of our common stock.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 4, 2014.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K

(MARK ONE)
☒ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013
OR
☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
FOR THE TRANSITION PERIOD FROM TO

Commission File Number 001-35909

MARKETO, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	56-2558241 (I.R.S. Employer Identification No.)

901 Mariners Island Boulevard
San Mateo, California 94404
(Address of principal executive offices)

(650) 376-2300
(Registrant's telephone number, including area code)

          Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	Nasdaq Stock Market LLC (Nasdaq Global Select Market)

          Securities registered pursuant to Section 12(g) of the Act: None.

          Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. YES ☐    NO ☒

          Indicate by check mark whether the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. YES ☐    NO ☒

          Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. YES ☒    NO ☐

          Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data file required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). YES ☒    NO ☐

          Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.    ☒

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). YES ☐    NO ☒

          The aggregate market value of common stock held by non-affiliates of the registrant, computed by reference to the closing price at which the common stock was sold on June 28, 2013, the last business day of the registrant's most recently completed second fiscal quarter, as reported on the NASDAQ, was approximately $258.1 million. Shares of common stock held by each executive officer, director and holder of 5% or more of the outstanding common stock have been excluded in that such persons may be deemed to be affiliates. This determination of affiliate status does not reflect a determination that such persons are affiliates of the registrant for any other purpose.

          On February 27, 2014, the registrant had 40,208,473 shares of common stock outstanding.

DOCUMENTS INCORPORATED BY REFERENCE

          Portions of the registrant's definitive Proxy Statement for its 2014 Annual Meeting of Stockholders are incorporated by reference in Part III of this Annual Report on Form 10-K. Such Proxy Statement will be filed with the U.S. Securities and Exchange Commission within 120 days after the end of the fiscal year to which this report relates. Except with respect to information specifically incorporated by reference in this Form 10-K, the Proxy Statement is not deemed to be filed as part of this Form 10-K.

MARKETO, INC.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This Annual Report on Form 10-K contains forward-looking statements that are based on our management's beliefs and assumptions and on information currently available to our management. The forward-looking statements are contained principally in, but not limited to, the sections titled "Business," "Risk Factors," and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Forward-looking statements include all statements that are not historical facts and can be identified by terms such as "anticipates," "believes," "could," "seeks," "estimates," "expects," "intends," "may," "plans," "potential," "predicts", "projects," "should," "will," "would" or similar expressions and the negatives of those terms. Forward-looking statements include, but are not limited to, statements about:

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  our future financial performance, including our expectations regarding our revenue, cost of revenue, gross profit or gross margin, operating expenses, ability to generate cash flow, and ability to achieve, and maintain, future profitability;

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  our anticipated growth and growth strategies and our ability to effectively manage that growth and effect these strategies;

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  anticipated trends, growth rates and challenges in our business and in the markets in which we operate;

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  our ability to anticipate market needs and develop new and enhanced products and services to meet those needs, and our ability to successfully monetize them;

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  maintaining and expanding our customer base and our relationships with other companies;

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  the impact of competition in our industry and innovation by our competitors;

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  our ability to sell our products and expand internationally;

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  the impact of any failure to anticipate and adapt to future changes in our industry;

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  the impact of seasonality on our business;

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  our ability to hire and retain necessary qualified employees to expand and scale our operations;

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  the impact of any failure of our solutions or solution innovations;

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  our reliance on our third-party service providers;

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  the evolution of technology affecting our products, services and markets;

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  our ability to adequately protect our intellectual property;

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  our ability to integrate businesses that we have or may acquire;

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  the anticipated effect on our business of litigation to which we are or may become a party;

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  our ability to stay abreast of new or modified laws and regulations that currently apply or become applicable to our business both in the United States and internationally;

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  the increased expenses and administrative workload associated with being a public company;

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  failure to maintain an effective system of internal controls necessary to accurately report our financial results and prevent fraud;

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  our liquidity and working capital requirements;

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  the estimates and estimate methodologies used in preparing our consolidated financial statements; and

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  the future trading prices of our common stock and the impact of securities analysts' reports on these prices.

        Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We discuss these risks in greater detail in the section entitled "Risk Factors" and elsewhere in this Annual Report on Form 10-K. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management's beliefs and assumptions only as of the date of this Annual Report on Form 10-K. You should read this Annual Report on Form 10-K completely and with the understanding that our actual future results may be materially different from what we expect.

        Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward looking statements, even if new information becomes available in the future.

PART I

Item 1.    Business

Overview

        We are the provider of a leading cloud-based marketing software platform that enables organizations to engage in modern relationship marketing. Our software platform is designed to enable the effective execution, management and analytical measurement of marketing activities, helping organizations to acquire new customers more efficiently, build stronger relationships with existing customers, improve sales effectiveness and drive faster revenue growth. On our platform, we deliver an easy-to-use, integrated suite of advanced applications, which today include Marketing Automation, Social Marketing, Sales Insight, Revenue Analytics, Marketing Management, and Real-time Personalization. To enable our customers to obtain maximum value from our platform, we have created an ecosystem of third-party applications, as well as a network of resources to foster marketing thought leadership, sharing and collaboration among our users. Furthermore, we provide our customers with expert professional services, delivered by marketers, for marketers, to enable rapid time to value through effective implementation and usage of our solutions.

        We designed our platform to be valuable across large enterprises and Small and Medium Businesses (SMBs) that sell to both businesses and consumers in virtually any industry. We market and sell our products directly and through a growing network of distribution partners. Our client base is diverse, with 3,001 customers as of December 31, 2013 across a wide range of industries including business services, consumer, financial services, healthcare, manufacturing, media, technology and telecommunications. Representative customers include one or more divisions of the following companies: Capgemini, CenturyLink, Citrix, Gannett, General Electric, Medtronic, Moody's, Panasonic, Symantec and Sony. Except for a single customer in 2011 who was slightly over 1%, no single customer represented more than 1% of subscription and support revenue in 2013, 2012 or 2011. During the year ended December 31, 2013, our 20 largest customers accounted for less than 10% of our total revenue.

        We provide our solutions on a subscription basis and generated revenue of $95.9 million, $58.4 million and $32.4 million in 2013, 2012 and 2011, respectively, representing year-over-year increases of 64% and 80%, respectively. We had net losses of $47.4 million, $34.4 million and $22.6 million in 2013, 2012 and 2011, respectively, due to increased investments in our growth. As of December 31, 2013, we had an accumulated deficit of $129.6 million.

        We were incorporated in the state of California on January 20, 2006. The Company was reincorporated in the state of Delaware in 2010. The Company operates from its headquarters in San Mateo, California and has operating subsidiaries in Ireland, Australia, Israel and Japan. Additional information about us is available on our website at http://www.marketo.com. The information on our website is not incorporated herein by reference and is not a part of this Annual Report on Form 10-K.

Our Solution

        Our leading cloud-based marketing software platform is purpose-built to enable organizations ranging from SMBs to the world's largest enterprises to engage in modern relationship marketing. Our platform enables the effective execution, management and analytical measurement of online, social media and offline marketing activities and customer interactions in today's data-centric, multi-channel business environment. We deliver an integrated suite of advanced applications built upon our software platform, which today include Marketing Automation, Social Marketing, Sales Insight, Revenue Analytics, Marketing Management, and Real-time Personalization.

        Many of the strategies and business processes that our solution supports are new and rapidly evolving, and there is relatively little accumulated experience in many of our prospective customers about how best to take advantage of modern relationship marketing. We therefore complement our software products with an extensive network of resources to assist our customers with the strategic and practical use of our products. Among these resources are expert consulting services, peer-to-peer discussion communities, a library of pre-built marketing programs and templates, rich content on marketing best practices and an integrated ecosystem of partner products. We collectively refer to this extended set of resources as the Marketing Nation.

Our Products

        We design, build, and market a suite of integrated applications to broadly address the needs of modern marketing professionals. Our customers use these applications individually and in combination to streamline and automate marketing processes; develop, retain and extend customer relationships; and measure the positive impact on revenue of marketing programs. These applications are built upon a common software platform and database system of record, which also supports an ecosystem of complementary partner applications that we call LaunchPoint. Our platform and suite of applications is hosted and delivered over the web using a cloud-based, or Software as a Service (SaaS), model, and is built using a modern multi-tenant architecture.

        We have built a suite of applications that run on our platform. There are currently six applications, with the following core capabilities and features:

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  Marketing Automation provides a complete set of capabilities for marketers to create, automate, and track personalized multi-channel marketing campaigns and sophisticated relationship-marketing workflows. It includes functionality for marketers to finely segment their prospect and customer database based on collected demographic and behavioral data; generate custom web pages without programming; send batch and individual personalized marketing messages over email, SMS text, and other channels; streamline the entire process of running online (e.g., webinar) and offline (e.g., trade show) marketing events; and to execute multi-step lead nurturing and relationship-marketing campaigns that can run over days, weeks, or months.

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  Social Marketing enables marketers to run dedicated social media marketing campaigns, as well as to augment traditional marketing campaigns with a social marketing aspect in order to amplify marketing messages across leading social networks. Our solution lets marketers add intelligent social sharing buttons to existing web content and videos; publish new Facebook pages with the touch of a button; build social engagement applications such as polls, sweepstakes, and referral offers to engage their audience and promote social cross-posting; and augment existing customer and prospect information with social profiles and sharing behavior.

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  Sales Insight enables customers to improve the effectiveness of their salespeople with an automated "Best Bets" view that highlights the best leads and opportunities; easy-to-read lead scoring that identifies both lead quality and urgency; online behavior tracking with "Interesting Moments" which highlight key activities that indicate buying interest; and the ability for salespeople to turn insight into action by sending tracked emails or entire campaigns directly within the customer relationship management (CRM) system, Microsoft Outlook and/or Google Gmail. Sold on a per-seat basis, we offer this application to customers utilizing Microsoft Dynamics CRM or salesforce.com as their CRM system.

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  Revenue Analytics takes advantage of our database system of record and time-series analytics engine to help organizations answer sophisticated questions about their revenue performance over time. This application enables organizations to prove—and improve—the impact that marketing has on every stage of the revenue process, from the "top of the funnel" as new prospects are acquired, to selling to new customers, to maximizing customer lifetime value. Revenue Analytics provides multiple ways to help companies understand the correlation between marketing programs and revenue outcomes, and includes: a library of operational reports detailing email and landing page performance, web activity, and lead performance; intuitive analyzers that show the influence of marketing on individual customer outcomes; analytics that compute and illustrate the impact, effectiveness and return on investment of marketing programs individually and in aggregate; and an ad-hoc report builder for completely customized reports and dashboards.

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  Marketing Management addresses the needs of marketing operations. The first product in this family, Marketo Financial Management, helps marketing and finance teams plan and manage marketing budgets and spending. We built Marketo Financial Management in collaboration with one of our partners, from whom we license certain technology components that are incorporated into this product.

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  Real-time Personalization is our newest application, enabling marketers to personalize web and mobile interactions with customers based on company, industry, location and visit history. Built on machine learning and big data analytics the solution automatically displays the most compelling content for an individual to drive deeper engagement and better account targeting. This integrated solution allows marketers to create unified, 'listen and respond' conversations that cultivate richer customer relationships coordinated across both inbound and outbound channels at scale.

        We strive to achieve tight integration among all of our applications, so that when our customers purchase and deploy more than one, they operate as a single extended application. In particular, this means they share a common user interface and one underlying database system of record, and that the combination of applications yields synergy that would not be practical or possible with multiple independent tools. For example, a social media interaction tracked by the Social Marketing application can be used by the Marketing Automation application to initiate a workflow that sends a series of personalized emails and creates a task for a salesperson in the integrated CRM system. Similarly, the segmentation logic created for a campaign executed by the Marketing Automation application can be re-used to search for valuable insights in the Revenue Analytics application.

        We have introduced a new integrated application approximately once every eighteen months over the history of the company, and we intend to continue this pace of innovation in the future.

Packaging for Markets

        We market and sell to both large global enterprises, which we currently define as businesses with 1,500 or more employees, and SMBs, which we currently define as businesses with fewer than 1,500 employees. Our core platform and suite of integrated applications are common across all of the market segments we serve. However, we package and market our products in different configurations, and we selectively enable or disable specific product capabilities based on how we evaluate the requirements and competitive dynamics of each market segment.

        Many global enterprise customers have highly sophisticated procurement processes and typically select software using detailed feature-by-feature evaluations. Moreover, many enterprise customers have distributed teams, international language requirements, and the need for high capacity and scale. To respond to these enterprise requirements, we package and price our products for this segment on an individual-application basis. Customers can select one, two or more of our applications as part of an initial purchase, and can add additional applications later as their needs evolve. In addition, our platform and applications as packaged for enterprise customers includes specialized and valuable features for supporting distributed teams, and to meet large scale needs. We currently package and sell our enterprise applications as:

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  Marketo Lead Management includes the core Marketo platform, plus all of the Marketing Automation capabilities available on the platform.

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  Marketo Social Marketing enables dedicated social media campaigns such as referrals, sweepstakes, and other customer engagement campaigns, and also includes features to add social marketing extensions to traditional marketing campaigns.

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  Marketo Sales Insight provides valuable insights to salespeople about their customers and prospects.

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  Marketo Revenue Cycle Analytics is a suite of analytic tools, analyzers, and ad hoc reporting capabilities taking advantage of our time-series analytics engine.

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  Marketo Marketing Management addresses the needs of marketing operations. The first product in this family, Marketo Financial Management, helps marketing and finance teams plan and manage marketing budgets and spending. We built Marketo Financial Management in collaboration with one of our partners, from whom we license certain technology components that are incorporated into this product.

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  Marketo Real-time Personalization enables marketers to personalize web and mobile interactions with customers based on company, industry, location and visit history.

        We believe that SMBs value simplicity in their evaluation and purchasing processes. For this market segment, we package and price our products in simple, complete editions. Each edition combines our platform with selected features and functions from each of our application categories to suit the varied needs of smaller businesses. SMBs purchase one of three editions:

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  Spark Edition is optimized for small businesses and first-time marketing automation users. Spark Edition provides complete email marketing functionality, plus CRM integration and relationship marketing campaigns, and includes entry-level lead nurturing, scoring, landing pages, social campaigns, event management, and reporting.

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  Standard Edition includes all Spark Edition features, with additional features including more advanced lead scoring and CRM integration, dynamic content in emails and landing pages, A/B testing, social engagement applications, and revenue analysis dashboards.

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  Select Edition is built for companies with more sophisticated marketing requirements. It includes all Standard Edition features along with additional features including time-series revenue analytics; more sophisticated social promotion tools; and permission-based access controls to support extended teams.

        We often see businesses, especially in various consumer verticals, which are using basic email capabilities from an email service provider. For these companies, we package and price an edition that provides email marketers with an easy transition from traditional email marketing to automated email campaigns. We have one edition for this segment:

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  Dialog Edition is designed to help consumer businesses move beyond point-in-time email blasts to automated, individual, behavior-based conversations that drive customer engagement. It also provides functionality to go beyond email and unify campaigns across email, mobile, social, and the web.

Customers

        Our client base is diverse with customers across a wide range of industries including business services, consumer, financial services, healthcare, manufacturing, media, technology and telecommunications. Except for a single customer in 2011 who was slightly over 1%, no single customer represented more than 1% of subscription and support revenue in 2013, 2012 or 2011. Geographically, the United States continues to represent our primary market, with international sales representing

14.5%, 12.8% and 10.7% of our total revenues in 2013, 2012 and 2011, respectively. As of December 31, 2013, we had 3,001 customers.

Sales and Marketing

        We sell subscriptions to our cloud-based software and services primarily through our direct sales force, whose primary sales operations are in San Mateo, California, Dublin, Ireland and Sydney, Australia. Our direct sales force is also responsible for selling to existing customers, who may renew their subscriptions, increase the usage of our products over time, add new products from our solution suite, and expand the deployment of our solutions across their organizations. In addition, we have an indirect sales organization which sells to distributors, agencies, resellers, and OEMs who in turn resell our solution to their end customers, or who use our solution to provide a variety of managed services offerings to their customers.

        Our marketing activities are designed to build broad brand awareness, generate thought leadership and create demand and leads for our sales organizations within our target markets. Our marketing programs target influencers and decision-makers participating in a buying cycle, including the chief marketing officer, the chief information officer, the chief financial officer, the functional heads of marketing and other key technology managers. Additionally, we conduct marketing programs to engage with industry analysts, consulting firms, marketing service providers, marketing agencies, business and trade press, and other industry pundits who exert considerable influence in our market.

Research and Development

        We devote a substantial portion of our resources to developing new solutions and enhancing existing solutions, conducting quality assurance testing and improving our core technology. We continually enhance our existing software platform and develop new applications to meet our customers' evolving relationship marketing needs.

        Our staff monitors and tests our software on a regular basis, and maintains regular release processes to refine and update our solutions. We typically deploy new releases and updates ten or more times per year.

        Our research and development expenses were $23.3 million, $18.8 million and $10.7 million for the years ended December 31, 2013, 2012 and 2011, respectively.

Technology Infrastructure and Operations

        We have designed our technology infrastructure to provide a highly available and secure multi-tenant cloud-based platform for marketing solutions. We utilize leading hardware and software components and modern systems architecture, which enable us to incrementally increase computing capacity as our customer base grows and adoption of our solution increases. Our solutions use a single code base for all customers and are globally available via standard web browsers. Our multi-tenancy model uses a common data model for all customers but provides data isolation with separate tables and schemas for each customer.

        We host our solutions at several facilities in the United States and the European Union. Each data center provides physical security including staffed security 24 hours per day, seven days a week, biometric access controls, and redundant power, environmental controls and Internet connection points. We continuously monitor our services for availability, performance and security.

        In 2012, to improve the responsiveness and cost efficiency of our data center operations, we began an effort to transition from a managed hosting service provider to co-location data center facilities for which we began purchasing and managing our own computer equipment and systems. We began to serve customers with our first wholly self-managed data center in the third quarter of 2012, and completed this long term program to migrate our customers to our self-managed data centers during the fourth quarter of 2013.

Competition

        The market for cloud-based marketing software and related solutions is new and evolving, highly competitive and significantly fragmented. We face intense competition from other software companies that develop marketing software. Some of these competitors include:

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  cloud-based based marketing automation providers such as Act-On, Eloqua (acquired by Oracle in late 2012), ExactTarget (acquired by salesforce.com in July 2013) and HubSpot;

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  traditional database marketing software vendors such as Aprimo (a division of Teradata), SAS Institute and Unica (a division of IBM);

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  email marketing software vendors, such as Responsys (acquired by Oracle in early 2014) and Silverpop; and

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  large-scale enterprise suites such as Oracle and SAP.

        Our current and potential competitors may have significantly more financial, technical, marketing and other resources than we have, are able to devote greater resources to the development, promotion, sale and support of their products and services, have more extensive customer bases and broader customer relationships than we have, and may have longer operating histories and greater name recognition than we have.

        If one or more of our competitors were to merge or partner with another of our competitors, the change in the competitive landscape could adversely affect our ability to compete effectively. For example, Oracle acquired our competitor Eloqua in late 2012, ExactTarget acquired our competitor Pardot in 2012 and salesforce.com subsequently acquired ExactTarget in July 2013. Other companies such as Adobe and IBM have also recently acquired companies in the marketing automation and/or social marketing and related spaces. These acquisitions have resulted in fewer but larger companies with whom we compete for customers.

        We also expect that new competitors, such as enterprise software vendors that have traditionally focused on enterprise resource planning or back office applications, will continue to enter the marketing software market with competing products, which could have an adverse effect on our business, operating results and financial condition. In addition, sales force automation and customer relationship management system vendors, such as Microsoft, NetSuite, Oracle, salesforce.com and SAP could acquire or develop solutions that compete with our offerings.

        We believe we compete effectively in terms of the most predominant competitive differentiators, which include ease of use, product features and fit for purpose, domain expertise and brand in relationship marketing, price of products and services, integration with third-party applications and data sources, pace of innovation and product roadmap, breadth and expertise of sales organization, strength of professional services organization and platform scalability, reliability and availability.

Seasonality

        See Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations—Seasonality, Cyclicality and Quarterly Trends" for information regarding seasonality of our business.

Intellectual Property

        We rely on a combination of patents, copyrights, trademarks, service marks, trade secret laws, confidentiality procedures and contractual restrictions to establish and protect our proprietary rights in our products and services. As of December 31, 2013, we had six pending U.S. patent applications. We intend to pursue additional patent protection to the extent we believe it would be beneficial and cost effective.

        We registered "Marketo", the Marketo logo and certain other marks as trademarks in the United States and several other jurisdictions. We also have filed trademark applications for Marketing Nation, LaunchPoint and others in the United States and certain other jurisdictions, and will pursue additional trademark registrations to the extent we believe it would be beneficial and cost effective.

        We are the registered holder of a variety of domestic and international domain names that include "marketo.com" and similar variations.

        All of our employees and independent contractors are required to sign agreements acknowledging that all inventions, trade secrets, works of authorship, developments and other processes generated by them on our behalf are our property and assigning to us any ownership that they may claim in those works. In addition, we generally enter into confidentiality agreements with our employees, consultants, vendors and customers, and generally limit access to and distribution of our proprietary information.

        We expect that software and other solutions in our industry may be increasingly subject to third-party infringement claims as the number of competitors grows and the functionality of products in different industry segments overlaps. Moreover, many of our competitors and other industry participants have been issued patents and/or have filed patent applications, and have asserted claims and related litigation regarding patent and other intellectual property rights. From time to time, third parties, including certain of these leading companies, have asserted patent, copyright, trademark, trade secret and other intellectual property rights within the industry. Any of these third parties might make a claim of infringement against us at any time.

Employees

        As of December 31, 2013, we had 519 employees, including 99 in research and development, 215 in sales and marketing, 150 in operations, customer support and professional services, and 55 in general and administrative. As of December 31, 2013, we had 457 employees in the United States and 62 employees internationally. None of our employees are covered by collective bargaining agreements. We believe our employee relations are good and we have not experienced any work stoppages.

Item 1A.    Risk Factors

        The risks and uncertainties described below are not the only ones facing us. Other events that we do not currently anticipate or that we currently deem immaterial also may affect our results of operations, cash flows and financial condition.

We have a history of losses and may not achieve consistent profitability in the future.

        We generated net losses of $47.4 million, $34.4 million and $22.6 million in 2013, 2012 and 2011, respectively. As of December 31, 2013, we had an accumulated deficit of $129.6 million. We will need to generate and sustain increased revenue levels in future periods in order to become consistently profitable, and, even if we do, we may not be able to maintain or increase our level of profitability. We intend to continue to expend significant funds to expand our marketing and sales operations, develop and enhance our marketing software, meet the increased compliance requirements associated with our transition to and operation as a public company, upgrade our data center infrastructure and services capabilities and expand into new markets. Historically, we also have experienced negative gross margins on our professional services, which are expected to continue to be negative. Our efforts to grow our business may be more costly than we expect, and we may not be able to increase our revenue enough to offset our higher operating expenses. We may incur significant losses in the future for a number of reasons, including the other risks described in this report, and unforeseen expenses, difficulties, complications and delays and other unknown events. If we are unable to achieve and sustain profitability, the market price of our common stock may significantly decrease.

If we are unable to attract new customers or sell additional services and functionality to our existing customers, our revenue growth will be adversely affected.

        To increase our revenue, we must add new customers, encourage existing customers to renew their subscriptions on terms favorable to us, increase their usage of our solutions, and sell additional functionality to existing customers. As our industry matures, as interactive channels develop further, or as competitors introduce lower cost and/or differentiated products or services that are perceived to compete with ours, our ability to sell and renew based on pricing, technology and functionality could be impaired. As a result, we may be unable to renew our agreements with existing customers or attract new customers or new business from existing customers on terms that would be favorable or comparable to prior periods, which could have an adverse effect on our revenue and growth.

We face significant competition from both established and new companies offering marketing software and other related applications, as well as internally developed software, which may harm our ability to add new customers, retain existing customers and grow our business.

        The marketing software market is evolving, highly competitive and significantly fragmented. We expect competition to continue to increase in the future. With the introduction of new technologies and the potential entry of new competitors into the market, we expect competition to persist and intensify in the future, which could harm our ability to increase sales, maintain or increase renewals and maintain our prices.

        We face intense competition from other software companies that develop marketing software and from marketing services companies that provide interactive marketing services. Competition could adversely affect our ability to sell our marketing solutions on terms favorable to us. Our current and potential competitors may develop and market new technologies that render our existing or future products less competitive, unmarketable or obsolete. In addition, if these competitors develop products with similar or superior functionality to our solutions, we may need to decrease the prices for our solutions in order to remain competitive. If we are unable to maintain our current pricing due to competitive pressures, our margins will be reduced and our operating results will be negatively affected.

        Our competitors offer various solutions that compete with us. Some of these competitors include:

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  cloud-based marketing automation providers such as Act-On, Eloqua (acquired by Oracle in late 2012), ExactTarget (acquired by salesforce.com in July 2013) and HubSpot;

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  traditional database marketing software vendors such as Aprimo (a division of Teradata), SAS Institute and Unica (a division of IBM);

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  email marketing software vendors, such as Responsys (acquired by Oracle in early 2014) and Silverpop; and

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  large-scale enterprise suites such as Oracle and SAP.

        We also expect that new competitors, such as enterprise software vendors that have traditionally focused on enterprise resource planning or back office applications, will continue to enter the marketing software market with competing products, which could have an adverse effect on our business, operating results and financial condition. For example, due to the growing awareness of the importance of technology solutions to modern relationship marketing, we expect to face additional competition from new entrants to our markets. In addition to salesforce.com's acquisition of ExactTarget, other sales force automation and CRM system vendors, such as Microsoft, NetSuite, Oracle and SAP, could acquire or develop solutions that compete with our offerings. Some of these companies have acquired social media marketing and other marketing software providers to integrate with their broader offerings.

        Our current and potential competitors may have significantly more financial, technical, marketing and other resources than we have, and be able to devote greater resources to the development, promotion, sale and support of their products and services, have more extensive customer bases and broader customer relationships than we have, and may have longer operating histories and greater name recognition than we have. As a result, these competitors may be better able to respond quickly to new technologies and to undertake more extensive marketing campaigns. In a few cases, these vendors may also be able to offer marketing software at little or no additional cost by bundling them with their existing suite of solutions. To the extent any of our competitors have existing relationships with potential customers for either marketing software or other solutions, those customers may be unwilling to purchase our solutions because of those existing relationships with that competitor. If we are unable to compete with such companies, the demand for our marketing software could substantially decline.

        In addition, if one or more of our competitors were to merge or partner with another of our competitors, the change in the competitive landscape could adversely affect our ability to compete effectively. For example, Oracle acquired our competitor Eloqua in late 2012 and ExactTarget acquired our competitor Pardot in 2012, and salesforce.com subsequently acquired ExactTarget in July 2013. Other companies such as Adobe and IBM have also recently acquired companies in the marketing automation and/or social marketing and related spaces. These acquisitions have resulted in fewer but larger companies with whom we compete for customers. Our competitors may also establish or strengthen cooperative relationships with our current or future strategic distribution and technology partners or other parties with whom we have relationships, thereby limiting our ability to promote and implement our solutions. We may not be able to compete successfully against current or future competitors, and competitive pressures may harm our business, operating results and financial condition.

If subscription renewal rates decrease, or we do not accurately predict subscription renewal rates, our future revenue and operating results may be harmed.

        Our customers have no obligation to renew their subscriptions for our solutions after the expiration of their subscription period, which is typically one year, but ranges from one quarter to three years. In addition, our customers may renew for lower subscription amounts or for shorter contract lengths. We may not accurately predict renewal rates for our customers. Our renewal rates may decline or fluctuate as a result of a number of factors, including customer usage, pricing changes, number of applications used by our customers, customer satisfaction with our service, increased competition, the acquisition of our customers by other companies and deteriorating general economic conditions. If our customers do not renew their subscriptions for our solutions or decrease the amount they spend with us, our revenue will decline and our business will suffer.

If we are unable to maintain a good relationship with salesforce.com and develop and grow our relationships with other platform providers, our business will suffer.

        As of December 31, 2013, a significant percentage of our customers continued to integrate our solutions with certain capabilities of salesforce.com using publicly available application programming interfaces (APIs). In general, we rely on the fact that salesforce.com continues to allow us access to its APIs to enable these customer integrations. To date, we have not relied on a long-term written contract to govern our relationship with salesforce.com. Instead, we are subject to the standard terms and conditions for application developers of salesforce.com, which govern the distribution, operation and fees of applications on the salesforce.com platform, and which are subject to change by salesforce.com from time to time. While we expect the majority of our revenue to come from customers who also use the salesforce.com platform in the near term, we also integrate our solutions with other platform providers, including Microsoft, NetSuite, Oracle, SAP and SugarCRM. Any deterioration in our relationship with any platform provider would harm our business and adversely affect our operating results.

        Our business may be harmed if any platform provider:

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  discontinues or limits access to its APIs by us;

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  terminates or does not allow us to renew or replace our contractual relationship;

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  modifies its terms of service or other policies, including fees charged to, or other restrictions on, us, other application developers, or changes how customer information is accessed by us or our customers;

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  establishes more favorable relationships with one or more of our competitors, or acquires one or more of our competitors and offers competing services to us, such as may be the case with the acquisition of ExactTarget by salesforce.com in July 2013, of Eloqua by Oracle in late 2012; or

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  otherwise develops its own competitive offerings.

        In addition, we have benefited from these platform providers' brand recognition, reputations and customer bases. Any losses or shifts in the market position of these platform providers in general, in relation to one another or to new competitors or new technologies could lead to losses in our relationships or customers, or our need to identify or transition to alternative channels for marketing our solutions. These factors could consume substantial resources and may not be effective. Any such changes in the future could negatively impact our ability to reach our prospective customers, which would harm our business.

Our recent rapid growth may not be indicative of our future growth and, if we continue to grow rapidly, we may not be able to manage our growth effectively.

        From 2011 to 2013, our annual revenue grew from $32.4 million to $95.9 million. We expect that, in the future, as our revenue increases to higher levels, our revenue growth rate will decline. We believe growth of our revenue depends on a number of factors, including our ability to:

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  price our marketing software and services effectively so that we are able to attract and retain customers without compromising our profitability;

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  attract new customers, increase our existing customers' use of our services and provide our customers with excellent professional services and customer support;

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  introduce our marketing software to new markets outside of the United States; and

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  increase awareness of our brand on a global basis.

        We may not successfully accomplish any of these objectives. We plan to continue our investment in future growth. We expect to continue to expend substantial financial and other resources on:

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  sales and marketing, including a significant expansion of our sales organization;

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  professional services to support implementing our software for customers and ongoing customer support;

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  our technology infrastructure, including systems architecture, management tools, scalability, availability, performance and security, as well as disaster recovery measures;

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  product development, including investments in our product development team and the development of new products and new features for existing products;

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  international expansion; and

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  general administration, including legal and accounting expenses related to being a public company.

        In addition, our historical rapid growth has placed and may continue to place significant demands on our management and our operational and financial resources. We have also experienced significant growth in database size, the number of users and transactions and the amount of data that our hosting infrastructure supports. As we continue to grow, we will likely open new offices in the United States and internationally, and hire additional personnel for those offices. Finally, our organizational structure is becoming more complex as we integrate acquired companies as well as add additional staff. We will need to improve our operational, financial and management controls as well as our reporting systems and procedures as our operations become increasingly complex. We will require significant capital expenditures and the allocation of valuable management resources to grow and change in these areas without undermining our corporate culture of rapid innovation, teamwork and attention to customer success that has been central to our growth so far.

If our or our customers' security measures are compromised or unauthorized access to customer data is otherwise obtained, our marketing platform may be perceived as not being secure, customers may curtail or cease their use of our solutions, our reputation may be harmed, and we may incur significant liabilities.

        Our operations involve the storage and transmission of customer data, including personally identifiable information, and security incidents could result in unauthorized access to, loss of or unauthorized disclosure of this information, litigation, indemnity obligations and other possible liabilities, as well as negative publicity, which could damage our reputation, impair our sales and harm our business. Cyber attacks and other malicious Internet-based activity continue to increase generally, and cloud-based platform providers of marketing services have been targeted. If our security measures are compromised as a result of third-party action, employee or customer error, malfeasance, stolen or fraudulently obtained log-in credentials or otherwise, our reputation could be damaged, our business may be harmed and we could incur significant liability. In addition, if the security measures of our customers are compromised, even without any actual compromise of our own systems, we may face negative publicity or reputational harm if our customers or anyone else incorrectly attributes the blame for such security breaches on us or our systems. We may be unable to anticipate or prevent techniques used to obtain unauthorized access or to sabotage systems because they change frequently and generally are not detected until after an incident has occurred. As we increase our customer base and our brand becomes more widely known and recognized, we may become more of a target for third parties seeking to compromise our security systems or gain unauthorized access to our customers' data.

        Many governments have enacted laws requiring companies to notify individuals of data security incidents involving certain types of personal data. In addition, some of our customers contractually require notification of any data security compromise. Security compromises experienced by our competitors, by our customers or by us may lead to public disclosures, which may lead to widespread negative publicity. Any security compromise in our industry, whether actual or perceived, could harm our reputation, erode customer confidence in the effectiveness of our security measures, negatively impact our ability to attract new customers, cause existing customers to elect not to renew their subscriptions or subject us to third-party lawsuits, regulatory fines or other action or liability, which could materially and adversely affect our business and operating results.

        There can be no assurance that any limitations of liability provisions in our contracts for a security breach would be enforceable or adequate or would otherwise protect us from any such liabilities or damages with respect to any particular claim. We also cannot be sure that our existing general liability insurance coverage and coverage for errors or omissions will continue to be available on acceptable terms or will be available in sufficient amounts to cover one or more large claims, or that the insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material adverse effect on our business, financial condition and operating results.

Interruptions to or degraded performance of our service could result in customer dissatisfaction, damage to our reputation, loss of customers, limited growth and reduction in revenue.

        We currently serve our customers from third-party data center hosting facilities located in California, Virginia and the United Kingdom. The continuous availability of our service depends on the operations of those facilities, on a variety of network service providers, on third-party vendors and on our own data center operations staff. In addition, we depend on our third-party facility providers' ability to protect these facilities against damage or interruption from natural disasters, power or telecommunications failures, criminal acts and similar events. If there are any lapses of service or damage to a facility or our computer equipment or systems, we could experience lengthy interruptions in our service as well as delays and additional expenses in arranging new facilities, services, computer equipment or system. Even with current and planned disaster recovery arrangements, which, to date, have not been tested in an actual crisis, our business could be harmed.

        We designed our system infrastructure and procure and own or lease the computer hardware used for our services. Design and mechanical errors, spikes in usage volume and failure to follow operations protocols and procedures could cause our systems to fail, resulting in interruptions in our solutions. Any interruptions or delays in our service, whether as a result of third-party error, our own error, natural disasters or security breaches, whether accidental or willful, could harm our relationships with customers and cause our revenue to decrease and/or our expenses to increase. Also, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. These factors, in turn, could further reduce our revenue, subject us to liability and cause us to issue credits or cause customers not to renew their subscriptions, any of which could materially adversely affect our business.

We may not be able to scale our business quickly enough to meet our customers' growing needs, and if we are not able to grow efficiently, our operating results could be harmed.

        As usage of our marketing software grows and as customers use our solutions for more advanced relationship marketing programs, we will need to devote additional resources to improving our application architecture, integrating with third-party systems, and maintaining infrastructure performance. In addition, we will need to appropriately scale our internal business systems and our services organization, including customer support and professional services, to serve our growing customer base, particularly as our customer demographics expand over time. Any failure of or delay in these efforts could cause impaired system performance and reduced customer satisfaction. These issues could reduce the attractiveness of our marketing software to customers, resulting in decreased sales to new customers, lower renewal rates by existing customers, the issuance of service credits, or requested refunds, which could adversely affect our revenue growth and harm our reputation. Even if we are able to upgrade our systems and expand our staff, any such expansion will be expensive and complex, requiring management time and attention. We could also face inefficiencies or operational failures as a result of our efforts to scale our infrastructure. Moreover, there are inherent risks associated with upgrading, improving and expanding our information technology systems. We cannot be sure that the expansion and improvements to our infrastructure and systems will be fully or effectively implemented on a timely basis, if at all. These efforts may reduce revenue and our margins and adversely affect our financial results.

If we are unable to further penetrate the business to consumer (B2C) market and additional vertical industries, our revenue may not grow and our operating results may be harmed.

        Currently, a significant majority of our revenue is derived from companies in the business to business (B2B) market and a significant portion are derived from customers in the technology industry. An important part of our strategy, however, is to further penetrate the B2C market and vertical industries outside of technology. We have less experience in this market and these industries, and expanding into them may require us to develop additional features for our products, expand our expertise in certain areas, and add sales and support personnel possessing familiarity with this market and the relevant vertical industries. In addition, B2C customers may have greater usage requirements during their peak selling seasons which could put pressure on our systems and infrastructure and require us to expand these systems and infrastructure to meet increased demand. As a result of these and other factors, our efforts to expand further into the B2C market and further into additional vertical industries may be expensive, may not succeed and may harm our revenue growth and operating results.

We may experience quarterly fluctuations in our operating results due to a number of factors, which makes our future results difficult to predict and could cause our operating results to fall below expectations or our guidance.

        Our quarterly operating results have fluctuated in the past and are expected to fluctuate in the future due to a variety of factors, many of which are outside of our control. As a result, our past results may not be indicative of our future performance, and comparing our operating results on a period-to-period basis may not be meaningful. In addition to the other risks described in this report, factors that may affect our quarterly operating results include the following:

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  changes in spending on marketing software by our current or prospective customers;

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  pricing of our marketing software so that we are able to attract and retain customers;

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  acquisition of new customers and increases of our existing customers' use of our services;

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  customer renewal rates and the amounts for which agreements are renewed;

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  customer delays in purchasing decisions in anticipation of new products or product enhancements by us or our competitors;

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  budgeting cycles of our customers;

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  changes in the competitive dynamics of our market, including consolidation among competitors or customers;

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  the amount and timing of payment for operating expenses, particularly research and development and sales and marketing expenses (including marketing events and commissions and bonuses associated with performance), and employee benefit expenses;

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  the amount and timing of non-cash expenses, including stock-based compensation, goodwill impairments and other non-cash charges;

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  the amount and timing of costs associated with recruiting, training and integrating new employees;

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  the amount and timing of cash collections from our customers and the mix of quarterly and annual billings;

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  introduction and adoption of our marketing software in markets outside of the United States;

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  unforeseen costs and expenses related to the expansion of our business, operations and infrastructure;

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  awareness of our thought leadership and brand on a global basis;

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  changes in the levels of our capital expenditures;

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  foreign currency exchange rate fluctuations; and

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  general economic and political conditions in our domestic and international markets.

        We may not be able to accurately forecast the amount and mix of future subscriptions, revenue and expenses, and, as a result, our operating results may fall below our estimates or the expectations of public market analysts and investors. If our revenue or operating results fall below the expectations of investors or securities analysts, or below any guidance we may provide, the price of our common stock could decline.

If we fail to adapt and respond effectively to rapidly changing technology, evolving industry standards and changing customer needs or requirements, our marketing software may become less competitive.

        Our future success depends on our ability to adapt and innovate our marketing software. To attract new customers and increase revenue from existing customers, we need to continually enhance and improve our offerings to meet customer needs at prices that our customers are willing to pay. Such efforts will require adding new functionality and responding to technological advancements, which will increase our research and development costs. If we are unable to develop new solutions that address our customers' needs, or to enhance and improve our solutions in a timely manner, we may not be able to achieve or maintain adequate market acceptance of our solutions. Our ability to grow is also subject to the risk of future disruptive technologies. Access and use of our marketing software is provided via the cloud, which, itself, was disruptive to the previous enterprise software model. If new technologies emerge that are able to deliver marketing software and related applications at lower prices, more efficiently, more conveniently or more securely, such technologies could adversely affect our ability to compete.

Because we recognize revenue from subscriptions over the term of the relevant contract, downturns or upturns in sales are not immediately reflected in full in our operating results.

        As a subscription-based business, we recognize revenue over the term of each of our contracts, which is typically one year, but range from one quarter to three years. As a result, much of the revenue we report each quarter results from contracts entered into during previous quarters. Consequently, a shortfall in demand for our solutions and professional services or a decline in new or renewed contracts in any one quarter may not significantly reduce our revenue for that quarter but could negatively affect our revenue in the future. Accordingly, the effect of significant downturns in new sales or renewals of our marketing software will not be reflected in full in our operating results until future periods. Our revenue recognition model also makes it difficult for us to rapidly increase our revenue through additional sales in any period, as revenue from new customers must be recognized over the applicable term of the contracts.

Because our long-term growth strategy involves further expansion of our sales to customers outside the United States, our business will be susceptible to risks associated with international operations.

        A component of our growth strategy involves the further expansion of our operations and customer base internationally. In 2013, 2012 and 2011 revenue generated outside of the United States was 14.5%, 12.8% and 10.7%, respectively, of our total revenue. We currently have international offices outside of North America in Europe and Australia, which focus primarily on selling and implementing our solutions in those regions and an office in Israel which focuses primarily on research and development. In the future, we may expand to other international locations. Our current international operations and future initiatives will involve a variety of risks, including:

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  changes in a specific country's or region's political or economic conditions;

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  unexpected changes in regulatory requirements, taxes or trade laws;

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  more stringent regulations relating to data security and the unauthorized use of, or access to, commercial and personal information, particularly in the European Union;

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  differing labor regulations, especially in the European Union, where labor laws are generally more advantageous to employees as compared to the United States, including deemed hourly wage and overtime regulations in these locations;

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  challenges inherent in efficiently managing an increased number of employees over large geographic distances, including the need to implement appropriate systems, policies, benefits and compliance programs;

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  difficulties in managing a business in new markets with diverse cultures, languages, customs, legal systems, alternative dispute systems and regulatory systems;

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  increased travel, real estate, infrastructure and legal compliance costs associated with international operations;

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  currency exchange rate fluctuations and the resulting effect on our revenue and expenses, and the cost and risk of entering into hedging transactions if we chose to do so in the future;

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  limitations on our ability to reinvest earnings from operations in one country to fund the capital needs of our operations in other countries;

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  laws and business practices favoring local competitors or general preferences for local vendors;

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  limited or insufficient intellectual property protection;

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  political instability, international conflict or terrorist activities;

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  exposure to liabilities under anti-corruption and anti-money laundering laws, including the U.S. Foreign Corrupt Practices Act and similar laws and regulations in other jurisdictions; and

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  adverse tax burdens and foreign exchange controls that could make it difficult to repatriate earnings and cash.

        We opened our first international office in 2011, and our limited experience in operating our business internationally increases the risk that any potential future expansion efforts that we may undertake will not be successful. If we invest substantial time and resources to expand our international operations and are unable to do so successfully and in a timely manner, our business and operating results will suffer.

Failure to effectively develop and expand our marketing and sales capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our solutions.

        Our ability to increase our customer base and achieve broader market acceptance of our marketing software will depend to a significant extent on our ability to expand our marketing and sales operations. We plan to continue expanding our sales force and third-party channel partners, both domestically and internationally. We also plan to dedicate significant resources to sales and marketing programs, including Internet and other online advertising. The effectiveness of our online advertising has varied over time and may vary in the future due to competition for key search terms, changes in search engine use and changes in the search algorithms used by major search engines. All of these efforts will require us to invest significant financial and other resources. In addition, the cost to acquire customers is high due to these marketing and sales efforts. Our business will be seriously harmed if our efforts do not generate a correspondingly significant increase in revenue. We may not achieve anticipated revenue growth from expanding our sales force if we are unable to hire, develop and retain talented sales personnel, if our new sales personnel are unable to achieve desired productivity levels in a reasonable period of time or if our sales and marketing programs are not effective.

If we fail to enhance our brand, our ability to expand our customer base will be impaired and our financial condition may suffer.

        We believe that our development of the Marketo brand is critical to achieving widespread awareness of our existing and future marketing software solutions, and, as a result, is important to attracting new customers and maintaining existing customers. We also believe that the importance of brand recognition will increase as competition in our market increases. Successful promotion of our brand will depend largely on the effectiveness of our marketing efforts and on our ability to provide reliable and useful marketing software at competitive prices. In the past, our efforts to build our brand have involved significant expenses. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses we incurred in building our brand. In addition, to sell to and service our customers we utilize a combination of internal personnel and third-party service providers, as well as indirect sales partners that pursue additional channel, agency and OEM distribution partnerships. These third-party service providers and indirect sales partners, who are not in our control, may harm our reputation and damage our brand perception in the marketplace. If we fail to successfully promote and maintain our brand, our business could suffer.

Future acquisitions, strategic investments, partnerships or alliances could be difficult to identify and integrate, divert the attention of management, disrupt our business, dilute stockholder value and adversely affect our operating results and financial condition.

        We intend to selectively acquire businesses and technologies as we did with the acquisition of Insightera in December 2013 and Crowd Factory in April 2012. We plan to evaluate opportunities that will strengthen and expand the functionality of our platform and provide access to new customers or markets. Acquisitions we make may divert the attention of management and cause us to incur various expenses in identifying, investigating and pursuing suitable acquisitions, whether or not the acquisition purchases are completed. In addition, we have limited experience in acquiring other businesses, having acquired only two companies since our inception. If we acquire additional businesses, we may not be able to integrate successfully the acquired personnel, operations and technologies, or effectively manage the combined business following the acquisition. We may not be able to find and identify desirable acquisition targets or be successful in entering into an agreement with any particular target. Acquisitions could also result in dilutive issuances of equity securities, such as shares of common stock that we issued as a portion of the consideration for Insightera, or the incurrence of debt, which could adversely affect our operating results. In addition, if an acquired business fails to meet our expectations or if we are unable to successfully integrate it, our operating results, business and financial condition may suffer.

Our quarterly results reflect seasonality in the sale of our marketing software, which can make it difficult to achieve sequential revenue growth or could result in sequential revenue declines.

        We have historically experienced seasonal variations in our signing of customer contracts and renewals. We sign a significantly higher percentage of agreements with new customers as well as renewal agreements with existing customers in the fourth quarter of each year as compared to any of the prior quarters. The first quarter and third quarter are typically the slowest in this regard. We expect this seasonality to continue in the future, which may cause fluctuations in certain of our operating results and financial metrics, and thus limit our ability to predict future results. This seasonality is reflected to a much lesser extent, and sometimes is not immediately apparent, in our revenue, because we recognize subscription revenue over the term of the contract, which is typically one year, but ranges from one quarter to three years. As a result, a slowdown in our ability to enter into customer agreements may not be apparent in our revenue for the quarter, as the revenue recognized in any quarter is primarily from customer agreements entered into in prior quarters. Historical patterns should not be considered indicative of our future sales activity or performance.

If we fail to forecast our revenue accurately, or if we fail to match our expenditures with corresponding revenue, our operating results could be adversely affected.

        Because our recent growth has resulted in the rapid expansion of our business, we do not have a long history upon which to base forecasts of future revenue. In addition, for our enterprise customers, the lengthy sales cycle for the evaluation and implementation of our solutions, which typically extends for several months, may also cause us to experience a delay between increasing operating expenses for such sales efforts, and, upon successful sales, the generation of corresponding revenue. Accordingly, we may be unable to prepare accurate internal financial forecasts or replace anticipated revenue that we do not receive as a result of delays arising from these factors. As a result, our operating results in future reporting periods may be significantly below the expectations of the public market, equity research analysts or investors, which could harm the price of our common stock.

We rely on our management team and other key employees, and the loss of one or more key employees could harm our business.

        Our success and future growth depend upon the continued services of our management team, including Phillip M. Fernandez, our President and Chief Executive Officer, and other key employees in the areas of research and development, marketing, sales, services and general and administrative functions. From time to time, there may be changes in our management team resulting from the hiring or departure of executives, which could disrupt our business. We also are dependent on the continued service of our existing software engineers because of the complexity of our solutions. We may terminate any employee's employment at any time, with or without cause, and any employee may resign at any time, with or without cause. In addition, our executive officers and certain other management-level employees benefit from management retention agreements and/or a change in control acceleration policy in which an involuntary termination by us without cause or a voluntary termination by the employee for good reason, as such terms are defined in the agreements and policy, in connection with or one year after a change of control transaction, will result in either severance pay or acceleration of equity vesting for the individual, which would increase the cost to us of any such departure. We do not maintain key man life insurance on any of our employees. The loss of one or more of our key employees could harm our business.

The failure to attract and retain additional qualified personnel could prevent us from executing our business strategy.

        To execute our business strategy, we must attract and retain highly qualified personnel. In particular, we compete with many other companies for software developers with high levels of experience in designing, developing and managing cloud-based software, as well as for skilled sales and operations professionals, and we may not be successful in attracting and retaining the professionals we need. Also, marketing domain experts and enterprise sales professionals are very important to our success and are difficult to replace. We have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and difficulty in retaining highly skilled employees with appropriate qualifications. In particular, we have experienced a more competitive hiring environment in the San Francisco Bay Area, where we are headquartered. Many of the companies with which we compete for experienced personnel have greater resources than we do. In addition, in making employment decisions, particularly in the software industry, job candidates often consider the value of the stock options or other equity incentives they are to receive in connection with their employment. If the price of our stock declines, or experiences significant volatility, our ability to attract or retain key employees will be adversely affected. If we fail to attract new personnel or fail to retain and motivate our current personnel, our growth prospects could be severely harmed.

If our marketing software fails due to defects or similar problems, and if we fail to correct any defect or other software problems, we could lose customers, become subject to service performance or warranty claims or incur significant costs.

        Our solutions and the systems infrastructure underlying our marketing software platform are inherently complex and may contain material defects or errors. We have from time to time found defects in our solutions and may discover additional defects in the future. We may not be able to detect and correct defects or errors before customers begin to use our solutions. Consequently, we or our customers may discover defects or errors after our solutions have been implemented. These defects or errors could also cause inaccuracies in the data we collect and process for our customers, or even the loss, damage or inadvertent release of such confidential data. We implement bug fixes and upgrades as part of our regularly scheduled system maintenance, which may lead to system downtime. Even if we are able to implement the bug fixes and upgrades in a timely manner, any history of defects or inaccuracies in the data we collect for our customers, or the loss, damage or inadvertent release of such confidential data could cause our reputation to be harmed, and customers may elect not to purchase or renew their agreements with us and subject us to service performance credits, warranty claims or increased insurance costs. The costs associated with any material defects or errors in our software or other performance problems may be substantial and could materially adversely affect our operating results.

The standards and practices that private entities use to regulate the use of email have in the past interfered with, and may in the future interfere with, the effectiveness of our software and our ability to conduct business.

        Our customers rely in part on email to communicate with their existing or prospective customers. Various private entities, such as commercial email, antivirus and network security providers, attempt to regulate the use of email for commercial solicitation. These entities often advocate standards of conduct or practice that significantly exceed current legal requirements and classify certain email solicitations that comply with current legal requirements as spam. Some of these entities maintain "blacklists" of companies and individuals, and the websites, Internet service providers and Internet protocol addresses associated with those entities or individuals that do not adhere to those standards of conduct or practices for commercial email solicitations that the blacklisting entity believes are appropriate. If a company's Internet protocol addresses are listed by a blacklisting entity, emails sent from those addresses may be blocked if they are sent to any Internet domain or Internet address that subscribes to the blacklisting entity's service or purchases its blacklist. Any of the foregoing restrictions or limitation on emails or internet addresses impacting our customers could lead to diminishing effectiveness of our marketing software solutions, and, in turn, result in service problems and ultimately a reduction in renewals or loss of customers for us.

If we do not or cannot maintain the compatibility of our marketing software with third-party applications that our customers use in their businesses, our revenue will decline.

        The functionality and popularity of our marketing software depends, in part, on our ability to integrate our solutions with third-party applications and platforms, including CRM, event management, e-commerce, call center, and social media sites that our customers use and from which they obtain data. Third-party providers of applications and APIs may change the features of their applications and platforms, restrict our access to their applications and platforms or alter the terms governing use of their applications and APIs and access to those applications and platforms in an adverse manner. Such changes could functionally limit or terminate our ability to use these third-party applications and platforms in conjunction with our solution, which could negatively impact our offerings and harm our business. If we fail to integrate our software with new third-party applications and platforms that our customers use for marketing purposes, we may not be able to offer the functionality that our customers need, which would negatively impact our ability to generate revenue and adversely impact our business.

If we fail to offer high-quality education and customer support, our business and reputation may suffer.

        High-quality education and customer support is important for the successful marketing and sale of our solution and for the renewal of existing customers. Providing this education and support requires that our customer support personnel have specific marketing domain knowledge and expertise, making it more difficult for us to hire qualified personnel and to scale up our support operations due to the extensive training required. The importance of high-quality customer support will increase as we expand our business and pursue new customers. If we do not help our customers quickly resolve post-deployment issues and provide effective ongoing support, our ability to sell additional functionality and services to existing customers may suffer and our reputation with existing or potential customers may be harmed.

Future product development is dependent on adequate research and development resources. If we do not adequately fund our research and development efforts, we may not be able to compete effectively and our business and operating results may be harmed.

        In order to remain competitive, we must continue to develop new product offerings, applications and enhancements to our existing cloud-based marketing software. Maintaining adequate research and development personnel and resources to meet the demands of the market is essential. If we are unable to develop solutions internally due to certain constraints, such as high employee turnover, lack of management ability or a lack of other research and development resources, we may miss market opportunities. Further, many of our competitors expend a considerably greater amount of funds on their research and development programs, and those that do not may be acquired by larger companies that would allocate greater resources to our competitors' research and development programs. Our failure to maintain adequate research and development resources or to compete effectively with the research and development programs of our competitors could materially adversely affect our business.

Shifts over time in the mix of sizes or types of organizations that purchase our solutions or changes in the components of our solutions purchased by our customers could negatively affect our operating results.

        Our strategy is to sell our marketing software to organizations of broadly different sizes, from SMBs to large enterprises. Our gross margins can vary depending on numerous factors related to the implementation and use of our marketing software, including the sophistication and intensity of our customers' use of our solutions and the level of professional services and support required by a customer. For example, our enterprise customers typically require more professional services and because our professional services offerings typically have a higher cost of revenue than subscriptions to our solutions, any increase in sales of professional services would have an adverse effect on our overall gross margin and operating results. Providing professional services to enterprises allows us to utilize our staff more efficiently than is the case in providing professional services to other customers or in other contexts; consequently, while an increase in providing professional services to enterprises typically hurts our overall gross margin, it may improve our professional services and other gross margin. Sales to enterprise customers may also entail longer sales cycles and more significant selling efforts. Selling to SMB customers may involve smaller contract size, higher relative selling costs and greater credit risk and uncertainty. If the mix of organizations that purchase our solutions changes, or the mix of solution components purchased by our customers changes, our gross margins could decrease and our operating results could be adversely affected.

Economic uncertainties or downturns in the general economy or the industries in which our customers operate could disproportionately affect the demand for our marketing software and negatively impact our operating results.

        General worldwide economic conditions have experienced a significant downturn and fluctuations in recent years, and market volatility and uncertainty remain widespread. As a result, we and our customers find it extremely difficult to accurately forecast and plan future business activities. In addition, these conditions could cause our customers or prospective customers to reduce their marketing and sales budgets, which could decrease corporate spending on our marketing software, resulting in delayed and lengthened sales cycles, a decrease in new customer acquisition and/or loss of customers. Furthermore, during challenging economic times, our customers may face issues with their cash flows and in gaining timely access to sufficient credit or obtaining credit on reasonable terms, which could impair their ability to make timely payments to us, impact customer renewal rates and adversely affect our revenue. If such conditions occur, we may be required to increase our reserves, allowances for doubtful accounts and write-offs of accounts receivable, and our operating results would be harmed. In addition, a downturn in the technology sector may disproportionately affect us because a significant portion of our customers are technology companies. We cannot predict the timing, strength or duration of any economic slowdown or recovery, whether global, regional or within specific markets. If the conditions of the general economy or markets in which we operate worsen, our business could be harmed. In addition, even if the overall economy improves, the market for marketing software may not experience growth or we may not experience growth.

If we fail to maintain our thought leadership position in modern relationship marketing, our business may suffer.

        We believe that maintaining our thought leadership position in modern relationship marketing is an important element in attracting new customers. We devote significant resources to develop and maintain our thought leadership position, with a focus on identifying and interpreting emerging trends in relationship marketing, shaping and guiding industry dialog, and creating and sharing the best marketing practices. Our activities related to developing and maintaining our thought leadership may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses we incurred in such effort. We rely upon the continued services of our management and employees with domain expertise in modern relationship marketing to maintain our leadership position, and the loss of any key management or employees in this area could harm our competitive position and reputation. If we fail to successfully grow and maintain our thought leadership position, we may not attract new customers or retain our existing customers, and our business could suffer. In addition, we may incur expenses in our attempts to maintain our thought leadership position, which could affect our profitability and business.

If we fail to adequately protect our proprietary rights, our competitive position could be impaired and we may lose valuable assets, experience reduced revenue and incur costly litigation to protect our rights.

        Our success is dependent, in part, upon protecting our proprietary technology. We rely on a combination of patents, copyrights, trademarks, service marks, trade secret laws and contractual restrictions to establish and protect our proprietary rights in our products and services. However, the steps we take to protect our intellectual property may be inadequate. We will not be able to protect our intellectual property if we are unable to enforce our rights or if we do not detect unauthorized use of our intellectual property. Any of our patents, trademarks or other intellectual property rights may be challenged by others or invalidated through administrative process or litigation. While we have some U.S. patent applications pending, we may be unable to obtain patent protection for the technology covered in our patent applications. In addition, any patents issued in the future may not provide us with competitive advantages, or may be successfully challenged by third parties. Furthermore, legal standards relating to the validity, enforceability and scope of protection of intellectual property rights are uncertain. Despite our precautions, it may be possible for unauthorized third parties to copy our products and use information that we regard as proprietary to create products and services that compete with ours. Some license provisions protecting against unauthorized use, copying, transfer and disclosure of our products may be unenforceable under the laws of certain jurisdictions and foreign countries. In addition, the laws of some countries do not protect proprietary rights to the same extent as the laws of the United States. To the extent we expand our international activities, our exposure to unauthorized copying and use of our products and proprietary information may increase.

        We enter into confidentiality and invention assignment agreements with our employees and consultants and enter into confidentiality agreements with the parties with whom we have strategic relationships and business alliances. No assurance can be given that these agreements will be effective in controlling access to and distribution of our products and proprietary information. Further, these agreements may not prevent our competitors from independently developing technologies that are substantially equivalent or superior to our solutions.

        In order to protect our intellectual property rights, we may be required to spend significant resources to monitor and protect these rights. Litigation may be necessary in the future to enforce our intellectual property rights and to protect our trade secrets. Litigation brought to protect and enforce our intellectual property rights could be costly, time consuming and distracting to management and could result in the impairment or loss of portions of our intellectual property. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property rights. Our inability to protect our proprietary technology against unauthorized copying or use, as well as any costly litigation or diversion of our management's attention and resources, could delay further sales or the implementation of our solutions, impair the functionality of our solutions, delay introductions of new solutions, result in our substituting inferior or more costly technologies into our solutions, or injure our reputation.

Our business may suffer if it is alleged or determined that our technology infringes the intellectual property rights of others.

        The software industry is characterized by the existence of a large number of patents, copyrights, trademarks, trade secrets and other intellectual and proprietary rights. Companies in the software industry, including in marketing software, are often required to defend against litigation claims based on allegations of infringement or other violations of intellectual property rights. Many of our competitors and other industry participants have been issued patents and/or have filed patent applications and may assert patent or other intellectual property rights within the industry. Moreover, in recent years, individuals and groups that are non-practicing entities, commonly referred to as "patent trolls", have purchased patents and other intellectual property assets for the purpose of making claims of infringement in order to extract settlements. From time to time, we may receive threatening letters or notices or may be the subject of claims that our solutions and underlying technology infringe or violate the intellectual property rights of others. For example, as described further under Note 7, "Commitments and Contingencies" to our Consolidated Financial Statements, on November 25, 2013, we settled a complaint filed against us by iHance, Inc. alleging that a feature in our solution infringed upon certain of iHance's patents. Responding to claims, regardless of their merit, can be time consuming, costly to defend in litigation, divert management's attention and resources, damage our reputation and brand, and cause us to incur significant expenses. Our technologies may not be able to withstand any third-party claims or rights against their use. Claims of intellectual property infringement might require us to redesign our application, delay releases, enter into costly settlement or license agreements or pay costly damage awards, or face a temporary or permanent injunction prohibiting us from marketing or selling our solutions. If we cannot or do not license the infringed technology on reasonable terms or at all, or substitute similar technology from another source, our revenue and operating results could be adversely impacted. Additionally, our customers may not purchase our marketing software if they are concerned that they may infringe third-party intellectual property rights. The occurrence of any of these events may have a material adverse effect on our business.

        In our subscription agreements with our customers, we agree to indemnify our customers against any losses or costs incurred in connection with claims by a third party alleging that a customer's use of our services infringes the intellectual property rights of the third party. There can be no assurance that any existing limitations of liability provisions in our contracts would be enforceable or adequate, or would otherwise protect us from any such liabilities or damages with respect to any particular claim. Our customers who are accused of intellectual property infringement may in the future seek indemnification from us under the terms of our contracts. If such claims are successful, or if we are required to indemnify or defend our customers from these or other claims, these matters could be disruptive to our business and management and have a material adverse effect on our business, operating results and financial condition.

We are dependent on the continued participation and level of service of our third-party professional service providers and our indirect sales partners.

        We rely on third-party service providers to provide certain services to us and/or our customers, as well as indirect sales partners to pursue additional channel, agency and OEM distribution partnerships. If any of these third-party service providers stop supporting our solution or if our network of providers does not expand, we will likely have to expand our internal team to meet the needs of our customers, which could increase our operating costs and result in lower gross margins. To the extent that we are unable to recruit alternative partners, or to expand our internal team, our revenue and operating results would be harmed.

We use open source software in our products, which could subject us to litigation or other actions.

        We use open source software in our marketing software and may use more open source software in the future. From time to time, there have been claims challenging the ownership of open source software against companies that incorporate open source software into their products. As a result, we could be subject to lawsuits by parties claiming ownership of what we believe to be open source software. Litigation could be costly for us to defend, have a negative effect on our operating results and financial condition or require us to devote additional research and development resources to change our products. In addition, if we were to combine our proprietary software products with open source software in a certain manner, we could, under certain of the open source licenses, be required to release the source code of our proprietary software products. If we inappropriately use open source software, we may be required to re-engineer our products, discontinue the sale of our products or take other remedial actions.

Existing federal, state and foreign laws regulate Internet tracking software, the senders of commercial emails and text messages, website owners and other activities, and could impact the use of our marketing solution and potentially subject us to regulatory enforcement or private litigation.

        Certain aspects of how our customers utilize our solution are subject to regulations in the United States, European Union and elsewhere. New and expanding "Do Not Track" regulations have recently been enacted or proposed that protect users' right to choose whether or not to be tracked online. These regulations seek, among other things, to allow consumers to have greater control over the use of private information collected online, to forbid the collection or use of online information, to demand a business to comply with their choice to opt out of such collection or use, and to place limits upon the disclosure of information to third party websites. These policies could have a significant impact on the operation of our marketing software and could impair our attractiveness to customers, which would harm our business.

        Many of our customers and potential customers in the healthcare, financial services and other industries are subject to substantial regulation regarding their collection, use and protection of data and may be the subject of further regulation in the future. Accordingly, these laws or significant new laws or regulations or changes in, or repeals of, existing laws, regulations or governmental policy may change the way these customers do business and may require us to implement additional features or offer additional contractual terms to satisfy customer and regulatory requirements, or could cause the demand for and sales of our marketing software to decrease and adversely impact our financial results.

        In addition, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003 (CAN-SPAM Act) establishes certain requirements for commercial email messages and specifies penalties for the transmission of commercial email messages that are intended to deceive the recipient as to source or content. The CAN-SPAM Act, among other things, obligates the sender of commercial emails to provide recipients with the ability to opt out of receiving future commercial emails from the sender. In addition, the CAN-SPAM Act, regulations issued pursuant to the CAN-SPAM Act, and the Telephone Consumer Protection Act allow companies to send some types of commercial text messages only when the recipient has opted in to the receipt of such text messages. The ability of our customers' message recipients to opt out of receiving commercial emails may minimize the effectiveness of the email components of our marketing software offerings. In addition, certain states and foreign jurisdictions, such as Australia, Canada and the European Union, have enacted laws that regulate sending email, and some of these laws are more restrictive than U.S. laws. For example, some foreign laws prohibit sending unsolicited email unless the recipient has provided the sender advance consent to receipt of such email, or in other words has "opted-in" to receiving it. A requirement that recipients opt into, or the ability of recipients to opt out of, receiving commercial emails may minimize the effectiveness of our software.

        Our solutions include features that enable our customers to run sweepstakes, contests and similar events that are subject to regulation by various jurisdictions. To the extent that these regulations and the enforcement of these regulations dissuade our customers from conducting these types of events, they could impact customer demand for these features and ultimately customer demand for our solutions.

        In addition, U.S., state and foreign jurisdictions are considering and may in the future enact legislation or laws restricting the ability to conduct marketing activities in mobile, social and web channels. Any of the foregoing existing or future restrictions could require us to change one or more aspects of the way we operate our business, which could impair our ability to attract and retain customers, or increase our operating costs or otherwise harm our business. We may be unable to pass along those costs to our clients in the form of increased subscription fees.

        While these laws and regulations generally govern our customers' use of our solution, we may be subject to certain laws as a data processor on behalf of, or as a business associate of, our customers. For example, these laws and regulations governing the collection, use and disclosure of personal information include, in the United States, rules and regulations promulgated under the authority of the Federal Trade Commission, the Health Insurance Portability and Accountability Act of 1996, the Gramm-Leach-Bliley Act of 1999 and state breach notification laws, and internationally, the Data Protection Directive in the European Union and the Federal Data Protection Act in Germany. If we were found to be in violation of any of these laws or regulations as a result of government enforcement or private litigation, we could be subjected to civil and criminal sanctions, including both monetary fines and injunctive action that could force us to change our business practices, all of which could adversely affect our financial performance and significantly harm our reputation and our business.

Privacy concerns and consumers' acceptance of Internet behavior tracking may limit the applicability, use and adoption of our marketing software.

        Privacy concerns may cause consumers to resist providing the personal data necessary to allow our customers to use our service effectively. We have implemented various features intended to enable our customers to better protect consumer privacy, but these measures may not alleviate all potential privacy concerns and threats. Even the perception of privacy concerns, whether or not valid, may inhibit market adoption of our service in certain industries. In addition to government activity, privacy advocacy groups and the technology and other industries are considering various new, additional or different self-regulatory standards that may place additional burdens on us. There are numerous lawsuits in process against various technology companies that collect and use personal information. If those lawsuits are successful, it could impact the way we conduct our business and adversely affect our financial results. The costs of compliance with, and other burdens imposed by, the foregoing laws, regulations, policies and actions may limit the use and adoption of our cloud-based marketing software and reduce overall demand for it, or lead to significant fines, penalties or liabilities for any noncompliance or loss of any such action.

We may be subject to additional obligations to collect and remit sales tax and other taxes, and we may be subject to tax liability for past sales, which could harm our business.

        State, local and foreign jurisdictions have differing rules and regulations governing sales, use, value added and other taxes, and these rules and regulations are subject to varying interpretations that may change over time. In particular, the applicability of such taxes to our subscription cloud-based marketing software in various jurisdictions is unclear. Further, these jurisdictions' rules regarding tax nexus are complex and vary significantly. As a result, we could face the possibility of tax assessments and audits, and our liability for these taxes and associated penalties could exceed our original estimates. A successful assertion that we should be collecting additional sales, use, value added or other taxes in those jurisdictions where we have not historically done so and do not accrue for such taxes could result in substantial tax liabilities and related penalties for past sales, discourage customers from purchasing our application or otherwise harm our business and operating results.

Changes in tax laws or regulations that are applied adversely to us or our customers could increase the costs of our cloud-based marketing software and adversely impact our business.

        New income, sales, use or other tax laws, statutes, rules, regulations or ordinances could be enacted at any time. Any new taxes could adversely affect our domestic and international business operations, and our business and financial performance. Further, existing tax laws, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to us. These events could require us or our customers to pay additional tax amounts on a prospective or retroactive basis, as well as require us or our customers to pay fines and/or penalties and interest for past amounts deemed to be due. If we raise our prices to offset the costs of these changes, existing and potential future customers may elect not to continue or purchase our marketing software in the future. Additionally, new, changed, modified or newly interpreted or applied tax laws could increase our customers' and our compliance, operating and other costs, as well as the costs of our software. Any or all of these events could adversely impact our business and financial performance.

We are a multinational organization faced with increasingly complex tax issues in many jurisdictions, and we could be obligated to pay additional taxes in various jurisdictions.

        As a multinational organization, we may be subject to taxation in several jurisdictions around the world with increasingly complex tax laws, the application of which can be uncertain. The amount of taxes we pay in these jurisdictions could increase substantially as a result of changes in the applicable tax principles, including increased tax rates, new tax laws or revised interpretations of existing tax laws and precedents, which could have a material adverse effect on our liquidity and operating results. In addition, the authorities in these jurisdictions could review our tax returns and impose additional tax, interest and penalties, and the authorities could claim that various withholding requirements apply to us or our subsidiaries or assert that benefits of tax treaties are not available to us or our subsidiaries, any of which could have a material impact on us and the results of our operations.

The investment of our cash and cash equivalents including money market funds are subject to risks which may cause losses and affect the liquidity of these investments.

        Our investments include various money market funds which invest in securities such as United States Treasury securities, United States government agency securities, bank certificates of deposit and commercial paper. Weakened financial markets have at times adversely impacted the general credit, liquidity, market prices and interest rates for these and other types of debt securities. Additionally, changes in monetary policy by the Federal Open Market Committee and concerns about the rising United States government debt level may cause a decrease in the purchasing power of the United States dollar and adversely affect our investment portfolio. Furthermore, if there is a default or downgrade of U.S. government or agency debt securities, our investment portfolio may be adversely impacted, requiring impairment charges that could adversely affect our liquidity, financial position, results of operations or cash flows. The financial market and monetary risks associated with our investment portfolio may have a material adverse effect on our financial condition, liquidity, results of operations or cash flows.

Failure to comply with laws and regulations could harm our business.

        Our business is subject to regulation by various federal, state, local and foreign governmental agencies, including agencies responsible for monitoring and enforcing employment and labor laws, workplace safety, environmental laws, consumer protection laws, anti-bribery laws, import/export controls, federal securities laws and tax laws and regulations. In certain jurisdictions, these regulatory requirements may be more stringent than those in the United States. Noncompliance with applicable regulations or requirements could subject us to investigations, sanctions, mandatory recalls, enforcement actions, disgorgement of profits, fines, damages, civil and criminal penalties or injunctions. If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, operating results and financial condition could be harmed. In addition, responding to any action will likely result in a significant diversion of management's attention and resources and an increase in professional fees. Enforcement actions and sanctions could further harm our business, operating results and financial condition.

Catastrophic events may disrupt our business.

        We rely heavily on our data centers, network infrastructure and information technology systems for our business operations. A disruption or failure of these systems in the event of online attack, earthquake, fire, terrorist attack, power loss, telecommunications failure or other similar catastrophic event could cause system interruptions, delays in accessing our service, reputational harm and loss of critical data or could prevent us from providing our solutions to our customers. Our service is delivered from data centers operated by third parties in California, Virginia and the United Kingdom. We are headquartered and most of our employees reside in the San Francisco Bay Area, an area particularly susceptible to earthquakes, and a major earthquake or other catastrophic event could affect our employees, who may not be able to access our systems or otherwise continue to provide our solutions to our customers. We maintain a facility in Israel, and our operations there may be adversely affected by political instability or international conflict in that region. A catastrophic event that results in the destruction or disruption of our data centers, or our network infrastructure or information technology systems, or access to our systems, could affect our ability to conduct normal business operations and adversely affect our operating results.

The requirements of being a public company may strain our systems and resources, divert management's attention and be costly.

        As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934 (Exchange Act) the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley Act), the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act), and the rules and regulations of The NASDAQ Stock Market. The requirements of these rules and regulations increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly and may also place undue strain on our personnel, systems and resources.

        The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing the costly process of implementing and testing our systems to report our results as a public company, to continue to manage our growth and to implement internal controls. We are and will continue to be required to implement and maintain various other control and business systems related to our equity, finance, treasury, information technology, other recordkeeping systems and other operations. As a result of this implementation and maintenance, management's attention may be diverted from other business concerns, which could adversely affect our business. Furthermore, we rely on third-party software and system providers for ensuring our reporting obligations and effective internal controls, and to the extent these third parties fail to provide adequate service including as a result of any inability to scale to handle our growth and the imposition of these increased reporting and internal controls and procedures, we could incur material costs for upgrading or switching systems and our business could be materially affected.

        In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management's time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

        In addition, we expect these laws, rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain appropriate levels of coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee, and qualified executive officers.

        As a result of being a public company, our business and financial condition have become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the time and resources of our management and adversely affect our business and operating results.

As a public company, we are obligated to develop and maintain proper and effective internal control over financial reporting. We may not complete our analysis of our internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in our company and, as a result, the value of our common stock.

        We are required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting commencing with our annual report covering the year ending December 31, 2014. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. We may experience difficulty in meeting these reporting requirements in a timely manner, particularly if material weaknesses or significant deficiencies persist. In the past certain significant deficiencies have been identified in our internal financial and accounting controls and procedures. In addition, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012 (JOBS Act). If we are unable to comply with the requirements of Section 404 in a timely manner, the market price of our stock could decline and we could be subject to sanctions or investigations by the stock exchange on which our common stock is listed, the SEC or other regulatory authorities, which would require additional financial and management resources.

        Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm our operating results or cause us to fail to meet our reporting obligations. Any failure to implement and maintain effective internal controls also could adversely affect the results of periodic management evaluations regarding the effectiveness of our internal control over financial reporting. Ineffective disclosure controls and procedures or internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our common stock.

        Implementing any appropriate changes to our internal controls may require specific compliance training of our directors, officers and employees, entail substantial costs in order to modify our existing accounting systems, and take a significant period of time to complete. Such changes may not, however, be effective in maintaining the adequacy of our internal controls, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and could materially impair our ability to operate our business. In the event that we are not able to demonstrate compliance with Section 404 of the Sarbanes-Oxley Act in a timely manner, that our internal controls are perceived as inadequate or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results and our stock price could decline.

Changes in financial accounting standards or practices may cause adverse, unexpected financial reporting fluctuations and affect our reported operating results.

        Generally accepted accounting principles in the United States are subject to interpretation by the Financial Accounting Standards Board (FASB), the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. A change in accounting standards or practices can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may adversely affect our reported financial results or the way we conduct our business. Accounting for revenue from sales of subscriptions to software is particularly complex, is often the subject of intense scrutiny by the SEC, and will evolve as FASB continues to consider applicable accounting standards in this area.

        For example, we recognize subscription revenue in accordance with Accounting Standards Update 2009-13, Revenue Recognition (Topic 605)—Multiple-Deliverable Revenue Arrangements—a Consensus of the Emerging Issues Task Force (ASU 2009-13) (formerly known as EITF 08-01). The FASB and the SEC continue to issue interpretations and guidance for applying the relevant accounting standards to a wide range of sales contract terms and business arrangements that are prevalent in software licensing and subscription arrangements. As a result of future interpretations or applications of existing accounting standards, including ASU 2009-13, we could be required to delay revenue recognition into future periods, which would adversely affect our operating results.

        In addition, certain factors have in the past and may in the future cause us to defer recognition for subscription fees. For example, the inclusion in our customer contracts of material non-standard terms, such as acceptance criteria, could require the deferral of subscription revenue. To the extent that such contracts become more prevalent in the future our revenue may be adversely affected.

        Because of these factors and other specific requirements under accounting principles generally accepted in the United States for revenue recognition, we must have very precise terms in our arrangements in order to recognize revenue when we initially deliver our hosting services or perform our professional services. Negotiation of mutually acceptable terms and conditions can extend our sales cycle, and we may accept terms and conditions that do not permit revenue recognition at the time of delivery.

Our stock price may be volatile and may decline regardless of our operating performance resulting in substantial losses for investors purchasing shares of our stock.

        The trading prices of the securities of technology companies, including providers of software via the cloud-based model, have been highly volatile. The market price of our common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

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  actual or anticipated fluctuations in our revenue and other operating results, including as a result of the addition or loss of any number of customers;

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  announcements by us, our strategic partners or our competitors of significant technical innovations, acquisitions, strategic partnerships, joint ventures or capital commitments;

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  the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

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  failure of securities analysts to initiate or maintain coverage of us, changes in ratings and financial estimates and the publication of other news by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

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  changes in operating performance and stock market valuations of cloud-based software or other technology companies, or those in our industry in particular;

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  price and volume fluctuations in the trading of our common stock and in the overall stock market, including as a result of trends in the economy as a whole;

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  announcements by us with regard to the effectiveness of our internal controls and our ability to accurately report financial results;

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  new laws or regulations or new interpretations of existing laws or regulations applicable to our business our industry;

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  lawsuits threatened or filed against us;

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  changes in key personnel; and

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  other events or factors, including those resulting from war, incidents of terrorism or responses to these events.

        In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many technology companies. Stock prices of many technology companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies.

        In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business and adversely affect our business.

If securities or industry analysts do not continue to publish research or publish incorrect or unfavorable research about our business, our stock price and trading volume could decline.

        The trading market for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business, our market and our competitors. If no or few securities or industry analysts cover our company, the trading price for our stock would be negatively impacted. If one or more of the analysts who covers us downgrades our stock or publishes incorrect or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price or trading volume to decline.

The concentration of our capital stock ownership with insiders will likely limit your ability to influence corporate matters including the ability to influence the outcome of director elections and other matters requiring stockholder approval.

        Our executive officers, directors, current five percent or greater stockholders and affiliated entities together beneficially owned approximately 63.5% of our common stock outstanding as of December 31, 2013. As a result, these stockholders, acting together, have significant influence over all matters that require approval by our stockholders, including the election of directors and approval of significant corporate transactions. Corporate action might be taken even if other stockholders oppose them. This concentration of ownership might also have the effect of delaying or preventing a change of control of our company that other stockholders may view as beneficial.

Our ability to raise capital in the future may be limited, and our failure to raise capital when needed could prevent us from growing.

        Our business and operations may consume resources faster than we anticipate. In the future, we may need to raise additional funds to invest in future growth opportunities. Additional financing may not be available on favorable terms, if at all. If adequate funds are not available on acceptable terms, we may be unable to invest in future growth opportunities, which could seriously harm our business and operating results. If we incur debt, the debt holders would have rights senior to common stockholders to make claims on our assets, and the terms of any debt could restrict our operations, including our ability to pay dividends on our common stock. Furthermore, if we issue additional equity securities, stockholders will experience dilution, and the new equity securities could have rights senior to those of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. As a result, our stockholders bear the risk of our future securities offerings reducing the market price of our common stock and diluting their interest.

Substantial future sales of shares of our common stock by existing stockholders could depress the market price of our common stock.

        The market price for our common stock could decline as a result of the sale of substantial amounts of our common stock, particularly sales by our directors, executive officers and significant stockholders, a large number of shares of our common stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares.

        In addition, holders of an aggregate of approximately 17.2 million shares of our common stock as of December 31, 2013 have rights, subject to some conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or our stockholders.

        In addition, the shares of common stock subject to outstanding options under our equity incentive plans and the shares reserved for future issuance under our equity incentive plans have become eligible for sale in the public, subject to certain legal and contractual limitations.

Anti-takeover provisions in our charter documents and Delaware law may delay or prevent an acquisition of our company.

        Our amended and restated certificate of incorporation, amended and restated bylaws and Delaware law contain provisions that may have the effect of delaying or preventing a change in control of us or changes in our management. Our amended and restated certificate of incorporation and bylaws include provisions that:

  •
  authorize "blank check" preferred stock, which could be issued by the board without stockholder approval and may contain voting, liquidation, dividend and other rights superior to our common stock;

  •
  provide for a classified board of directors whose members serve staggered three-year terms;

  •
  specify that special meetings of our stockholders can be called only by our board of directors, the chairperson of the board, the chief executive officer or the president;

  •
  prohibit stockholder action by written consent;

  •
  establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors;

  •
  provide that our directors may be removed only for cause;

  •
  provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum;

  •
  specify that no stockholder is permitted to cumulate votes at any election of directors;

  •
  authorize our board of directors to modify, alter or repeal our amended and restated bylaws; and

  •
  require supermajority votes of the holders of our common stock to amend specified provisions of our charter documents.

        These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management.

        In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which limits the ability of stockholders owning in excess of 15% of our outstanding voting stock to merge or combine with us in certain circumstances.

        Any provision of our amended and restated certificate of incorporation or amended and restated bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock, and could also affect the price that some investors are willing to pay for our common stock.

We do not currently intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

        We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. In addition, any future financing or credit agreements may prohibit us from paying any type of dividends. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. Consequently, investors may need to sell all or part of their holdings of our common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares. Investors seeking cash dividends should not purchase our common stock.

We are an "emerging growth company" and the reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

        We are an "emerging growth company", as defined in the JOBS Act, and we are able to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced financial disclosure obligations, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved. We may take advantage of these provisions for up to five years or such earlier time that we are no longer an "emerging growth company". We would cease to be an "emerging growth company" upon the earliest to occur of: the last day of the fiscal year in which we have more than $1.0 billion in annual revenue; the date we qualify as a "large accelerated filer", with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our initial public offering. We may choose to take advantage of some but not all of these reduced reporting burdens. Because we take advantage of some of these reduced reporting requirements, the information that we provide our security holders in future filings may be different than you might get from other public companies in which you hold equity interests.

Item 1B.    Unresolved Staff Comments

        None.

Item 2.    Properties

        Our corporate headquarters and executive offices are located in San Mateo, California, where we occupy approximately 76,303 square feet of office space under a lease that expires in August 2016. We maintain additional offices in Portland, Oregon, Dublin, Ireland, Sydney, Australia and Petach Tikva, Israel.

        We lease all of our facilities, and we do not own any real property. We believe that our existing facilities are adequate for our current needs and that we will be able to lease suitable additional or alternative space on commercially reasonable terms if and when we need it.

Item 3.    Legal Proceedings

        On May 17, 2013, iHance, Inc. filed a complaint against us in the United States District Court for the Northern District of California, alleging that a salesperson email tracking feature in our Marketo Sales Insight application infringed upon certain of iHance's patents. On November 25, 2013, we entered into a confidential Settlement Agreement with iHance, Inc. settling all claims related to patent infringement suit iHance filed against us in the United States District Court for the Northern District of California on May 17, 2013. On November 27, 2013, iHance's claim against us was dismissed with prejudice by the United States District Court, Northern District of California.

        From time to time we may become involved in legal proceedings or be subject to claims arising in the ordinary course of our business. Although the results of litigation and claims cannot be predicted with certainty, we currently believe that the final outcome of these ordinary course matters will not have a material adverse effect on our business, operating results, financial condition or cash flows. Regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Item 4.    Mine Safety Disclosures

        Not applicable.

PART II

Item 5.    Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Market Information for Common Stock

        Our common stock began trading on the NASDAQ Stock Market on May 17, 2013 under the symbol "MKTO." The table below summarizes the range of high and low reported sales prices on the NASDAQ Stock Market for our common stock for the periods presented.

Quarter	High	Low
Second Quarter (from May 17, 2013)	$26.77	$17.20
Third Quarter	$39.80	$21.15
Fourth Quarter	$39.50	$28.31

Stockholders

        As of February 28, 2014, there were approximately 148 holders of record of our common stock. However, because many of our shares of common stock are held by brokers and other institutions on behalf of stockholders, we are unable to accurately estimate the total number of stockholders represented by these record holders.

Dividends

        We have never declared or paid any cash dividends on our common stock. We currently anticipate that we will retain future earnings to fund development and growth of our business and to repurchase our common stock, and do not anticipate paying cash dividends in the foreseeable future.

Performance Graph

        This performance graph shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the company under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act.

        The following graph shows a comparison from May 17, 2013 (the date our common stock commenced trading on the NASDAQ) through December 31, 2013 of the cumulative total return for our common stock, the NASDAQ Internet Index and the S&P 500 Index. Such returns are based on historical results and are not intended to suggest future performance.

Comparison of Cumulative Total Return

Recent Sales of Unregistered Securities

        None

Use of Proceeds from Public Offering of Common Stock

        On May 17, 2013, we closed our initial public offering (IPO) whereby 6,059,509 shares of common stock, which included 5,750,000 shares of common stock sold by us (and does not include 908,926 shares of common stock from the full exercise of the overallotment option of shares granted to the underwriters), and 309,509 shares of common stock sold by the selling stockholders, at a price of $13.00 per share. The offer and sale of all of the shares in the initial public offering were registered under the Securities Act pursuant to a registration statement on Form S-1 (File No. 333-187689). Goldman, Sachs & Co., Credit Suisse, UBS Investment Bank, Canaccord Genuity, Raymond James and JMP Securities acted as the underwriters. We did not receive any proceeds from the sales of shares by the selling stockholders. We received aggregate proceeds of approximately $69.5 million (excluding proceeds from the full exercise of the overallotment option of shares granted to the underwriters), net of underwriters' discounts and commissions applicable to the sale of shares sold by us of $5.2 million, but before the deduction of offering costs of approximately $3.4 million. There has been no material change in the planned use of proceeds from our initial public offering as described in our final prospectus filed with the SEC on May 17, 2013 pursuant to Rule 424(b) of the Securities Act.

        On September 13, 2013, we closed a follow-on public offering of 6,000,000 shares of common stock, which included 662,498 shares of common stock sold by us and 5,337,502 shares of common stock sold by selling stockholders. The public offering price of the shares sold in the follow-on offering was $35.50 per share. We received aggregate proceeds of approximately $22.5 million from the follow-on offering, net of underwriters' discounts and commissions applicable to the sale of shares sold by us of $1.0 million, but before the deduction of offering costs of approximately $0.7 million. We did not receive any proceeds from the sale of shares by the selling stockholders. The offer and sale of all of the shares in the follow-on offering were registered under the Securities Act pursuant to a registration statement on Form S-1 (File No. 333-190903). Goldman, Sachs & Co., Credit Suisse, Wells Fargo Securities, Canaccord Genuity, Raymond James and JMP Securities acted as the underwriters. There has been no material change in the planned use of proceeds from the follow-on offering as described in our final prospectus filed with the SEC on September 13, 2013 pursuant to Rule 424(b).

        We invested the funds received in registered money market funds.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

        None

Securities Authorized for Issuance Under Equity Compensation Plans

        Information regarding securities authorized for issuance under equity compensation plans is incorporated by reference from our Proxy Statement to be filed for our 2014 Annual Meeting of Stockholders.

Item 6.    Selected Financial Data

        The following selected financial data are derived from our consolidated financial statements. This data should be read in conjunction with the consolidated financial statements and notes thereto, and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations".

	Year Ended December 31,
	2013	2012	2011	2010	2009
	(in thousands, except share and per share data)
Consolidated Statements of Operations Data:
Revenue:
Subscription and support	$85,095	$52,756	$29,823	$13,473	$4,478
Professional services and other	10,823	5,657	2,569	559	—

Total revenue	95,918	58,413	32,392	14,032	4,478

Cost of revenue(1):
Subscription and support	24,681	16,216	9,386	4,612	2,128
Professional services and other	13,298	8,442	5,550	2,534	—

Total cost of revenue	37,979	24,658	14,936	7,146	2,128

Gross profit:
Subscription and support	60,414	36,540	20,437	8,861	2,350
Professional services and other	(2,475)	(2,785)	(2,981)	(1,975)	—

Total gross profit	57,939	33,755	17,456	6,886	2,350

Operating expenses(1):
Research and development	23,321	18,799	10,677	5,498	2,573
Sales and marketing	62,769	37,776	23,088	11,019	4,921
General and administrative	18,655	11,388	6,154	2,135	1,206

Total operating expenses	104,745	67,963	39,919	18,652	8,700

Loss from operations	(46,806)	(34,208)	(22,463)	(11,766)	(6,350)
Other income (expense), net	(526)	(158)	(137)	(50)	8

Loss before provision for income taxes	(47,332)	(34,366)	(22,600)	(11,816)	(6,342)
Provision for income taxes	28	19	6	1	1

Net loss	$(47,360)	$(34,385)	$(22,606)	$(11,817)	$(6,343)

Net loss per share of common stock, basic and diluted	$(1.92)	$(12.26)	$(9.94)	$(5.99)	$(4.43)

Shares used in computing net loss per share of common stock, basic and diluted	24,709	2,806	2,274	1,972	1,432

(1)
Amounts include stock-based compensation expense as follows:

	Year Ended December 31,
	2013	2012	2011	2010	2009
	(in thousands)
Cost of subscription and support revenue	$496	$216	$108	$50	$5
Cost of professional services and other revenue	690	169	49	8	—
Research and development	2,084	575	294	73	25
Sales and marketing	2,293	966	509	57	14
General and administrative	2,512	1,046	349	131	14

Total stock-based compensation expense	$8,075	$2,972	$1,309	$319	$58

	Year Ended December 31,
Consolidated Balance Sheet Data:	2013	2012	2011	2010	2009
	(in thousands)
Cash and cash equivalents	$128,299	$44,247	$67,400	$34,457	$8,906
Working capital	88,338	28,346	59,651	31,579	8,289
Total assets	205,839	79,156	79,738	39,551	11,601
Total indebtedness	7,559	3,640	—	—	—
Deferred revenue	41,356	20,642	10,968	4,552	1,671
Total liabilities	77,397	35,592	18,430	7,335	2,862
Convertible preferred stock	—	119,121	106,821	56,887	21,976
Total stockholders' equity	128,442	43,564	61,308	32,216	8,739

Item 7.    Management's Discussion and Analysis of Financial Condition and Results of Operations

        The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included under Item 8 of this Annual Report on Form 10-K. The following discussion contains forward-looking statements including, but not limited to statements referencing our expectations relating to future revenues, expenses and operating margins. Our forward-looking statements and factors that might cause future actual results to differ materially from our recent results or those projected in the forward-looking statements include, but are not limited to those discussed in the section titled "Special Note Regarding Forward-Looking Statements" and "Risk Factors" of this Annual Report on Form 10-K. Except as required by law, we assume no obligation to update the forward-looking statements or our risk factors for any reason.

Overview

        We are the provider of a leading cloud-based marketing software platform that enables organizations to engage in modern relationship marketing. Our software platform is designed to enable the effective execution, management and analytical measurement of marketing activities, helping organizations to acquire new customers more efficiently, build stronger relationships with existing customers, improve sales effectiveness and drive faster revenue growth. On our platform, we deliver an easy-to-use, integrated suite of advanced applications, which today include Marketing Automation, Social Marketing, Sales Insight, Revenue Analytics, Marketing Management, and Real-time Personalization. To enable our customers to obtain maximum value from our platform, we have created an ecosystem of third-party applications, as well as a network of resources to foster marketing thought leadership, sharing and collaboration among our users. Furthermore, we provide our customers with expert professional services, delivered by marketers, for marketers, to enable rapid time to value through effective implementation and usage of our solutions.

        We designed our platform to be valuable across large enterprises and Small and Medium Businesses (SMBs) that sell to both businesses and consumers in virtually any industry. We market and sell our products directly and through a growing network of distribution partners. Our client base is diverse, with 3,001 customers as of December 31, 2013 across a wide range of industries including business services, consumer, financial services, healthcare, manufacturing, media, technology and telecommunications. Representative customers include one or more divisions of the following companies: Capgemini, CenturyLink, Citrix, Gannett, General Electric, Medtronic, Moody's, Panasonic, Symantec and Sony. Except for a single customer in 2011 who was slightly over 1%, no single customer represented more than 1% of subscription and support revenue in 2013, 2012 and 2011. For each of the years ended December 31, 2013, 2012 and 2011, our 20 largest customers accounted for less than 10% of our total revenue. Our subscription dollar retention rate was approximately 100% for each of 2013, 2012 and 2011.

        We deliver our solutions entirely through a multi-tenant cloud-based, or Software as a Service (SaaS), architecture which customers can configure to their specific needs. We initially focused our selling efforts on the SMB market, but beginning in late 2010, to address growing enterprise demand, we began to invest in an enterprise sales organization. We define the SMB market as companies with fewer than 1,500 employees and the enterprise market as companies with 1,500 or more employees. The percentage of our subscription and support revenue from enterprise customers was 26% in 2013.

        Our direct sales force has separate sales teams for the enterprise market and for the SMB market. Within our direct sales force, we also have a team that is responsible for selling to existing customers, who may renew their subscriptions, increase their usage of our platform and applications, acquire additional applications from our product family, or broaden the deployment of our solutions across their organizations. In addition, we have indirect sales teams that sell to distributors, agencies, resellers and OEMs, who in turn resell or use our platform to provide managed marketing services to their end customers. To date, substantially all of our revenue has been derived from direct sales, but we intend to invest in our indirect sales teams to increase indirect revenue as a percentage of our total revenue over time.

        We provide our solutions on a subscription basis and we generated revenue of $95.9 million, $58.4 million, $32.4 million in 2013, 2012 and 2011, respectively, representing year-over-year increases of 64% and 80%, respectively. We derive most of our revenue from subscriptions to our cloud-based software and related customer support services. Subscription and support revenue accounted for 89%, 90% and 92% of our total revenue in 2013, 2012 and 2011, respectively. We price our products based on customer usage measures, which can include the number of leads in each customer's database and the number of user seats authorized to access our service. Our subscription contracts generally range in length from one quarter to three years.

        We had net losses of $47.4 million, $34.4 million and $22.6 million in 2013, 2012 and 2011, respectively, due to increased investments in our growth.

        Professional services revenue accounted for 11%, 10% and 8% of our total revenue in 2013, 2012 and 2011, respectively. Our software is designed to be ready to use immediately upon provisioning of a new customer subscription. However, we believe that our customers' success is enhanced by the effective use of modern relationship marketing strategies performed with our software, which we foster primarily through the sale and delivery of expert services that educate our customers on the best use of our solutions as well as assist in the implementation of our solution. In addition, some of our customers require services to support integrating their existing systems with our solution. Enterprise customers exhibit a higher demand for all of these services. Over the near term, due to market demand for expertise in modern relationship marketing, we expect our professional services revenue to grow at a faster rate than our subscription and support revenue, and therefore, to increase as a percentage of our total revenue. In addition, we also partner with third party consulting organizations that provide similar services to our customers in connection with their use of our platform.

        Our customer base has grown from over 200 at the end of 2009 to 3,001 at the end of 2013, which has resulted in rapid revenue growth. We generate the majority of our revenue in the United States; however, we are focused on growing our international business. Revenue generated from our international customers was 14.5%, 12.8% and 10.7% of our total revenue in 2013, 2012 and 2011, respectively.

        We have focused on rapidly growing our business and plan to continue to invest in growth. We expect our cost of revenue and operating expenses to continue to increase in absolute dollars in future periods. Marketing and sales expenses are expected to increase as we continue to expand our sales teams, increase our marketing activities and grow our international operations. Research and development expenses are expected to increase in absolute dollars to support the enhancement of our existing products and the development of new products. We also intend to invest in maintaining a high level of customer service and support which we consider critical for our continued success. We plan to continue investing in our data center infrastructure and services capabilities in order to support continued future customer growth. We also expect to incur additional general and administrative expenses as a result of both our growth and the infrastructure required to be a public company. Considering our plans for investment, we do not expect to be profitable in the near term and, in order to achieve profitability, we will need to grow revenue at a rate faster than our investments in cost of revenue and operating expenses.

        Since our inception, we financed our operations through cash collected from customers as well as preferred equity financings, our initial public offering and concurrent private placement completed in May 2013, and our follow-on public offering completed in September 2013. We also maintain an equipment financing facility. As of December 31, 2013, we had outstanding borrowings of $7.6 million under this facility.

Key Business Metrics

        We use the following key metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions.

  •
  Number of Customers.  Since we launched our first product we have made the expansion of our customer base a priority. We believe that our ability to expand our customer base is an indicator of our market penetration, the growth of our business and our potential future business opportunities. We define the number of customers at the end of any particular period as the number of customers with paid subscriptions to our software platform at the end of the period. Multiple companies or divisions within a single consolidated enterprise that each have a separate paid subscription to our platform are each treated as a separate customer. In cases where our customers have subscriptions to our platform obtained through resellers or other distributors, each end customer is counted separately. As of December 31, 2013, we had 3,001 customers.

  •
  Subscription Dollar Retention Rate.  We believe that our subscription dollar retention rate provides insight into our ability to retain and grow revenue from our customers, as well as their potential long-term value to us. Accordingly, we compare the aggregate monthly subscription revenue of our customer base in the last month of the prior year fiscal quarter, which we refer to as Retention Base Revenue, to aggregate monthly subscription revenue generated from the same group in the last month of the current quarter, which we refer to as Retained Subscription Revenue. Our Subscription Dollar Retention Rate is calculated on an annual basis by first dividing Retained Subscription Revenue by Retention Base Revenue, and then using the weighted average Subscription Dollar Retention Rate of the four fiscal quarters within the year. Our Subscription Dollar Retention Rate was approximately 100% for each of 2013, 2012 and 2011.

Key Components of Consolidated Statements of Operations

Revenue

        We generate revenue principally from fixed commitment subscription contracts under which we provide customers with various services, principally access to our cloud-based software platform as well as related customer support. We sell these services under contractual agreements that are typically one year in length, but which range from one quarter to three years based upon the needs of the individual customer. We believe this flexibility in contract duration is important to meet the needs of customers of differing sizes and circumstances. A customer typically commits to fixed fees for the service term, which may be adjusted upward based on expanded usage volumes. Revenue from these agreements is recognized ratably over the period of service and any revenue that does not meet recognition criteria is recorded as deferred revenue on our balance sheet.

        We invoice customers on varying billing cycles, primarily quarterly and annually; therefore, our deferred revenue balance represents the billed portion of our customer contracts. The customer mix that is billed quarterly or annually fluctuates from quarter to quarter and, therefore, billing frequency and deferred revenue is not fully predictable. In the fourth quarter of 2013, we changed our billing policy to invoice upon contract signature rather than on subscription start date. This change resulted in a $4.1 million increase in deferred revenue at December 31, 2013. Consequently, changes in deferred revenue may not be indicative of revenue growth in any given future period. Fees payable under our subscription contracts are generally due in full and non-refundable regardless of the actual use of the service.

        Professional services revenue consists of fees associated with providing expert services that educate and assist our customers on the best use of our solutions as well as assist in the implementation of our solution. Historically, our professional and enablement services for our SMB customers were bundled as part of our subscription services at no additional fee to our customers. However, in November 2011, we began to charge a separate fixed fee for implementation and initial education for users of a new subscription. Most of our professional services contracts for our SMB customers are recognized over three to six months. Professional services for our enterprise customers are typically priced on a time-and-materials basis. We recognize revenue for these contracts as the work is performed, and the customer is billed. Our time-and-materials professional services are generally billed monthly in arrears based on actual hours of work delivered and expenses incurred.

Cost of Revenue

        Cost of subscription revenue primarily consists of expenses related to hosting our service and providing support to our customers. These expenses are comprised of data center operations costs and personnel and related costs directly associated with our cloud infrastructure, customer support and customer success organizations, including salaries, benefits, bonuses and stock-based compensation, as well as allocated overhead. Overhead associated with facilities, information technology (IT) and depreciation, excluding depreciation related to our data center infrastructure, is allocated to our cost of revenue and operating expenses based on headcount.

        In the latter half of 2012, to improve the responsiveness and cost efficiency of our data center operations, we began an effort to transition from a managed hosting service provider to co-location data center facilities for which we purchased and now manage our own computer equipment and systems. This effort increased our costs in the latter half of 2012 and the first six months of 2013 due to expenses associated with the project. We completed this data center transition in the fourth quarter of 2013. We believe these efforts have resulted in improved cost efficiencies resulting in improved gross margins and will continue to provide benefits over the longer term as our business scales.

        Cost of professional services and other revenue consists primarily of personnel and related costs directly associated with our professional services and education organizations, including salaries, benefits, bonuses and stock-based compensation, the costs of sub-contracted third-party vendors, as well as allocated overhead.

Research and Development Expenses

        Research and development expenses consist primarily of personnel costs for our product development employees and executives. Also included are non-personnel costs such as professional fees payable to third-party development services, license and subscription fees for software development tools, and an allocation of our general overhead expenses. A substantial portion of our research and development efforts are focused on enhancing our software architecture and adding new features and functionality to our platform and we anticipate continuing to invest in innovation and technology development.

        We believe that continued investment in our technology is important for our future growth, and as a result, we expect our research and development expenses to increase in absolute dollars in future periods, although they may fluctuate as a percentage of total revenue.

Sales and Marketing Expenses

        Sales and marketing expenses consist primarily of personnel costs for our sales, marketing and business development employees and executives, including commissions earned by our sales and marketing personnel, which are expensed when a customer contract is executed. Also included are the costs of our lead generation marketing and brand awareness programs. Our marketing programs include a broad mix of paid marketing activities, such as digital content marketing, search engine marketing and social media marketing campaigns, including the use of our own marketing applications, as well as traditional offline advertising, direct mail and public relations. We also incur other non-personnel costs such as professional fees and an allocation of our general overhead expenses. In addition, we invest in several key industry events offered by our partners, as well as our own annual user conference.

        We plan to continue investing in sales and marketing globally by increasing the number of direct and indirect sales personnel, expanding our domestic and international marketing activities, building brand awareness and sponsoring additional marketing events in an effort to add new customers and increase revenue from our existing customer base. We expect sales and marketing expenses to increase in absolute dollars and remain our largest expense in absolute dollars and as a percentage of revenues, although they may fluctuate as a percentage of total revenue.

General and Administrative Expenses

        General and administrative expenses consist primarily of personnel costs for our administrative, legal, human resources, finance and accounting employees. Also included are non-personnel costs, such as travel-related expenses, legal and other professional fees and other corporate expenses, along with an allocation of our general overhead expenses. We expect to incur incremental costs associated with supporting the growth of our business, both in terms of size and geographical diversity, and to meet the increased compliance requirements associated with operating as a public company. Those costs include increases in our accounting, human resources, IT and legal personnel, additional consulting, legal and audit fees, insurance costs, board members' compensation and the costs of achieving and maintaining compliance with Section 404 of the Sarbanes-Oxley Act. As a result, we expect our general and administrative expenses to increase in absolute dollars as we continue to expand our business and infrastructure to support being a public company although they may fluctuate as a percentage of total revenues.

Other Income (Expense), Net

        Other income (expense), net consists primarily of interest expense, interest income and foreign exchange gains and losses. Interest expense represents interest paid on debt from our equipment financing facility. Interest income represents interest received on our cash and investments.

Critical Accounting Policies and Significant Judgments and Estimates

        Our management's discussion and analysis of financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported revenue and expenses during the reporting periods. These items are monitored and analyzed by us for changes in facts and circumstances, and material changes in these estimates could occur in the future. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Changes in estimates are reflected in reported results for the period in which they become known. Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition

        We derive our revenue from two sources:

  •
  Subscription and support revenue.  Subscription and support revenue consists of subscription fees from customers accessing our cloud-based software platform and applications, as well as related customer support services; and

  •
  Professional services and other revenue.  Professional services and other revenue consists of fees associated with providing expert services that educate and assist our customers on the best use of our solutions as well as assist in the implementation of our solution.

        Revenue recognition commences when all of the following conditions are met:

  •
  Persuasive evidence of an arrangement exists;

  •
  Delivery or performance has occurred;

  •
  Fees are fixed or determinable; and

  •
  Collectability is reasonably assured.

        In the majority of instances, revenue from new customers is generated under sales agreements with multiple elements, comprised of subscription and support fees from customers accessing our cloud based application suite and professional consultation services. We evaluate each element in a multiple-element arrangement to determine whether it represents a separate unit of accounting. An element constitutes a separate unit of accounting when the delivered item has standalone value and delivery of the undelivered element is probable and within our control. Subscription and support have standalone value because they are routinely sold separately by us. Most of the professional services have standalone value because we have sold professional services separately, and there are several third party vendors that routinely provide similar professional services to our customers on a standalone basis. For professional services that do not have standalone value, revenue is recognized ratably over the related subscription period, not to exceed billings amounts. Prior to the fourth quarter of 2011, some of our professional services did not have stand-alone value because they were sold together with the subscription and support services. As such, revenue was recognized ratably over the related subscription period, not to exceed billings amounts.

        In October 2009, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2009-13, Revenue Recognition (Topic 605): Multiple Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force (ASU 2009-13), which amended the previous multiple deliverable arrangements' accounting guidance. ASU 2009-13 amended the accounting standards for multiple-element revenue arrangements to:

  •
  Provide updated guidance on whether multiple deliverables exist, how the elements in an arrangement should be separated, and how the consideration should be allocated;

  •
  Require an entity to allocate revenue in an arrangement using estimated selling prices (ESP) of each element if a vendor does not have vendor specific objective evidence of selling price (VSOE) or third party evidence of selling price (TPE); and

  •
  Eliminate the use of the residual method and require a vendor to allocate revenue using the relative selling price method, which eliminated the requirement to have VSOE of fair value on undelivered elements for revenue recognition.

        We adopted this accounting guidance prospectively beginning January 1, 2011, for applicable arrangements entered into or materially modified on or after January 1, 2011 (the beginning of our fiscal year).

        Prior to the adoption of ASU 2009-13, we were not able to establish VSOE of fair value for the undelivered elements, which in most instances was subscription and support services. As a result, we typically recognized subscription, support and professional services revenue ratably over the subscription and support contract period and presented subscription and support revenue and professional services revenue in the consolidated statements of operations and comprehensive loss based on the respective contractual prices.

        As a result of the adoption of ASU 2009-13, we allocate total arrangement fees to each element in a multiple-element arrangement based on the relative selling price hierarchy of each element. The amount of arrangement fee allocated to each element is limited by contingent revenue, if any.

        The relative selling price hierarchy consists of the following: Selling price for a deliverable is based on its 1) VSOE, if available, 2) TPE, if VSOE is not available, or 3) ESP, if neither VSOE nor TPE is available. Because we have been unable to establish VSOE or TPE for the elements of our arrangements, we establish the ESP for each element primarily by considering the median of actual sales prices of each type of subscription and support sold and the weighted average of actual sales prices of professional services sold. For subscription and support arrangements, management considered other factors such as database sizes, pricing practices and market considerations.

        Subscription and support revenue is recognized commencing upon delivery of our cloud-based services, which is the date a new subscription is provisioned and made available to a new customer, or new or expanded capabilities are provisioned and added to an existing subscription, provided that all of the other revenue recognition criteria are first met, referred to as the "Commencement Date". Subscription and support revenue is recognized from the Commencement Date ratably thereafter over the remaining contractual term, which is generally three to 36 months. Amounts that have been invoiced are recorded in accounts receivable and in deferred revenue or revenue, depending on whether the revenue recognition criteria have been met.

        Professional services and other have stand-alone value from the related subscription services. The majority of our professional services contracts are offered on a time and material basis. When these services are not combined with subscription and support revenue in a multiple-element arrangement, services revenue is recognized as the services are rendered. In 2011, our professional services also consisted of a small number of fixed price contracts, where revenue is recognized on a proportional performance method, based on input measures, which include making reasonably dependable estimates of the total effort to complete the project. Certain standard and non-standard professional service arrangements include customer acceptance provisions. Services provided under arrangements that include customer acceptance provisions are typically provided on a time and material basis, and the revenue is deferred and recognized upon customer acceptance of the service deliverable.

        Our professional services also consist of short-term implementation services, which are offered at a flat fee. The enablement services teams assist customers with standard adoption procedures for our platform. Most such enablement services consist of short-term (usually spanning 90 days) "use it or lose it" services to assist customers with standard implementation and to implement the customer's first marketing campaign, which are offered at a flat fee. Such flat fees are recognized over the 90 day period.

        Education revenue is recognized after the services are performed.

        Sales and other taxes collected from customers to be remitted to government authorities are excluded from revenue.

        Cost of subscriptions, support, professional services and other revenue are expensed as incurred. Cost of subscription and support revenue primarily consists of expenses related to hosting our service and providing support to our customers. These expenses are comprised of data center operations costs and personnel and related costs directly associated with our cloud infrastructure, customer support and customer success organizations, including salaries, benefits, bonuses and stock-based compensation, as well as allocated overhead. Overhead associated with facilities and depreciation, excluding depreciation related to our data center infrastructure, is allocated to our cost of revenue and operating expenses based on headcount. Cost of professional services and other revenue consists primarily of personnel and related costs directly associated with our professional services and training organizations, including salaries, benefits, bonuses and stock-based compensation, the costs of sub-contracted third-party vendors, as well as allocated overhead.

Allowance for Doubtful Accounts

        Trade accounts receivable are carried at the original invoiced amount less an allowance made for doubtful accounts. We maintain an allowance for doubtful accounts based on the probability of future collection. When we become aware of circumstances that may decrease the likelihood of collection, we record a specific allowance against amounts due which reduces the net receivable to the amount that management reasonably believes will be collected. For all other customers, we determine the adequacy of the allowance based on historical loss patterns, the number of days that billings are past due and an evaluation of the potential risk of loss associated with specific accounts. We review the allowance for doubtful accounts monthly and write off receivable balances which are deemed to be uncollectible. Increases in the allowance are recorded in general and administrative to expense in the period incurred. We do not have any off balance sheet credit exposure related to our customers.

Business Combinations

        When we acquire businesses, we allocate the purchase price to tangible assets and liabilities, and identifiable intangible assets acquired. Any residual purchase price is recorded as goodwill. The allocation of the purchase price requires management to make significant estimates in determining the fair values of assets acquired and liabilities assumed, especially with respect to intangible assets. These estimates are based on historical experience and information obtained from the management of the acquired companies. These estimates can include, but are not limited to, the cash flows that an asset is expected to generate in the future, the appropriate weighted-average cost of capital, and the cost savings expected to be derived from acquiring an asset. These estimates are inherently uncertain and unpredictable. In addition, unanticipated events and circumstances may occur which may affect the accuracy or validity of such estimates.

Goodwill and Other Intangible Assets

        We review the carrying value of goodwill for impairment annually and whenever events or changes in circumstances indicate that the carrying value of goodwill may exceed its fair value. Conditions that could trigger a more frequent impairment assessment include, but are not limited to, a significant adverse change in certain agreements, significant underperformance relative to historical or projected future operating results, an economic downturn in customers' industries, increased competition, a significant reduction in our stock price for a sustained period or a reduction of our market capitalization relative to net book value. Additionally, we are required to test our goodwill for impairment at the reporting unit level. Currently, our goodwill is evaluated at the entity level as there is only one reporting unit.

        The goodwill impairment test is a two-step process. The first step compares the fair value of each reporting unit with its respective carrying amount, including goodwill. If the fair value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is not considered to be impaired, and the second step of the impairment test is unnecessary. The second step in the goodwill impairment test compares the implied fair value of each reporting unit's goodwill with the respective carrying amount of that goodwill. If the carrying amount of the reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment loss would be recognized in an amount equal to any such excess.

        Determining the fair value of a reporting unit is subjective and requires judgment at many points during the test. Actual results may differ materially from these estimates. The estimates we make in determining the fair value of our reporting unit involve the application of judgment, which could affect the timing and size of any future impairment charges. Impairment of our goodwill could significantly affect our operating results and financial position.

        During 2013, we completed the first step of our annual impairment test in which we compared the carrying value of the reporting unit to our enterprise value. As a result of this analysis, we determined that the value of our reporting unit is substantially in excess of its carrying value and therefore determined that the reporting unit was not at risk of failing the first step of the impairment test and that it was not necessary to perform the second step of the impairment test.

        We continually evaluate whether events or circumstances have occurred that indicate that the estimated remaining useful life of our long-lived assets may warrant revision or that the carrying value of these assets may be impaired. Any write-downs are treated as permanent reductions in the carrying amount of the assets. We must use judgment in evaluating whether events or circumstances indicate that useful lives should change or that the carrying value of assets has been impaired. Any resulting revision in the useful life or the amount of an impairment also requires judgment. Any of these judgments could affect the timing or size of any future impairment charges. Revision of useful lives or impairment charges could significantly affect our operating results and financial position.

Capitalized Software Development Costs

        Costs incurred to develop our cloud-based platform and applications consist of (a) certain external direct costs of materials and services incurred in developing or obtaining internal-use computer software and (b) payroll and payroll-related costs for employees who are directly associated with, and who devote time to, a given project. These costs generally consist of internal labor during configuration, coding and testing activities. Research and development costs incurred during the preliminary project stage or costs incurred for data conversion activities, training, maintenance and general and administrative or overhead costs are expensed as incurred. Capitalization begins when the preliminary project stage is complete, management with the relevant authority authorizes and commits to the funding of the software project, it is probable the project will be completed, and the software will be used to perform the functions intended and certain functional and quality standards have been met. Capitalized software development costs are generally amortized on a straight-line basis over the technology's estimated useful life of approximately three years. Amortization expense during the years ended December 31, 2013, 2012 and 2011 were $166,000, $143,000 and $181,000, respectively.

        Costs incurred during the operating stage of our software applications relating to upgrades and enhancements that are essentially maintenance or do not have a useful life longer than one year are not capitalized. Costs that cannot be separated between maintenance of, and minor upgrades and enhancements to, internal-use software are expensed as incurred.

Income Taxes

        As part of the process of preparing our consolidated financial statements we are required to estimate our taxes in each of the jurisdictions in which we operate. We account for income taxes in accordance with the asset and liability method. Under this method, deferred tax assets and liabilities are recognized based on temporary differences between the financial reporting and income tax bases of assets and liabilities using statutory rates. In addition, this method requires a valuation allowance against net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. We have provided a full valuation allowance against our net deferred tax assets at December 31, 2013, 2012 and 2011.

Stock-Based Compensation

        We measure compensation expense related to our stock options granted to employees and consultants based upon the fair market value as of the date of the award using the Black-Scholes option-pricing model. We recognize stock-based compensation cost as an expense ratably on a straight-line basis over the requisite service period which is generally the vesting period of the respective award.

        We measure compensation expense related to our restricted stock units (RSU) granted to employees based on the value of our common stock on the date of grants. RSUs granted prior to the IPO were subject to time-based vesting, which generally occurs over a period of two or four years, and a performance-based condition, which was satisfied upon our initial public offering. RSUs granted subsequent to the IPO are subject to time-based vesting, which generally occurs over a period of two or four years.

Recently Adopted Accounting Standards

        For recent accounting pronouncements, see Note 1 of our accompanying Notes to Consolidated Financial Statements included in Part II, Item 8, "Financial Statements and Supplementary Data" of this Annual Report on Form 10-K.

Results of Operations for Fiscal Years 2013, 2012 and 2011

        The following tables set forth our results of operations for the periods presented and as a percentage of our total revenue for those periods. The period-to-period comparison of financial results is not necessarily indicative of financial results to be achieved in future periods.

	Year Ended December 31,
	2013	2012	2011
Consolidated Statements of Operations Data:
Revenue:
Subscription and support	88.7%	90.3%	92.1%
Professional services and other	11.3	9.7	7.9

Total revenue	100.0	100.0	100.0

Cost of revenue:
Subscription and support	25.7	27.8	29.0
Professional services and other	13.9	14.5	17.1

Total cost of revenue	39.6	42.2	46.1

Gross profit:
Subscription and support	63.0	62.6	63.1
Professional services and other	-2.6	-4.8	-9.2

Total gross profit	60.4	57.8	53.9

Operating expenses:
Research and development	24.3	32.2	33.0
Sales and marketing	65.4	64.7	71.3
General and administrative	19.4	19.5	19.0

Total operating expenses	109.2	116.3	123.2

Loss from operations	-48.8	-58.6	-69.3
Other income (expense), net	-0.5	-0.3	-0.4
Loss before provision for income taxes	-49.3	-58.8	-69.8
Provision for income taxes	0.0	0.0	0.0

Net loss	-49.4%	-58.9%	-69.8%

*
Percentages are based on actual values. Totals may not sum due to rounding.

Year Ended December 31, 2013 Compared to Year Ended December 31, 2012

Revenue

	2013	2012	$ Change	% Change
	(in thousands, except percentages)
Subscription and support	$85,095	$52,756	$32,339	61.3%
Professional services and other	10,823	5,657	5,166	91.3%

Total revenue	$95,918	$58,413	$37,505	64.2%

Percentage of revenues:
Subscription and support	88.7%	90.3%
Professional services and other	11.3%	9.7%

Total	100.0%	100.0%

        During 2013, total revenue increased $37.5 million, or 64%, compared to 2012, due to the increase in subscription and support revenue of $32.3 million and an increase in professional services revenue of $5.2 million.

        The increase in subscription and support revenue was primarily attributable to (1) growth in our total customer count primarily from the SMB market, (2) upsell of additional products either during the subscription term or at the point of subscription renewal, (3) the customers we acquired in 2013 who generally had larger record databases, on average, managed by our solution than those of the customers we acquired in 2012 and (4) volume and price increases resulting from the lapsing of introductory discounts on subscriptions.

        Of the total increase in subscription and support revenue for the year ended 2013, 47% was attributable to revenue from new customers acquired from January 1, 2013 through December 31, 2013, and 53% was attributable to revenue from customers existing on or before December 31, 2012.

        The increase in professional services revenue resulted from increased delivery of services across our customer base. A majority of this increase was attributable to SMB customers as they continue to comprise a larger proportion of our business. However, during the fourth quarter of 2012 and the first three quarters of 2013, we added a higher proportion of enterprise customers who typically exhibit a higher demand for professional services than our SMB customers. We expect professional services revenue from enterprise customers to comprise a larger proportion of such revenue in the future.

Cost of Revenue and Gross Margin

	2013	2012	$ Change	% Change
	(in thousands, except percentages)
Cost of revenue:
Subscription and support	$24,681	$16,216	$8,465	52.2%
Professional services and other	13,298	8,442	4,856	57.5%

Total cost of revenue	$37,979	$24,658	$13,321	54.0%

Gross margin:
Subscription and support	71.0%	69.3%
Professional services and other	-22.9%	-49.2%
Total gross margin	60.4%	57.8%

        Cost of subscription and support increased due to the following:

2013 vs. 2012
(in thousands)
Personnel-related costs	$3,836
Depreciation and amortization	2,497
Facilities and IT allocations	826
Software subscriptions	530
Hosting costs	325
Various other items	451

$8,465

        The increase in cost of subscription and support in 2013 compared to 2012 primarily reflects increases in personnel-related costs and depreciation expense. We increased headcount to support our customer growth, and to a lesser extent, to support our transition to co-location data center facilities. During 2012, to improve the responsiveness and long-term cost efficiency of our data center operations, we began an effort to transition from our managed hosting service provider to co-location data center facilities for which we have purchased and are managing our own computer equipment and systems. As a result, we hired additional personnel associated with the project, resulting in increased personnel costs and facilities and IT allocations due to higher headcount, depreciation expense and software subscription costs associated with this project. The increase in hosting costs in 2013 reflects the overall increase in computing and network capacity to support our customer growth.

        Our subscription and support gross margin was 71.0% and 69.3% for 2013 and 2012, respectively. The slight increase in subscription and support gross margin in 2013 compared to 2012 reflects the decreased use of our managed hosting service provider primarily during the last half of 2013 as we completed our transition to our co-location data center facilities. This increase in subscription and support gross margin in 2013 was partially offset by an increase in hosting costs as a result of an overall increase in use of computing and network capacity to support our customer growth.

        Cost of professional services and other increased due to the following:

2013 vs. 2012
(in thousands)
Personnel-related costs	$2,974
Consulting	1,110
Facilities and IT allocations	405
Various other items	367

$4,856

        The increase in cost of professional services and other in 2013 compared to 2012 was primarily due to an increase in personnel-related costs, as we continue to grow our headcount in our professional services organization to support demand for expert services. Additionally, consulting costs increased as a result of increased usage of outside contractors to supplement our existing staff.

        Our professional services and other gross margin was (22.9)% and (49.2)% for 2013 and 2012, respectively. The improvement in gross margin was primarily due to improved staff utilization resulting primarily from higher demand for professional services from our customers and from improvements in our economies of scale as a result of fixed expenses being spread across a larger base of billable resources.

        We expect that cost of revenue may increase in the future depending on the growth rate of new customer acquisition. We also expect that cost of revenue as a percentage of total revenue could fluctuate from period to period depending on growth of our professional services business and any associated costs relating to the delivery of professional services, the timing of sales of products that have royalties associated with them and the timing of significant expenditures.

Research and Development

	2013	2012	$ Change	% Change
	(in thousands, except percentages)
Research and development	$23,321	$18,799	$4,522	24.1%
Percentage of total revenue	24.3%	32.2%

        Research and development expenses increased due to the following:

2013 vs. 2012
(in thousands)
Personnel-related costs	$3,323
Consulting	999
Facilities and IT allocations	727
Capitalized software development	(478)
Various other items	(49)

$4,522

        The increase in research and development expenses in 2013 compared to 2012 was primarily due to an increase in personnel-related costs. These personnel related costs were principally the result of increased headcount to help continue the enhancement of our existing product suite and primarily reflect increased salary and benefits costs and, to a lesser extent, stock-based compensation expense. The increase in stock-based compensation was due in part to the recognition of expense associated with certain RSUs. During the second quarter of 2013, we completed our IPO and satisfied the performance-based vesting condition associated with certain RSU awards, resulting in the commencement of recognition of expense for these performance-based RSUs. Consulting fees, mostly related to sub-contracted development, increased as the result of the use of more outside contractors. These increases were partially offset by an increase in capitalized software development costs, which consists primarily of personnel-related expenses.

        We believe that continued investment in our technology is important for our future growth, and, as a result, we expect research and development expenses to increase in absolute dollars, but decline modestly, as a percentage of total revenue.

Sales and Marketing

	2013	2012	$ Change	% Change
	(in thousands, except percentages)
Sales and marketing	$62,769	$37,776	$24,993	66.2%
Percentage of total revenue	65.4%	64.7%

        Sales and marketing expenses increased due to the following:

2013 vs. 2012
(in thousands)
Personnel-related costs	$9,531
Commissions	8,677
Marketing programs	2,768
Facilities and IT allocations	1,669
Travel and entertainment	910
Consulting	675
Depreciation and amortization	414
Various other items	349

$24,993

        The increase in sales and marketing expenses in 2013 compared to 2012 was due primarily to an increase in personnel-related cost, consisting of an increase in salary and benefits costs resulting from an increase in headcount and commission expense, driven by an increase in new customer acquisitions, and to a lesser extent, an increase in stock-based compensation expense. The increase in stock-based compensation was due in part to the recognition of expense associated with certain performance-based RSUs, as discussed above. The increase in marketing program costs during 2013 compared to 2012 primarily reflects increased activity to support growth in our business and to a lesser extent, higher tradeshow expenses. The increase in the allocation of facility and IT expenses during this period was due principally to headcount growth in the sales and marketing department and overall higher IT and facilities expenses. The increase in travel costs during this period reflects the expansion of our enterprise sales efforts and our sales and marketing efforts internationally. In addition, consulting fees increased as a result of the use of outside consultants to support growth in our business.

        We expect sales and marketing expenses to increase in absolute dollars and remain our largest expense in absolute dollars and as a percentage of total revenues, although they may fluctuate as a percentage of total revenues.

General and Administrative

	2013	2012	$ Change	% Change
	(in thousands, except percentages)
General and administrative	$18,655	$11,388	$7,267	63.8%
Percentage of total revenue	19.4%	19.5%

        General and administrative expenses increased due to the following:

2013 vs. 2012
(in thousands)
Personnel-related costs	$3,962
Professional services	1,257
Litigation settlement	950
Consulting	513
Various other items	585

$7,267

        The increase in general and administrative expenses during 2013 compared to 2012 was primarily due to increased personnel-related costs, as a result of an increase in headcount, and to a lesser extent an increase in stock-based compensation expense. The increase in professional services during this period was primarily due to higher acquisition-related fees associated with our acquisition of Insightera in December 2013, and increased legal fees associated with defending and resolving legal claims. The increase in litigation settlement reflects our payment to iHance pursuant to the Settlement Agreement we entered into in November 2013.

        We expect that our general and administrative expenses will increase in absolute dollars as we continue to expand our business and infrastructure to support being a public company, although they may fluctuate as a percentage of total revenues.

Year Ended December 31, 2012 Compared to Year Ended December 31, 2011

Revenue

	2012	2011	$ Change	% Change
	(in thousands, except percentages)
Subscription and support	$52,756	$29,823	$22,933	76.9%
Professional services and other	5,657	2,569	3,088	120.2%

Total revenue	$58,413	$32,392	$26,021	80.3%

Percentage of revenues:
Subscription and support	90.3%	92.1%
Professional services and other	9.7%	7.9%

Total	100.0%	100.0%

        Revenue increased $26.0 million, or 80%, in 2012 compared to 2011, due to the increase in subscription and support revenue of $22.9 million and an increase in professional services revenue of $3.1 million. Of the total increase in subscription and support revenue, 45% was attributable to revenue from new customers acquired after December 31, 2011, and 55% was attributable to revenue from customers existing at December 31, 2011. The increase in revenue from existing customers was almost entirely attributable to their having been customers for a full year in 2012. As we generate subscription fees only during the duration of a customer's subscription to our solution, when a customer is a subscriber to the solution for a full year we generate more revenues from them during such year than we do when they are a subscriber for merely a portion of the year, which typically occurs in the first calendar year of their subscription. To a much lesser extent, the increase was due approximately equally to price increases resulting from the lapsing of introductory discounts on these subscriptions and to volume increases resulting from these customers increasing the size of the lead database managed by our solution.

        The pricing of our solutions, including the extent of any introductory discounts, remained substantially the same between 2011 and 2012. The customers we added in 2012, however, generally had larger lead databases on average than the customers we added in 2011 due to increased sales to larger enterprise customers.

        The increase in professional services revenue resulted from the introduction of new service offerings during the period as well as an increased focus on selling those services.

Cost of Revenue and Gross Margin

	2012	2011	$ Change	% Change
	(in thousands, except percentages)
Cost of revenue:
Subscription and support	$16,216	$9,386	$6,830	72.8%
Professional services and other	8,442	5,550	2,892	52.1%

Total cost of revenue	$24,658	$14,936	$9,722	65.1%

Gross margin:
Subscription and support	69.3%	68.5%
Professional services and other	-49.2%	-116.0%
Total gross margin	57.8%	53.9%

        Cost of subscription and support increased due to the following:

2012 vs. 2011
(in thousands)
Hosting costs	$2,689
Personnel-related costs	2,401
Facilities and IT allocations	716
Depreciation and amortization	411
Various other items	613

$6,830

        The increase in cost of subscription and support revenue in 2012 compared to 2011 was primarily a result of increased data center hosting costs paid to our managed hosting service provider as we increased computing and network capacity to support our customer growth, and to increased personnel-related costs necessary to support our growth. In addition, we incurred an increase of other expenses during 2012 such as allocated rent, IT costs and depreciation and amortization in order to support our growth during this period. Also, during 2012, to improve the responsiveness and cost efficiency of our data center operations, we began an effort to transition from our managed hosting service provider to co-location data center facilities for which we are purchasing and managing our own computer equipment and systems. During 2012, this resulted in both increased personnel costs and depreciation expense related to expenses associated with the project. .

        Our subscription and support gross margin increased to 69.3% in 2012 from 68.5% in 2011. This increase was driven by economies of scale resulting from our ability to hold hiring growth below revenue growth, offset by expenses associated with the migration of our data centers from our managed hosting service provider to new co-location facilities.

        Cost of professional services and other increased due to the following:

2012 vs. 2011
(in thousands)
Personnel-related costs	$2,355
Facilities and IT allocations	526
Outside services	(470)
Various other items	481

$2,892

        Increases in 2012 compared to 2011 were primarily due to an increase in personnel costs, consisting primarily of increased employee compensation and benefits costs as we grew our headcount to support demand for expert services. Outside services costs decreased as we hired employees to perform functions previously outsourced. We also incurred an increase of allocated expenses in 2012 such as rent and IT costs in order to support our growth.

        Our professional services and other gross margin improved from (116)% in 2011 to (49)% in 2012. The improvement in gross margin was due in part to improved staff utilization resulting primarily from higher demand for professional services from our enterprise customers as well as to the introduction of enhanced fee-based enablement services for our SMB customers. Prior to 2012, our professional and enablement services for our SMB customers were bundled as part of subscription services at no additional fee to the customer.

Research and Development

	2012	2011	$ Change	% Change
	(in thousands, except percentages)
Research and development	$18,799	$10,677	$8,122	76.1%
Percentage of total revenue	32.2%	33.0%

        Research and development expenses increased due to the following:

2012 vs. 2011
(in thousands)
Personnel-related costs	$5,596
Outside services	1,116
Facilities and IT allocations	1,042
Depreciation and amortization	225
Various other items	143

$8,122

        The increase in research and development expenses in 2012 compared to 2011 was primarily due to an increase in salary and benefits costs due to an increase in headcount in 2012, in part due to the acquisition of Crowd Factory. In addition, we experienced an increase in outside services expenses mostly related to sub-contracted development. We also incurred an increase of other expenses such as allocated rent, IT costs, depreciation and amortization in order to support growth in 2012.

Sales and Marketing

	2012	2011	$ Change	% Change
	(in thousands, except percentages)
Sales and marketing	$37,776	$23,088	$14,688	63.6%
Percentage of total revenue	64.7%	71.3%

        Sales and marketing expenses increased due to the following:

2012 vs. 2011
(in thousands)
Personnel-related costs	$6,771
Marketing programs	2,889
Commissions	2,106
Facilities and IT allocations	1,737
Travel and entertainment	622
Depreciation and amortization	227
Various other items	336

$14,688

        The increase in sales and marketing expenses in 2012 compared to 2011 was due primarily to an increase in personnel-related costs consisting of increased employee compensation and benefits costs and commissions and to a lesser extent, additional stock-based compensation expense, driven by an increase in headcount during the period. In addition, marketing program costs increased in 2012 compared to 2011 to support growth in our business, and travel increased related to expansion of our enterprise sales efforts as well as our international expansion. We also incurred an increase of other expenses such as allocated rent, IT costs, depreciation and amortization in order to support growth.

General and Administrative

	2012	2011	$ Change	% Change
	(in thousands, except percentages)
General and administrative	$11,388	$6,154	$5,234	85.1%
Percentage of total revenue	19.5%	19.0%

        General and administrative expenses increased due to the following:

2012 vs. 2011
(in thousands)
Personnel-related costs	$3,238
Consulting	1,520
Professional services	948
Travel and entertainment	(429)
Various other items	(43)

$5,234

        The increase in general and administrative expenses in 2012 compared to 2011 was primarily due to increases in personnel-related expenses, consisting of increased employee compensation and benefits costs and to a lesser extent, additional stock-based compensation expense, as we increased headcount during the period. In addition, professional services and consulting costs increased in 2012 due primarily to fees related to our external audit, tax, and legal advisory services as well as costs associated with our international expansion. These increases were offset by a decrease in travel costs, as we had utilized outside IT consulting services in the prior year related to the implementation of financial reporting systems and related data conversion activities.

Seasonality, Cyclicality and Quarterly Trends

        We have historically experienced seasonality in terms of when we enter into new customer agreements for our service. We sign a significantly higher percentage of agreements with new customers as well as renewal agreements with existing customers in the fourth quarter of each year as compared to any of the prior quarters. The first quarter and third quarter are typically the slowest in this regard. Furthermore, we usually sign a significant portion of these agreements during the last month, and often the last two weeks, of each quarter. This seasonality is reflected to a much lesser extent, and sometimes is not immediately apparent, in our revenue, because we recognize subscription revenue over the term of the license agreement, which is typically one year, but ranges from one quarter to three years. As a result, a slowdown in our ability to enter into customer agreements may not be apparent in our revenue for the quarter, as the revenue recognized in any quarter is primarily from customer agreements entered into in prior quarters. Historical patterns should not be considered a reliable indicator of our future sales activity or performance.

        Our revenue has increased over the periods presented due to increased sales to new customers, as well as increased usage of existing and new products by existing customers. Our operating expenses generally have increased sequentially in every quarter primarily due to increases in headcount and other related expenses to support our growth. We anticipate our operating expenses will continue to increase in absolute dollars in future periods as we invest in the long-term growth of our business.

        In addition, we may experience variances in the number of our customers over a particular quarter for a variety of business reasons, and the extent to which we gain or lose customers over a particular quarter will not necessarily correlate to the changes in revenue in that quarter or in future periods. As a result of the foregoing factors, a slowdown in our ability to enter into customer agreements or to renew customer agreements may not be apparent in our revenue for the quarter, as the revenue recognized in any quarter is primarily from customer agreements entered into in prior quarters. In addition, each year we typically participate in several key industry trade shows, as well as host our own annual user conference. The timing of these events can vary from year to year, and the costs associated with these events typically have a significant effect on our sales and marketing expenses for the applicable quarter and cause our quarterly results to fluctuate.

Liquidity and Capital Resources

        To date, we have financed our operations through cash collected from customers as well as preferred equity financings, our initial public offering and concurrent private placement completed in May 2013, and our follow-on public offering completed in September 2013. We also maintain an equipment financing facility. As of December 31, 2013 and December 31, 2012, we had $128.3 million and $44.2 million, respectively, of cash and cash equivalents, most of which was held in money market accounts.

        The table below, for the periods presented, provides selected cash flow information (in thousands):

	Year Ended December 31,
	2013	2012	2011
	(in thousands)
Net cash used in operating activities	$(12,369)	$(23,848)	$(15,985)
Net cash used in investing activities	(18,076)	(3,656)	(1,675)
Net cash provided by financing activities	114,427	4,386	50,396
Net increase (decrease) in cash and cash equivalents, net of impact of foreign exchange rates on cash	84,052	(23,153)	32,943

        Net cash used in operating activities.    Cash used in operating activities is significantly influenced by the amount of cash we invest in personnel and infrastructure to support the anticipated growth of our business, the increase in the number of customers using our cloud-based software and services, and the amount and timing of customer payments. Cash used in operating activities has historically come from a net loss driven by sales of subscriptions to our software services and adjusted for non-cash expenses items, such as depreciation and amortization of property and equipment, stock-based compensation and acquired intangible assets. The percentage of customers that pay quarterly rather than annually changes every quarter. The percentage of customers who pay us quarterly has a material impact on our net cash used in operating activities.

        Our cash used in operating activities during 2013 primarily reflected our net loss of $47.4 million, offset by non-cash expenses that included $4.6 million of depreciation and amortization and $8.1 million in stock-based compensation. Working capital sources of cash included a $20.4 million increase in deferred revenue, resulting primarily from the addition of new customers invoiced during the period (including a $4.1 million increase from a change in billing policy to invoice upon contract signature rather than subscription start date) and an increase in customers opting for annual payment terms, and a $15.4 million net increase in accounts payable and accrued expenses and other current liabilities primarily related to commissions, bonuses and accrued vacation payable after the end of the year, as well as increases in the liability for employee stock purchase plan and accrued marketing programs. These sources of cash were offset by a $12.7 million increase in accounts receivable due to higher customer billings related to the increase in the number of customers during the year (including a $4.1 million increase from a change in billing policy to invoice upon contract signature rather than subscription start date), coupled with an increase in days sales outstanding from 76 days during the fourth quarter of 2012 to 87 days during the fourth quarter of 2013.

        Our cash used in operating activities during 2012 primarily reflected our net loss of $34.4 million, offset by non-cash expenses that included $1.7 million of depreciation and amortization, including

$0.4 million of amortization of intangible assets related to the acquisition of Crowd Factory, and $3.0 million in stock-based compensation. Working capital sources of cash included a $9.5 million increase in deferred revenue resulting primarily from the addition of new customers invoiced during the period, and a $2.0 million net increase in accounts payable and accrued expenses and other current liabilities primarily related to commissions, bonuses and accrued vacation payable after the end of the year, as well as increases in accruals for services, including marketing programs, resulting from our growth during 2012. These sources of cash were offset by a $5.0 million increase in accounts receivable due to higher customer billings related to the increase in the number of customers during the period, which was partially offset by a decrease in days sales outstanding from 97 days at December 31, 2011 to 88 days at December 31, 2012.

        Our cash used in operating activities during 2011 primarily reflected our net loss of $22.6 million, offset by $2.0 million in non-cash expenses that included $1.3 million in stock-based compensation and $0.6 million of depreciation and amortization. Working capital sources of cash included a $6.4 million increase in deferred revenue resulting primarily from the growth in the number of customers invoiced during the period and a $4.5 million increase in accounts payable and accrued expenses and other current liabilities due to a higher level of expenses consistent with the overall growth of the business which are payable after the end of the year. These sources of cash were partially offset by a $1.2 million increase in prepaid expenses and other current assets related in part to amounts paid for subscription software services which are amortized over the contracted service period and a $5.0 million increase in accounts receivable due to higher customer billings related to the increase in the number of customers during the period, and to a lesser extent, an increase in days sales outstanding from 92 days at December 31, 2010 to 97 days at December 31, 2011.

        Net cash used in investing activities.    Our primary investing activities have consisted of capital expenditures to purchase equipment required in connection with the transition from our managed hosting provider to co-location data center facilities for which we have purchased and are now managing our own computer equipment and systems. As our business grows, we expect our capital expenditures and our activity to continue to increase.

        For the years ended December 31, 2013, 2012 and 2011, cash used in investing activities consisted of $11.4 million, $4.4 million and $1.7 million, respectively, for purchases of property and equipment. In 2013 and 2012, our purchases of computer and network equipment were primarily for building out our co-location facilities to support our customer base, as well as equipment and furniture and fixtures for supporting our increasing employee headcount. In December 2013, we also paid out a net $6.2 million in cash in connection with our acquisition of Insightera. In 2011, we purchased computer equipment and furniture and fixtures for supporting our increasing headcount.

        Net cash provided by financing activities.    Our primary financing activities have consisted of equity issuances raised to fund our operations as well as proceeds from and payments on equipment debt obligations entered into to finance our property and equipment, primarily equipment used in our data centers.

        For the year ended December 31, 2013, cash provided by financing activities of $114.4 million consisted of proceeds from our IPO and follow-on offering of $80.5 million and $22.5 million, respectively, net of underwriter discounts, proceeds of $6.5 million from the completion of our private placement offering, $4.5 million in proceeds from borrowings under the credit facility and $5.0 million from proceeds received from the issuance of common stock upon the exercise of stock options. These increases were partially offset by $3.8 million in cash payments related to costs associated with our IPO and follow-on offering and $0.6 million related to repayments under our credit facility.

        For the year ended December 31, 2012, cash provided by financing activities consisted primarily of $3.6 million in proceeds from borrowings under the credit line and $0.9 million in proceeds from the issuance of common stock upon the exercise of stock options.

        For the year ended December 31, 2011, cash provided by financing activities consisted primarily of $49.9 million in net proceeds from issuing Series F convertible preferred stock.

Equipment Facility

        In May 2012, we entered into a loan and security agreement with a bank, and subsequently amended this loan and security agreement in June 2013. As of December 31, 2013, we had outstanding borrowings of $7.6 million under this facility. The interest rate associated with this equipment facility is the greater of 4% or 0.75 of a percentage point above the bank's prime rate, as determined on the applicable funding date. For each equipment loan advance, we pay interest only for approximately nine months. Subsequently, we make thirty-six equal monthly payments of principal and interest. The loan and security agreement contains customary affirmative and negative covenants, including, among other things, maintaining certain business performance levels and limitations on disposal of assets, certain fundamental business changes, incurrences of debt, incurrences of liens, payments of dividends, repurchases of stock and engaging in affiliate transactions, in each case subject to certain exceptions. As of December 31, 2012, we were in compliance with all of the covenants contained in the loan and security agreement. As of December 31, 2013, we were in compliance with certain covenants and subsequently received a waiver for the remaining covenant.

Working Capital

        A substantial source of our cash provided by operating activities is our deferred revenue, which is included on our consolidated balance sheet as a liability. Deferred revenue consists of the unearned portion of billed fees for our software subscriptions and professional services, which is amortized into revenue in accordance with our revenue recognition policy. As of December 31, 2013 and 2012, we had working capital of $88.3 million and $28.3 million, respectively, which included $41.4 million and $20.6 million of deferred revenue recorded as a current liability, respectively. The increase in our working capital at December 31, 2013 is primarily due to proceeds we received from our IPO of $80.5 million, proceeds received on the completion of our private placement offering of $6.5 million and proceeds received from our follow-on public offering of $22.5 million.

Other Liquidity and Capital Resources Considerations

        We assess our liquidity primarily through our cash on hand as well as the projected timing of billings under contract with our customers and related collection cycles. We believe our current cash and cash equivalents, cash to be received from existing and new customers will be sufficient to meet our working capital and capital expenditure requirements for at least the next 12 months.

        Our future capital requirements will depend on many factors, including equipment required in connection with any future transition from our managed hosting service provider to co-location data center facilities, revenue growth and costs incurred to support customer growth, international expansion, research and development and increased general and administrative expenses to support the anticipated growth in our operations. Our capital expenditures in future periods are expected to grow in line with our business. To the extent that existing cash and cash from operations are not sufficient to fund our future operations, we may need to raise additional funds through public or private equity or additional debt financing. Although we currently are not a party to any agreement and do not have any understanding with any third parties with respect to potential investments in, or acquisitions of, businesses or technologies, we may enter into these types of arrangements in the future, which could also require us to seek additional equity or debt financing. Additional funds may not be available on terms favorable to us or at all.

Contractual Obligations and Commitments

        Our principal commitments consist of obligations under our outstanding term loan, operating leases for our office space, and contractual commitments for hosting and other support services. The following table summarizes our credit facility, including interest, operating lease obligations and contractual commitments at December 31, 2013:

	Payment Due by Period
	Total	Less than 1 Year	1 - 3 Years	3 - 5 Years	More than 5 Years
	(in thousands)
Credit facility, including interest	$8,065	$2,459	$5,123	$483	$—
Operating lease obligations	9,723	3,340	5,922	461	—
Contractual commitments	4,590	3,356	1,234	—	—

Total	$22,378	$9,155	$12,279	$944	$—

Off-Balance Sheet Arrangements

        During the 2013, 2012 and 2011, we did not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As such, we are not exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in those types of relationships.

Item 7.    Qualitative and Quantitative Disclosures About Market Risk

Foreign Currency Exchange Risk

        We have foreign currency risks related to our revenue and operating expenses denominated in currencies other than the U.S. dollar, primarily the Euro, British Pound Sterling, and Australian dollar. Decreases in the relative value of the U.S. dollar to other currencies may negatively affect our revenue and other operating results as expressed in U.S. dollars.

        We have experienced and will continue to experience fluctuations in our net income (loss) as a result of transaction gains or losses related to revaluing certain current asset and current liability balances that are denominated in currencies other than the functional currency of the entities in which they are recorded. We recognized foreign currency gains of approximately $0.3 million, $0.1 million and $0.1 million in 2013, 2012 and 2011, respectively. While we have not engaged in the hedging of our foreign currency transactions to date, we are evaluating the costs and benefits of initiating such a program and may in the future hedge selected significant transactions denominated in currencies other than the U.S. dollar.

Interest Rate Sensitivity

        We hold cash and cash equivalents for working capital purposes. We do not have material exposure to market risk with respect to investments, as any investments we enter into are primarily highly liquid investments.

        We have a credit facility with equipment advances of approximately $7.6 million and $3.6 million as of December 31, 2013 and 2012, respectively. The interest rate associated with this facility is the greater of 4% or 0.75 of a percentage point above the prime rate. A one percent increase in the prime rate would not have an impact on our operating results as the greater of the two rates is 4%, and we would still pay interest of 4%. A 10% increase or decrease in interest rates would not result in a material change in either our obligations under this facility or in the returns on our cash and cash equivalents.

Inflation Risk

        We do not believe that inflation has had a material effect on our business. However, if our costs, in particular personnel, sales and marketing and cloud-based infrastructure costs, were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through price increases. Our inability or failure to do so could harm our business, operating results and financial condition.

Item 8.    Financial Statements and Supplementary Data

MARKETO, INC.

Index to Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Marketo, Inc.:

        We have audited the accompanying consolidated balance sheets of Marketo, Inc. and subsidiaries (the Company) as of December 31, 2013 and 2012, and the related consolidated statements of operations and comprehensive loss, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2013. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Marketo, Inc. and subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2013, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Santa Clara, California
March 3, 2014

MARKETO, INC.

Consolidated Balance Sheets

(in thousands, except per share amounts)

	December 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$128,299	$44,247
Accounts receivable, net of allowances of $329 and $336 for 2013 and 2012, respectively	26,946	14,106
Prepaid expenses and other current assets	3,218	2,379

Total current assets	158,463	60,732
Property and equipment, net	13,856	5,617
Goodwill	25,941	9,537
Intangible assets, net	7,095	2,734
Other assets	484	536

Total Assets	$205,839	$79,156

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,527	$2,217
Accrued expenses and other current liabilities	23,055	8,945
Deferred revenue	41,356	20,642
Current portion of credit facility	2,187	582

Total current liabilities	70,125	32,386
Credit facility, net of current portion	5,372	3,058
Other Liabilities	1,900	148

Total liabilities	77,397	35,592

Commitments and contingencies (Note 7)
Stockholder's equity:
Convertible preferred stock, par value $0.0001 per share—20,000 and 51,752 shares authorized as of December 31, 2013 and 2012; 0 and 25,876 shares issued and outstanding as of December 31, 2013 and 2012; liquidation preference of $0 and $119,385 as of December 31, 2013 and 2012	—	119,121
Common stock, par value $0.0001 per share—1,000,000 and 100,000 shares authorized as of December 31, 2013 and 2012; 39,250 and 3,195 shares issued and outstanding as of December 31, 2013 and 2012	4	—
Additional paid-in capital	257,801	6,499
Accumulated other comprehensive income	198	145
Accumulated deficit	(129,561)	(82,201)

Total stockholders' equity	128,442	43,564

Total liabilities and stockholders' equity	$205,839	$79,156

The accompanying notes are an integral part of these consolidated financial statements.

MARKETO, INC.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per share data)

	Year Ended December 31,
	2013	2012	2011
Revenue:
Subscription and support	$85,095	$52,756	$29,823
Professional services and other	10,823	5,657	2,569

Total revenue	95,918	58,413	32,392

Cost of revenue:
Subscription and support	24,681	16,216	9,386
Professional services and other	13,298	8,442	5,550

Total cost of revenue	37,979	24,658	14,936

Gross profit:
Subscription and support	60,414	36,540	20,437
Professional services and other	(2,475)	(2,785)	(2,981)

Total gross profit	57,939	33,755	17,456

Operating expenses:
Research and development	23,321	18,799	10,677
Sales and marketing	62,769	37,776	23,088
General and administrative	18,655	11,388	6,154

Total operating expenses	104,745	67,963	39,919

Loss from operations	(46,806)	(34,208)	(22,463)
Other income (expense), net	(526)	(158)	(137)

Loss before provision for income taxes	(47,332)	(34,366)	(22,600)
Provision for income taxes	28	19	6

Net loss	$(47,360)	$(34,385)	$(22,606)

Net loss per share of common stock, basic and diluted	$(1.92)	$(12.26)	$(9.94)

Shares used in computing net loss per share of common stock, basic and diluted	24,709	2,806	2,274

Comprehensive loss:
Net loss	$(47,360)	$(34,385)	$(22,606)
Other comprehensive income:
Foreign currency translation adjustments	53	26	119

Comprehensive loss	$(47,307)	$(34,359)	$(22,487)

The accompanying notes are an integral part of these consolidated financial statements.

MARKETO, INC.

Consolidated Statements of Stockholders' Equity

(in thousands)

	Convertible Preferred Stock
			Common Stock
					Additional Paid-in Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Stockholders' Equity
	Shares	Amount	Shares	Amount
Balance as of December 31, 2010	21,246	$56,887	2,408	$—	$539	$—	$(25,210)	$32,216
Issuance of convertible preferred stock, net of issuance costs of $66	3,788	49,934	—	—	—	—	—	49,934
Issuance of common stock upon exercise and early exercise of stock options	—	—	296	—	239	—	—	239
Repurchase of common stock	—	—	(8)	—	—	—	—	—
Vesting of early exercised options	—	—	—	—	97	—	—	97
Stock-based compensation expense	—	—	—	—	1,309	—	—	1,309
Net loss	—	—	—	—	—	—	(22,606)	(22,606)
Foreign currency translation adjustments	—	—	—	—	—	119	—	119

Balance as of December 31, 2011	25,034	106,821	2,696	—	2,184	119	(47,816)	61,308
Issuance of common stock and convertible preferred stock to acquire Crowd Factory, Inc.	842	12,300	99	—	748	—	—	13,048
Issuance of common stock upon exercise and early exercise of stock options	—	—	433	—	362	—	—	362
Repurchase of common stock	—	—	(33)	—	—	—	—	—
Vesting of early exercised options	—	—	—	—	233	—	—	233
Stock-based compensation expense	—	—	—	—	2,972	—	—	2,972
Net loss	—	—	—	—	—	—	(34,385)	(34,385)
Foreign currency translation adjustments	—	—	—	—	—	26	—	26

Balance as of December 31, 2012	25,876	119,121	3,195	—	6,499	145	(82,201)	43,564
Issuance of common stock in connection with initial public offering, net of underwriting discounts	—	—	6,659	1	80,505	—	—	80,506
Issuance of common stock in connection with private placement	—	—	500	—	6,500	—	—	6,500
Issuance of common stock in connection with follow-on offering, net of underwriting discounts	—	—	662	—	22,519	—	—	22,519
Issuance of common stock to acquire Insightera Ltd.	—	—	428	—	14,069	—	—	14,069
Cost incurred with registration of common stock issued in connection with acquisition of Insightera	—	—	—	—	(226)	—	—	(226)
Costs incurred with initial public offering and follow-on offering	—	—	—	—	(4,079)	—	—	(4,079)
Conversion of preferred stock to common stock	(25,876)	(119,121)	25,876	3	119,118	—	—	—
Issuance of common stock upon exercise and early exercise of stock options	—	—	1,778	—	4,278	—	—	4,278
Vesting of restricted stock units	—	—	169	—	—	—	—	—
Witholding taxes for the net share settlement of an equity award	—	—	(5)	—	(124)	—	—	(124)
Repurchase of common stock	—	—	(12)	—	—	—	—	—
Vesting of early exercised options	—	—	—	—	655	—	—	655
Stock-based compensation expense	—	—	—	—	8,087	—	—	8,087
Net loss	—	—	—	—	—	—	(47,360)	(47,360)
Foreign currency translation adjustments	—	—	—	—	—	53	—	53

Balance as of December 31, 2013	—	$—	39,250	$4	$257,801	$198	$(129,561)	$128,442

The accompanying notes are an integral part of these consolidated financial statements.

MARKETO, INC.

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2013	2012	2011
Cash flows from operating activities:
Net loss	$(47,360)	$(34,385)	$(22,606)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,621	1,731	644
Stock-based compensation expense	8,075	2,972	1,309
Deferred income taxes	(65)	—	—
Changes in operating assets and liabilities:
Accounts receivable, net	(12,702)	(4,989)	(5,030)
Prepaid expenses and other current assets	(698)	(203)	(1,181)
Other assets	(46)	(505)	(35)
Accounts payable	2,050	(1,624)	2,248
Accrued expenses and other current liabilities	13,177	3,647	2,244
Deferred revenue	20,438	9,536	6,391
Deferred rent	141	(28)	31

Net cash used in operating activities	(12,369)	(23,848)	(15,985)

Cash flows from investing activities:
Purchase of property and equipment	(11,401)	(4,354)	(1,675)
Cash used in acquisition, net of cash acquired	(6,216)	698	—
Capitalized software development	(459)	—	—

Net cash used in investing activities	(18,076)	(3,656)	(1,675)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discount	80,506	—	—
Proceeds from private placement	6,500	—	—
Proceeds from follow-on offering, net of underwriting discount	22,519	—	—
Proceeds from the sale of convertible preferred stock, net of issuance costs	—	—	49,934
Proceeds from issuance of common stock upon exercise of stock options	4,985	912	464
Repurchase of unvested common stock from terminated employees	(22)	(67)	(2)
Withholding taxes remitted for the net share settlement of an equity award	(124)	—	—
Proceeds from issuance of debt	4,500	3,640	—
Repayment of debt	(582)	—	—
Payment incurred for common stock registration related to acquisition	(35)	—	—
Payment of initial public offering costs and follow-on offering costs	(3,820)	(99)	—

Net cash provided by financing activities	114,427	4,386	50,396

Effect of foreign exchange rate changes on cash and cash equivalents	70	(35)	207

Net increase (decrease) in cash and cash equivalents	84,052	(23,153)	32,943
Cash and cash equivalents—beginning of period	44,247	67,400	34,457

Cash and cash equivalents—end of period	$128,299	$44,247	$67,400

Supplemental disclosures of cash flow information:
Cash paid for interest	$211	$52	$—
Cash paid for income taxes	33	4	—
Supplemental disclosure of noncash investing and financing activities
Conversion of convertible preferred stock into common stock upon initial public offering	119,121	—	—
Convertible preferred stock and common stock issued in connection with acquisitions, including options assumed	14,069	13,048	—
Vesting of early exercise options	655	233	97
Property and equipment acquired through tenant improvement allowance	1,262	—	—

The accompanying notes are an integral part of these consolidated financial statements.

MARKETO, INC.

Notes to Consolidated Financial Statements

1. The Company and Summary of Significant Accounting Policies and Estimates

Business

        Marketo, Inc. (Marketo or the Company) was incorporated in the state of California on January 20, 2006. The Company was reincorporated in the state of Delaware in 2010. The Company operates from its headquarters in San Mateo, California and has operating subsidiaries in Ireland, Australia, Israel and Japan.

        Marketo is a provider of a cloud-based marketing software platform that enables organizations to engage in modern relationship marketing. The Company's software platform is designed to enable the effective management, optimization and analytical measurement of marketing activities, enabling organizations to acquire new customers more efficiently, build stronger relationships with existing customers, improve sales effectiveness and drive faster revenue growth. On this platform, the Company delivers an easy to use, integrated suite of advanced applications. The Company generally offers its services on an annual subscription basis with quarterly or annual payment terms.

Initial Public Offering and Follow-On Offering

        On May 17, 2013, the Company closed its initial public offering (IPO) where it sold 6,968,435 shares of common stock to the public, including the underwriters' overallotment option of 908,926 shares of common stock and 309,509 shares of common stock sold by selling stockholders, at a price of $13.00 per share. In addition, the Company sold 500,000 shares of common stock to funds affiliated with Battery Ventures in a concurrent private placement, at a price of $13.00 per share. The Company received aggregate proceeds of approximately $87.0 million from the IPO and concurrent private placement, net of underwriters' discounts and commissions, but before deduction of offering expenses of approximately $3.4 million. Upon the closing of the IPO, all shares of the Company's outstanding convertible preferred stock automatically converted into 25,876,142 shares of common stock.

        On September 13, 2013, the Company closed its follow-on public offering of 6,000,000 shares of its common stock, which included 662,498 shares of common stock sold by the Company and 5,337,502 shares of common stock sold by selling stockholders. The public offering price of the shares sold in the follow-on offering was $35.50 per share. The Company received aggregate proceeds of approximately $22.5 million from the follow-on offering, net of underwriters' discounts and commissions applicable to the sale of shares by the Company, but before deduction of offering costs of approximately $0.7 million payable by the Company.

        The Company did not receive any proceeds from the sale of shares by the selling stockholders.

        As of December 31, 2013, the Company had 39,249,978 shares of common stock issued and outstanding.

Principles of Consolidation

        The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the U.S. and include the consolidated accounts of the Company and its wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

MARKETO, INC.

Notes to Consolidated Financial Statements (Continued)

1. The Company and Summary of Significant Accounting Policies and Estimates (Continued)

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Such management estimates and assumptions include the estimated selling price for the various elements in our customer contracts, the allowance for doubtful accounts, amounts collectible for sales tax, the fair value of common stock, stock-based compensation expense, useful lives of intangible assets and the valuation of deferred tax assets. Actual results could differ materially from those estimates, and such differences could be material to the financial statements and affect the results of operations reported in future periods.

Foreign Currency Translation

        The functional currency of the Company's foreign subsidiaries is their respective local currency. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the exchange rates in effect at the balance sheet dates, with the resulting translation adjustments directly recorded to a separate component of accumulated other comprehensive income. Income and expense accounts are translated at average exchange rates during the year. Foreign currency remeasurement and transaction gains and losses are recorded in other income (expense), net. The Company recognized net foreign currency gains of approximately $0.3 million, $0.1 million and $0.1 million during the years ended December 31, 2013, 2012 and 2011, respectively.

Segments

        The Company's chief operating decision maker is its Chief Executive Officer (CEO), who reviews financial information presented on a consolidated basis, accompanied by information about revenue by geographic region. Accordingly, the Company has determined that it has a single reportable segment.

Cash and Cash Equivalents

        The Company considers all highly liquid investments purchased with original maturity of three months or less to be cash equivalents. Cash equivalents were $124.7 million and $42.5 million as of December 31, 2013 and 2012, respectively, consisting primarily of money market funds.

Allowance for Doubtful Accounts

        Trade accounts receivable are carried at the original invoiced amount less an allowance made for doubtful accounts. The Company maintains an allowance for doubtful accounts based on the probability of future collection. When management becomes aware of circumstances that may decrease the likelihood of collection, it records a specific allowance against amounts due, which reduces the net receivable to the amount that management reasonably believes will be collected. For all other customers, management determines the adequacy of the allowance based on historical loss patterns, the number of days that billings are past due and an evaluation of the potential risk of loss associated with specific accounts. The Company reviews its allowance for doubtful accounts monthly and writes off receivable balances that are deemed to be uncollectible. Increases in the allowance are recorded in

MARKETO, INC.

Notes to Consolidated Financial Statements (Continued)

1. The Company and Summary of Significant Accounting Policies and Estimates (Continued)

general and administrative expense in the period incurred. The Company does not have any off balance sheet credit exposure related to its customers.

        Below is a summary of the changes in allowance for doubtful accounts for the periods presented:

	Balance at Beginning of Period	Provision, net of Recoveries	Write-offs	Balance at End of Period
	(in thousands)
Year ended December 31, 2011	$82	$321	$(178)	$225
Year ended December 31, 2012	225	362	(251)	336
Year ended December 31, 2013	336	452	(459)	329

Property and Equipment

        Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the asset, which is generally two to three years. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the lease term or the estimated useful life of the asset or improvement. Depreciation and amortization begins when the asset is ready for its intended use. Cost of maintenance and repairs that do not improve or extend the lives of the respective assets are expensed as incurred.

Capitalized Software Development Costs

        Costs incurred to develop the Company's cloud-based platform and applications consist of (a) certain external direct costs of materials and services incurred in developing or obtaining internal-use computer software and (b) payroll and payroll-related costs for employees who are directly associated with, and who devote time to, a given project. These costs generally consist of internal labor during configuration, coding and testing activities. Research and development costs incurred during the preliminary project stage or costs incurred for data conversion activities, training, maintenance and general and administrative or overhead costs are expensed as incurred. Capitalization begins when the preliminary project stage is complete, management with the relevant authority authorizes and commits to the funding of the software project, it is probable the project will be completed, and the software will be used to perform the functions intended and certain functional and quality standards have been met. Capitalized software development costs are amortized on a straight-line basis over the technology's estimated useful life, which is generally three years. Amortization expense during the years ended December 31, 2013, 2012 and 2011 was $166,000, $143,000 and $181,000 respectively.

        Costs incurred during the operating stage of the Company's software applications relating to upgrades and enhancements that resulted in added functionality are not capitalized because such upgrades and enhancements are essentially maintenance and, because upgrades and enhancements are provided frequently, do not have a useful life longer than one year. Costs that cannot be separated between maintenance of, and minor upgrades and enhancements to, internal-use software are expensed as incurred.

MARKETO, INC.

Notes to Consolidated Financial Statements (Continued)

1. The Company and Summary of Significant Accounting Policies and Estimates (Continued)

Business Combinations

        When the Company acquires businesses, it allocates the purchase price to tangible assets and liabilities, and identifiable intangible assets acquired. Any residual purchase price is recorded as goodwill. The allocation of the purchase price requires management to make significant estimates in determining the fair values of assets acquired and liabilities assumed, especially with respect to intangible assets. These estimates are based on historical experience and information obtained from the management of the acquired companies. These estimates can include, but are not limited to, the cash flows that an asset is expected to generate in the future, the appropriate weighted-average cost of capital, and the cost savings expected to be derived from acquiring an asset. These estimates are inherently uncertain and unpredictable. In addition, unanticipated events and circumstances may occur which may affect the accuracy or validity of such estimates.

Goodwill and Other Intangible Assets

        The Company records goodwill when the consideration paid in a purchase acquisition exceeds the fair value of the net tangible assets and the identified intangible assets acquired. Goodwill is not amortized, but rather is tested for impairment. The Company performs testing for impairment of goodwill at the end of each year, or as events occur or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. The Company conducts a two-step test for impairment of goodwill. The first step of the test for goodwill impairment compares the fair value of the applicable reporting unit with its carrying value. If the fair value of a reporting unit is less than the reporting unit's carrying value, the Company will perform the second step of the test for impairment of goodwill. During the second step of the test for impairment of goodwill, the Company compares the implied fair value of the reporting unit's goodwill with the carrying value of that goodwill. If the carrying value of the goodwill exceeds the calculated implied fair value, the excess amount will be recognized as an impairment loss. The Company has determined that there is a single reporting unit for the purpose of goodwill impairment tests. Based on the above, the Company determined that its goodwill was not impaired at December 31, 2013.

        Other intangible assets, consisting of capitalized software development costs, developed technology, domain names, customer relationships and non-compete agreements, are stated at cost less accumulated amortization. All other intangible assets have been determined to have definite lives and are amortized on a straight-line basis over their estimated remaining economic lives, ranging from one to eight and one-half years. Amortization expense related to capitalized software development costs and developed technology is included in research and development expense. Amortization expense related to customer relationships and non-compete agreements is included in sales and marketing expense. Amortization expense related to domain names is included in general and administrative expense.

Long-Lived Assets

        The Company continually monitors events and changes in circumstances that could indicate that carrying amounts of its long-lived assets, including property and equipment and identifiable intangible assets, may not be recoverable. When such events or changes in circumstances occur, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through their undiscounted expected future cash flow. If the future undiscounted cash flow is less than the carrying amount of these assets, the Company recognizes an impairment loss based

MARKETO, INC.

Notes to Consolidated Financial Statements (Continued)

1. The Company and Summary of Significant Accounting Policies and Estimates (Continued)

on the excess of the carrying amount over the fair value of the assets. The Company did not recognize impairment charges on its long-lived assets during any of the periods presented.

Concentration of Credit Risk and Significant Customers

        The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. Although the Company deposits its cash with multiple financial institutions, its deposits exceed federally insured limits. The Company generally does not require collateral from its customers and generally requires payment 30 days from the invoice date. The Company's accounts receivable are derived from revenue earned from customers located primarily in North America and Europe. The Company periodically evaluates the collectability of its accounts receivable and provides an allowance for potential credit losses as necessary, based on the age of the receivable and collection experience.

        No single customer accounted for more than 10% of accounts receivable as of December 31, 2013 and 2012. No single customer accounted for 10% or more of total revenue during the years ended December 31, 2013, 2012 or 2011.

Revenue Recognition

        The Company derives its revenue from two sources:

          (1)   Subscription and support revenue.    Subscription and support revenue consists of subscription fees from customers accessing the Company's cloud-based software platform and applications, as well as related customer support services; and

          (2)   Professional services and other revenue.    Professional services and other revenue consists of fees associated with providing expert services that educate and assist the Company's customers on the best use of the Company's solutions as well as assist in the implementation of the Company's solution.

        Revenue recognition commences when all of the following conditions are met:

  •
  Persuasive evidence of an arrangement exists;

  •
  Delivery or performance has occurred;

  •
  Fees are fixed or determinable; and

  •
  Collectability is reasonably assured.

        In the majority of instances, revenue from new customers is generated under sales agreements with multiple elements, comprised of subscription and support fees from customers accessing the Company's cloud-based platform and applications and professional consultation services. The Company evaluates each element in a multiple-element arrangement to determine whether it represents a separate unit of accounting. An element constitutes a separate unit of accounting when the delivered item has stand-alone value and delivery of the undelivered element is probable and within the Company's control. Subscription and support have stand-alone value because they are routinely sold separately by the Company. Most of the professional services have stand-alone value because the Company has sold professional services separately, and there are several third party vendors that routinely provide similar professional services to the Company's customers on a stand-alone basis. Prior to the fourth quarter of

MARKETO, INC.

Notes to Consolidated Financial Statements (Continued)

1. The Company and Summary of Significant Accounting Policies and Estimates (Continued)

2011, some of the Company's professional services did not have stand-alone value because they were sold together with the subscription and support services. As such revenue was recognized ratably over the related subscription period, not to exceed billings amounts.

        In October 2009, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2009-13, Revenue Recognition (Topic 605): Multiple Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force (ASU 2009-13), which amended the previous multiple deliverable arrangements' accounting guidance. ASU 2009-13 amended the accounting standards for multiple-element revenue arrangements to:

        Provide updated guidance on whether multiple deliverables exist, how the elements in an arrangement should be separated, and how the consideration should be allocated;

        Require an entity to allocate revenue in an arrangement using estimated selling prices (ESP) of each element if a vendor does not have vendor specific objective evidence of selling price (VSOE) or third party evidence of selling price (TPE); and

        Eliminate the use of the residual method and require a vendor to allocate revenue using the relative selling price method, which eliminated the requirement to have VSOE of fair value on undelivered elements for revenue recognition.

        The Company adopted this accounting guidance prospectively beginning January 1, 2011, for applicable arrangements entered into or materially modified on or after January 1, 2011 (the beginning of the Company's fiscal year).

        Prior to the adoption of ASU 2009-13, the Company was not able to establish VSOE of fair value for the undelivered elements, which in most instances was subscription and support services. As a result, the Company typically recognized subscription, support and professional services revenue ratably over the subscription and support contract period and presented subscription and support revenue and professional services revenue in the consolidated statements of operations and comprehensive loss based on the respective contractual prices.

        As a result of the adoption of ASU 2009-13, the Company allocates total arrangement fees to each element in a multiple-element arrangement based on the relative selling price hierarchy of each element. The amount of arrangement fee allocated to each element is limited by contingent revenue, if any.

        The relative selling price hierarchy consists of the following: Selling price for a deliverable is based on its 1) VSOE, if available, 2) TPE, if VSOE is not available, or 3) ESP, if neither VSOE nor TPE is available. Because the Company has been unable to establish VSOE or TPE for the elements of its arrangements, the Company establishes the ESP for each element primarily by considering the median of actual sales prices of each type of subscription and support sold and the weighted average of actual sales prices of professional services sold. For subscription and support arrangements, management considered other factors such as database sizes, pricing practices and market considerations.

        Subscription and support revenue is recognized commencing upon delivery of the Company's cloud-based services, which is the date a new subscription is provisioned and made available to a new customer, or new or expanded capabilities are provisioned and added to an existing subscription, provided that all of the other revenue recognition criteria are first met, referred to as the "Commencement Date". Subscription and support revenue is recognized from the Commencement

MARKETO, INC.

Notes to Consolidated Financial Statements (Continued)

1. The Company and Summary of Significant Accounting Policies and Estimates (Continued)

Date ratably thereafter over the remaining contractual term, which is generally three to 36 months. Amounts that have been invoiced are recorded in accounts receivable and in deferred revenue or revenue, depending on whether the revenue recognition criteria have been met.

        Professional services and other have stand-alone value from the related subscription services. The majority of the Company's professional services contracts are offered on a time and material basis. When these services are not combined with subscription and support revenue in a multiple-element arrangement, services revenue is recognized as the services are rendered. In 2011, the Company's professional services also consisted of a small number of fixed price contracts, where revenue is recognized on a proportional performance method, based on input measures, which include making reasonably dependable estimates of the total effort to complete the project. Certain standard and non-standard professional service arrangements include customer acceptance provisions. Services provided under arrangements that include customer acceptance provisions are typically provided on a time and material basis, and the revenue is deferred and recognized upon customer acceptance of the service deliverable.

        The Company's professional services also consist of short-term implementation services, which are offered at a flat fee. The enablement services teams assist customers with standard adoption procedures for the Company's platform. Because such enablement services typically are completed within a short period (usually one to ten days), the Company recognizes revenue from this service upon completion. The implementation services consist of short-term (usually spanning approximately 90 days) "use it or lose it", services to assist customers with standard implementation and to implement the customer's first marketing campaign which are offered at a flat fee. Such flat fees are recognized ratably over the 90 day period.

        Education revenue is recognized after the services are performed.

        The Company's time and material and fixed price professional service contracts are generally delivered within one year from the date of the arrangement.

        At December 31, 2011, the Company's deferred professional services under the previous accounting guidance were not significant.

        Sales and other taxes collected from customers to be remitted to government authorities are excluded from revenue.

Cost of Revenue

        Cost of subscriptions, support, professional services and other revenue are expensed as incurred. Cost of subscription and support revenue primarily consists of expenses related to hosting the Company's service and providing support to the Company's customers. These expenses are comprised of data center operations costs and personnel and related costs directly associated with the Company's cloud infrastructure, customer support and customer success organizations, including salaries, benefits, bonuses and stock-based compensation, as well as allocated overhead. Overhead associated with facilities and depreciation, excluding depreciation related to the Company's data center infrastructure, is allocated to cost of revenue and operating expenses based on headcount. Cost of professional services and other revenue consists primarily of personnel and related costs directly associated with the Company's professional services and training organizations, including salaries, benefits, bonuses and

MARKETO, INC.

Notes to Consolidated Financial Statements (Continued)

1. The Company and Summary of Significant Accounting Policies and Estimates (Continued)

stock-based compensation, the costs of sub-contracted third-party vendors, as well as allocated overhead.

Deferred Revenue

        Deferred revenue consists of billings or payments received in advance of revenue recognition and are recognized as the revenue recognition criteria are met. The Company generally invoices its customers annually or in quarterly installments payable in advance. Accordingly, the deferred revenue balance does not represent the total contract value of annual or multi-year, noncancelable arrangements. The current portion of deferred revenue represents the amount that is expected to be recognized as revenue within one year from the balance sheet date. In all of the years presented, the Company did not have any long-term deferred revenue.

Commissions

        Sales and marketing commissions are recognized as an expense generally at the time the customer order is signed. Substantially all of the effort by the sales and marketing organization is expended through the time of closing the sale with limited or no involvement thereafter. Commissions paid are subject to clawback by the Company in the event the customer fails to make payment on the agreement.

Warranties and Indemnification

        The Company's cloud-based software platform and applications are typically warranted to perform in a manner consistent with general industry standards that are reasonably applicable and materially in accordance with the Company's on-line help documentation under normal use and circumstances.

        The Company includes service level commitments to its customers warranting certain levels of uptime reliability and performance and permitting those customers to receive credits in the event that the Company fails to meet those levels. To date, the Company has not incurred any material costs as a result of such commitments and has not accrued any liabilities related to such obligations in the accompanying consolidated financial statements.

        The Company's arrangements include provisions indemnifying customers against liabilities if the Company's products infringe a third-party's intellectual property rights. The Company has not incurred any costs as a result of such indemnification and has not accrued any liabilities related to such obligations in the accompanying consolidated financial statements.

        The Company has also agreed to indemnify its directors and executive officers for costs associated with any fees, expenses, judgments, fines and settlement amounts incurred by any of those persons in any action or proceeding to which any of those persons is, or is threatened to be, made a party by reason of the person's service as a director or officer, including any action by the Company, arising out of that person's services as the Company's director or officer or that person's services provided to any other company or enterprise at the Company's request. The Company maintains director and officer insurance coverage that may enable the Company to recover a portion of any future indemnification amounts paid.

MARKETO, INC.

Notes to Consolidated Financial Statements (Continued)

1. The Company and Summary of Significant Accounting Policies and Estimates (Continued)

Advertising Costs

        Advertising costs are expensed as incurred. For the years ended December 31, 2013, 2012 and 2011, advertising expenses were $1.5 million, $1.2 million and $1.0 million, respectively.

Stock-Based Compensation

        The Company uses the fair value method for recording stock-based compensation. Stock-based compensation cost for stock options is estimated at the grant date based on each option's fair-value as calculated by the Black-Scholes option-pricing model. The Company recognizes compensation cost for stock option grants on a straight-line basis over the requisite service period for the entire award.

        Stock-based compensation cost for restricted stock units (RSUs) is measured based on the fair value of the underlying shares on the date of grant. All RSUs are subject to a time-based vesting condition and some were also subject to a performance-based vesting condition, both of which must be satisfied before the RSUs are vested and settled for shares of common stock. The time-based vesting condition generally ranges from 2 to 4 years. The performance-based vesting condition was satisfied upon the occurrence of the Company's initial public offering. For the awards which were also subject to a performance-based vesting condition, no expense was recognized until the performance condition was satisfied. With respect to those performance-based RSUs which met the time-based vesting condition, those RSUS did not cancel when service to the Company was terminated; however, those shares did not vest until the performance-based vesting condition was met. RSUs that had not satisfied the time-based vesting condition as of termination of employment were automatically forfeited. All RSUs will expire 7 years from the grant date if not previously settled for shares of common stock.

Income Taxes

        The provision for income taxes is computed using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those tax assets are expected to be realized or settled. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

        Compliance with income tax regulations requires the Company to make decisions relating to the transfer pricing of revenue and expenses between each of its legal entities that are located in several countries. The Company's determinations include many decisions based on management's knowledge of the underlying assets of the business, the legal ownership of these assets, and the ultimate transactions conducted with customers and other third parties. The calculation of the Company's tax liabilities involves dealing with uncertainties in the application of complex tax regulations in multiple tax jurisdictions. The Company may be periodically reviewed by domestic and foreign tax authorities regarding the amount of taxes due. These reviews may include questions regarding the timing and amount of deductions and the allocation of income among various tax jurisdictions. In evaluating the exposure associated with various filing positions, the Company records estimated reserves when it is more likely than not that an uncertain tax position will not be sustained upon examination by a taxing authority. Such estimates are subject to change. See Note 10, "Income Taxes".

MARKETO, INC.

Notes to Consolidated Financial Statements (Continued)

1. The Company and Summary of Significant Accounting Policies and Estimates (Continued)

Net Loss per Share Attributable to Common Stockholders

        Basic and diluted net loss per share of common stock is presented in conformity with the two-class method required for participating securities. Holders of Series A, B, C, D, E, F and G convertible preferred stock were each entitled to receive noncumulative dividends out of any funds legally available, when, as and if declared by the board of directors, payable prior and in preference to any dividends on any shares of the Company's common stock. The dividend rates for Series A, B, C, D, E, F and G convertible preferred stock were $0.08, $0.12, $0.20, $0.379, $0.5326, $1.056, and $1.168 per share, respectively. In the event a dividend is paid to common stockholders, the holders of the Series A, B, C, D, E, F and G convertible preferred stock were entitled to a proportionate share of any such dividends as if they were holders of common stock (on an as-if converted basis).

        Under the two-class method, net income (loss) attributable to common stockholders is determined by allocating undistributed earnings, calculated as net income less current period convertible preferred stock non-cumulative dividends, between common stock and preferred stock. In computing diluted net income (loss) attributable to common stockholders, undistributed earnings are re-allocated to reflect the potential impact of dilutive securities. Basic net income (loss) per share of common stock is computed by dividing the net income (loss) attributable to common stockholders by the weighted average number of common shares outstanding during the period. Unvested common shares resulting from the early exercises of stock options are excluded from the calculation of the weighted average common shares until they vest as they are subject to repurchase until they are vested. Those shares are added to the calculation of the weighted average common shares outstanding as they vest. Diluted net income per share attributable to common stockholders is computed by dividing net income attributable to common stockholders by the weighted average number of common shares outstanding, including potential dilutive common shares assuming the dilutive effect of potential common shares for the period determined using the treasury stock method. For purposes of this calculation, convertible preferred stock, options to purchase common stock and restricted stock units are considered to be potential dilutive common shares, but have been excluded from the calculation of diluted net loss per share of common stock as their effect is antidilutive for all periods presented. Holders of convertible preferred stock and holders of stock subject to repurchase did not have a contractual obligation to share in the losses of the Company.

        Given the Company is in a loss position for all periods presented, the Company has not allocated losses to any series of convertible preferred stock.

Recently Issued Accounting Pronouncements

        In February 2013, the FASB issued Accounting Standards Update (ASU) No. 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. The amendments require an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. This new accounting pronouncement is effective for interim and fiscal reporting periods beginning after December 15, 2012, with early adoption permitted. The Company adopted this standard during the first quarter of 2013. The adoption of this standard expanded the consolidated financial statement footnote disclosures, however there were no amounts reclassified out of accumulated other comprehensive income in any period presented.

        In July 2013, the FASB issued ASU No. 2013-11, Income Taxes (Topic 740)—Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax

MARKETO, INC.

Notes to Consolidated Financial Statements (Continued)

1. The Company and Summary of Significant Accounting Policies and Estimates (Continued)

Credit Carryforward Exists. This amendment clarifies the guidance on the presentation of an unrecognized tax benefit, or a portion of an unrecognized tax benefit, in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward. The Company does not believe the adoption of this update will have a material impact to the consolidated financial position, results of operations, or cash flows.

2. Acquisition

Insightera

        On December 19, 2013, the Company completed its acquisition of Insightera Ltd. (Insightera), a company organized under the laws of the State of Israel. Insightera, a SaaS company, provides a platform that allows its customers to track and compile data about users visiting their internet websites with the purpose of displaying the website information which is personalized in response to the data.

        As a result of the acquisition, the Company acquired all of the issued and outstanding shares of Insightera, and Insightera became a wholly owned subsidiary of the Company. Consideration consisted of $9.8 million of cash and 427,761 shares of common stock of the Company valued at the closing market price of $32.89. Of the issuable shares, 137,252 shares of the Company's common stock are held in escrow and are expected to be released from escrow no later than 18 months from the closing of the acquisition. Additionally, these employees were also granted 139,464 RSUs valued at approximately $6.1 million in January 2014.

        The acquisition was accounted for using the acquisition method of accounting under which assets and liabilities of Insightera were recorded at their respective fair values including an amount for goodwill representing the difference between the acquisition consideration and the fair value of the identifiable net assets.

        During fiscal 2013, the Company incurred $0.7 million in transaction costs related to the acquisition, which primarily consisted of legal, accounting and valuation-related expenses. These expenses were recorded in general and administrative expense in the accompanying Consolidated Statements of Operations and Comprehensive Loss. Additionally, the Company incurred approximately $0.2 million in costs associated with registering the common stock issued in connection with the acquisition. These costs have been recorded as a reduction in additional paid in capital.

MARKETO, INC.

Notes to Consolidated Financial Statements (Continued)

2. Acquisition (Continued)

        The total purchase price was allocated to the tangible and identified intangible assets acquired and liabilities assumed as of the closing date of the acquisition based upon their respective fair values. The Company expects to continue to obtain information to assist it in determining the fair values of the net assets acquired during the measurement period, which is up to one year from the acquisition date. The preliminary purchase price allocation is as follows:

Purchase Price Allocation (in thousands)
Tangible assets:
Cash and cash equivalents	$3,624
Accounts receivable	46
Other current assts	60
Property and equipment	71
Other assets	13

Total tangible assets	3,814

Liabilities assumed:
Accounts payable and accrued liabilities	(391)
Deferred revenues	(116)
Other long-term liabilities	(27)

Total liabilities assumed	(534)

Deferred tax liability	(374)
Intangible assets	4,600
Goodwill	16,404

Total preliminary purchase price	$23,910

        Each component of identifiable intangible assets acquired in connection with the above acquisition are as follows:

	Estimated Useful Life (in years)	Amount (in thousands)
Developed technology	4	$3,650
Domain names	3	250
Customer relationships	3	700

Total intangible assets		$4,600

        Insightera's results of operations have been included in the Company's consolidated financial statements subsequent to the date of the acquisition. Since the closing date of the acquisition, Insightera contributed approximately $15,000 and $0.2 million to the Company's total revenues and net losses, respectively.

        Pro forma results of operations have not been presented because the effect of this acquisition was not material to the consolidated financial statements.

MARKETO, INC.

Notes to Consolidated Financial Statements (Continued)

2. Acquisition (Continued)

Crowd Factory

        On April 17, 2012, the Company completed its acquisition of Crowd Factory, Inc. (Crowd Factory). Crowd Factory is a SaaS social campaign management platform that helps marketers accelerate social and word-of-mouth marketing, grow their marketing databases with unique social profiles and attract new customers.

        The transaction was valued at approximately $13.0 million, which included 842,458 shares of newly issued Series G convertible preferred stock valued at approximately $12.3 million, of which 12 percent or 101,095 shares, was withheld in escrow; 98,923 shares of common stock valued at approximately $453,000, of which 12 percent or 11,872 shares, was withheld in escrow; and the assumption of options to exercise 89,405 shares of common stock valued at approximately $295,100. Escrow shares were withheld for twelve months from acquisition date in order to protect the Company from certain indemnified losses that may arise from any inaccuracies or breach of any of Crowd Factory's general representations and warranties as of the acquisition date, other than certain fundamental representations.

        The total purchase price was allocated to the net assets acquired based upon their fair values as of April 17, 2012 as set forth below. The excess of the purchase price over the net assets acquired was recorded as goodwill. The following table summarizes the estimated fair values of the assets and liabilities assumed at the acquisition date.

	Esimated Life (Years)	Purchase Price Allocation (in thousands)
Net tangible assets acquired		$481
Intangible assets:
Developed technology	4.5	1,300
Domain names	7	700
Customer relationships	8.5	900
Non-compete agreements	2	130
Goodwill		9,537

Total purchase price		$13,048

        The Company paid change in control bonuses of approximately $850,000 to former Crowd Factory employees hired by Marketo which were expensed as incurred. These employees were also granted 308,218 RSUs valued at approximately $1.4 million under the terms described at Note 8 to the consolidated financial statements.

        Intangible assets are being amortized on a straight-line basis over an estimated useful life ranging from two to eight and one-half years.

        Pro forma results of operations have not been presented because the effect of this acquisition was not material to the consolidated financial statements.

MARKETO, INC.

Notes to Consolidated Financial Statements (Continued)

3. Fair Value of Financial Instruments

        The Company measures certain financial assets at fair value. Fair value is determined based upon the exit price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, as determined by either the principal market or the most advantageous market. Inputs used in the valuation techniques to derive fair values are classified based on a three-level hierarchy, as follows:

  •
  Level 1—Quoted prices in active markets for identical assets or liabilities.

  •
  Level 2—Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

  •
  Level 3—Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

        The Company considers all highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents.

        For certain other financial instruments, including accounts receivable, accounts payable and other current liabilities, the carrying amounts approximate their fair value due to the relatively short maturity of these balances.

        As of December 31, 2013 and December 31, 2012 financial assets stated at fair value on a recurring basis were comprised of money market funds and certificates of deposit included within cash and equivalents. In general, and where applicable, the Company uses quoted prices in active markets for identical assets or liabilities to determine fair value. The Company applied this valuation technique to measure the fair value of the Company's Level 1 investments, such as money market funds. The fair value of the Company's investments in certain money market funds is their carrying value. Money market funds consist of cash equivalents with remaining maturities of three months or less at the date of purchase.

        If quoted prices in active markets for identical assets or liabilities are not available to determine fair value, then the Company uses quoted prices for similar assets and liabilities or inputs other than the quoted prices that are observable either directly or indirectly. The Company classifies its certificates of deposit as having Level 2 inputs. The Company obtains the fair value of Level 2 financial instruments from its bank, which uses pricing data which may include quoted market prices for identical or comparable instruments, or inputs other than quoted prices that are observable either directly or indirectly. The bank then analyzes gathered pricing inputs and applies proprietary valuation techniques, such as weighted average pricing or pricing models such as discounted cash flow techniques to provide the Company with a fair valuation of each security.

MARKETO, INC.

Notes to Consolidated Financial Statements (Continued)

3. Fair Value of Financial Instruments (Continued)

        The fair value of these financial assets was determined using the following inputs for the periods presented:

	December 31, 2013			December 31, 2012
	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
	(in thousands)
Money market funds	$121,466	$—	$—	$42,446	$—	$—
Certificates of deposit	—	3,219		—	25

Total	$121,466	$3,219	$—	$42,446	$25	$—

4. Balance Sheet Components

Cash and Cash Equivalents

        Cash and cash equivalents consist of the following:

	December 31,
	2013	2012
	(in thousands)
Cash	$3,614	$1,776
Cash equivalents
Money market funds	121,466	42,446
Certificates of deposit	3,219	25

	124,685	42,471

Total	$128,299	$44,247

Property and Equipment, Net

        Property and equipment, net consists of the following:

	December 31,
	2013	2012
	(in thousands)
Computer equipment	$12,919	$4,385
Software	2,314	788
Office furniture	1,318	803
Leasehold improvements	2,993	986
Construction in progress	51	542

Total property and equipment	19,595	7,504
Less accumulated depreciation	(5,739)	(1,887)

Property and equipment, net	$13,856	$5,617

MARKETO, INC.

Notes to Consolidated Financial Statements (Continued)

4. Balance Sheet Components (Continued)

Accrued Expenses and Other Current Liabilities

        Accrued expenses and other current liabilities are as follows:

	December 31,
	2013	2012
	(in thousands)
Accrued bonuses, commissions and wages	$12,321	$4,737
Accrued ESPP	3,278	—
Accrued vacation	2,202	1,502
Accrued marketing expenses	1,062	395
Accrued legal, consulting and audit fees	672	282
Accrued employee expense reimbursement	643	145
Accrued sales and other taxes	638	543
Liability payable for unvested stock options exercises	552	523
Accrued sales awards	320	180
Accrued other	1,367	638

Total	$23,055	$8,945

Changes in Accumulated Other Comprehensive Income

        Changes in accumulated other comprehensive income are as follows:

	Foreign Currency Items	Total
	(in thousands)
Beginning balance at January 1, 2013	$145	$145
Other comprehensive income before reclassfications	53	53
Amounts reclassified from accumulated other comprehensive income	—	—

Ending balance at December 31, 2013	$198	$198

MARKETO, INC.

Notes to Consolidated Financial Statements (Continued)

5. Goodwill and Intangible Assets

        Goodwill and intangible assets consisted of the following for the periods presented below:

	December 31, 2013 (in thousands)	Weighted Average Remaining Useful Life (in years)	December 31, 2012 (in thousands)	Weighted Average Remaining Useful Life (in years)
Developed technology	$4,950	3.9	$1,300	4.8
Domain names	950	4.5	700	6.3
Customer relationships	1,600	4.9	900	7.8
Non-compete agreements	130	0.3	130	1.3
Capitalized software development costs	1,355	1.3	877	0.8

	8,985		3,907
Less accumulated amortization	(1,890)		(1,173)

Intangible assets, net	7,095		2,734
Goodwill	25,941		9,537

Goodwill and intangible assets, net	$33,036		$12,271

        The Company capitalized approximately $478,000 and $0 of software development costs in 2013 and 2012, respectively.

        Amortization expense for the periods presented below was as follows:

	Years Ended December 31,
	2013	2012	2011
	(in thousands)
Amortization expense	$717	$540	181

        Based on the carrying amount of intangible assets as of December 31, 2013, the estimated future amortization is as follows (in thousands):

	Years Ended December 31,
	2014	2015	2016	2017	2018	Thereafter	Total
Developed Technology	$1,141	$1,141	$1,141	$1,056	$—	$—	$4,479
Domain Names	183	183	180	100	100	30	776
Customer Relationships	339	339	330	106	106	189	1,409
Non-compete Agreements	19	—	—	—	—	—	19
Capitalized Software Development Costs	287	125	—	—	—	—	412

Total	$1,969	$1,788	$1,651	$1,262	$206	$219	$7,095

6. Credit Facility

        On May 21, 2012, the Company entered into a loan and security agreement with a bank related to an equipment facility providing the Company with an equipment line of up to $4.0 million (Original Line of Credit). On June 6, 2013, the Company entered into a first amendment to the loan and security

MARKETO, INC.

Notes to Consolidated Financial Statements (Continued)

6. Credit Facility (Continued)

agreement, which provided an additional line of credit for advances of up to an aggregate of $4.5 million (New Line of Credit). The interest rate associated with the Original Line of Credit and New Line of Credit is the greater of 4% or 0.75 of a percentage point above the prime rate, as determined on the applicable funding date. For each equipment advance, the Company will pay interest only for approximately nine months. Subsequently, the Company will make thirty-six equal monthly payments of principal and interest. The loan is secured by a security interest on substantially all of the Company's assets, including the equipment purchased with the advances, and excludes the Company's intellectual property. The loan and security agreement contains customary affirmative and negative covenants, including, among other things, maintaining certain business performance levels and limitations on disposal of assets, certain fundamental business changes, incurrences of debt, incurrences of liens, payments of dividends, repurchases of stock and engaging in affiliate transactions, in each case subject to certain exceptions. The loan and security agreement also contains customary events of default including, among other things, that during the existence of an event of default, interest on the obligations could be increased by 5%. As of December 31, 2013, the Company was in compliance with certain covenants and subsequently received a waiver for the remaining covenant. As of December 31, 2013, the outstanding loan balance was $7.6 million.

        Contractual future repayments in relation to the above credit facility are as follows for the years ending December 31:

	Principal	Interest	Total
	(in thousands)
2014	$2,187	$272	$2,459
2015	2,719	168	2,887
2016	2,174	62	2,236
2017	479	4	483

Total	$7,559	$506	$8,065

7. Commitments and Contingencies

Leases

        The Company leases its office facilities in San Mateo, California, Portland, Oregon, Dublin, Ireland, Sydney, Australia, and Israel under operating lease agreements expiring in 2018. Under terms of the leases, the Company is responsible for certain insurance, property taxes, and maintenance expenses. Rent expense for non-cancellable operating leases with scheduled rent increases is recognized on a straight line basis over the terms of the leases. The difference between required lease payments and rent expense has been recorded as deferred rent. Deferred rent as of December 31, 2013 and 2012 of $1,551,000 and $148,000, respectively, are all long-term.

        Rent expense under these operating leases was approximately $2,724,000, $1,488,000 and $798,000 for the years ended December 31, 2013, 2012 and 2011, respectively.

MARKETO, INC.

Notes to Consolidated Financial Statements (Continued)

7. Commitments and Contingencies (Continued)

        As of December 31, 2013, the Company had no capital leases. As of December 31, 2013, future minimum operating lease payments are as follows for the year ending December 31 (in thousands):

2014	$3,340
2015	3,466
2016	2,456
2017	261
2018 and Thereafter	200

Total	$9,723

Contractual Obligations and Commitments

        Contractual agreements with third parties consist of co-location hosting services, software licenses, maintenance and support for our operations. As of December 31, 2013, future payments for non-cancellable contractual agreements are $3.4 million and $1.2 million in 2014 and 2015, respectively.

Legal Proceedings

        On May 17, 2013, iHance, Inc. filed a complaint against the Company in the United States District Court for the Northern District of California, alleging that a salesperson email tracking feature in the Marketo Sales Insight application infringed upon certain of iHance's patents. On November 25, 2013, the Company entered into a confidential Settlement Agreement with iHance pursuant to which it agreed to pay $950,000 to iHance in exchange for iHance's release of all claims against the Company arising prior to November 25, 2013 and iHance's covenant not to sue the Company alleging that the Marketo Sales Insight application infringes upon the patents that were the subject of the complaint. On November 27, 2013, iHance's claim against the Company was dismissed with prejudice by the United States District Court, Northern District of California.

        From time to time the Company may become involved in legal proceedings or be subject to claims arising in the ordinary course of business. Although the results of litigation and claims cannot be predicted with certainty, the Company currently believes that the final outcome of these ordinary course matters will not have a material adverse effect on the Company's business, operating results, financial condition or cash flows. Regardless of the outcome, litigation can have an adverse impact on the Company because of defense and settlement costs, diversion of management resources and other factors.

8. Stockholder's Equity and Stock Based Compensation

Convertible Preferred Stock

        Upon the closing of the IPO on May 17, 2013, all outstanding convertible preferred stock was converted into 25,876,142 shares of common stock on a one-to-one basis. No remaining convertible preferred stock was outstanding as of December 31, 2013.

MARKETO, INC.

Notes to Consolidated Financial Statements (Continued)

8. Stockholder's Equity and Stock Based Compensation (Continued)

        The following table summarizes convertible preferred stock authorized and issued and outstanding as of December 31, 2012:

	Shares Authorized	Shares Issued and Outstanding	Net Proceeds	Aggregate Liquidation Preference
			(in thousands)
Series A	10,970,000	5,485,000	$5,487	$5,485
Series B	14,492,754	7,246,376	9,946	10,000
Series C	5,296,950	2,648,474	6,543	6,600
Series D	4,220,603	2,110,300	9,971	10,000
Series E	7,511,318	3,755,658	24,940	25,000
Series F	7,575,758	3,787,876	49,934	50,000
Series G	1,684,930	842,458	—	12,300

Total	51,752,313	25,876,142	$106,821	$119,385

        No cash proceeds were received from the issuance of 842,458 shares of the Company's Series G as such shares with aggregate value of approximately $12.3 million were issued in connection with the acquisition of Crowd Factory.

        The rights, preference and privileges of the convertible preferred stock were as follows:

Dividends

        The holders of the Series A, B, C, D, E, F and G convertible preferred stock were entitled to receive noncumulative dividends at the rate of $0.08, $0.12, $0.20, $0.379, $0.5326, $1.056 and $1.168 per share, per annum, respectively, when and if declared by the board of directors, prior and in preference to dividends on common stock. The holders of the Series A, B, C, D, E, F and G convertible preferred stock were also entitled to participate in dividends on common stock held on an as-if converted basis. No dividends on convertible preferred stock or common stock have been declared by the board of directors as of December 31, 2012.

Liquidation Preferences

        Prior to the IPO, in the event of a liquidation or sale of the Company, either voluntary or involuntary, the holders of the Series A, B, C, D, E, F and G convertible preferred stock would have been entitled to receive, prior and in preference to any distribution to the holders of common stock, $1.00, $1.38, $2.492, $4.73866, $6.65662, $13.20 and $14.60 per share, respectively, plus all declared and unpaid dividends. If the assets legally available were insufficient to satisfy the entire liquidation preference of all series of convertible preferred stock, the funds would have been distributed ratably to the holders of Series A, B, C, D, E, F and G convertible preferred stock. Any remaining assets beyond those needed to satisfy the liquidation preferences described above would have been distributed pro rata among the holders of Marketo common stock and preferred stock (other than Series G preferred stock), assuming full conversion of such preferred stock into Marketo common stock, up to the applicable Participation Cap for holders of Marketo preferred stock. The "Participation Cap" was $3.00 for the Series A preferred stock, $4.14 for Series B preferred stock, $7.476 for Series C Preferred Stock, $14.21598 for Series D preferred stock, $19.96986 for Series E preferred stock and $39.60 for

MARKETO, INC.

Notes to Consolidated Financial Statements (Continued)

8. Stockholder's Equity and Stock Based Compensation (Continued)

Series F preferred stock (each as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like). The holders of Series G preferred stock (the preferred stock issued to holders of Company preferred stock in connection with the Crowd Factory acquisition) did not have any liquidation preference participation rights. If there were assets available for distribution, after the applicable Participation Cap had been met for each relevant series of Marketo preferred stock, such assets would have been distributed on a pro rata basis to the holders of Marketo common stock.

Conversion Rights

        Prior to the IPO, each share of Series A, B, C, D, E, F and G convertible preferred stock was convertible at the option of the holder into shares of common stock at any time. The conversion rate for the Series A, B, C, D, E, F and G convertible preferred stock was equal to the quotient obtained by dividing the applicable original issue price by the applicable conversion price in effect at the time of conversion. The issue price for the Series A, B, C, D, E, F and G convertible preferred stock was $1.00, $1.38, $2.492, $4.73866, $6.65662, $13.20 and $14.60 per share, respectively, as adjusted for stock splits, stock dividends, combinations, subdivisions, recapitalizations or similar transactions. The conversion price of the Series A, B, C, D, E, F and G convertible preferred stock was equal to the applicable original issue price as adjusted for certain dilutive issuances, splits and combinations.

        Each share of Series A, B, C, D, E, F and G convertible preferred stock automatically converted into shares of common stock at the then-effective conversion rate upon the Company's IPO.

Voting Rights

        Holders of shares of Series A, B, C, D, E, F and G convertible preferred stock had voting rights equal to the number of shares of common stock into which their respective preferred shares were then convertible.

Stock Option Plans

2006 Plan

        The Company's Board of Directors (Board) and the Company's stockholders adopted the 2006 Stock Plan (2006 Plan) in October 2006. The 2006 Plan was most recently amended in May 2013. The 2006 Plan was terminated in connection with the IPO, and accordingly, no shares will be available for issuance under this plan. The 2006 Plan will continue to govern outstanding awards granted thereunder. The 2006 Plan provided for the grant of incentive stock options and nonqualified stock options. As of December 31, 2013, options to purchase 6,217,668 shares of common stock and 163,860 restricted stock units remained outstanding under the 2006 Plan.

2013 Equity Incentive Plan

        The Board adopted, and the Company's stockholders approved, a 2013 Equity Incentive Plan (2013 Plan). The 2013 Plan was effective May 16, 2013. The 2013 Plan provides for the grant of incentive stock options, to the Company's employees and any parent and subsidiary corporations' employees, and for the grant of nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares to the Company's employees, directors and

MARKETO, INC.

Notes to Consolidated Financial Statements (Continued)

8. Stockholder's Equity and Stock Based Compensation (Continued)

consultants and the Company's subsidiary corporations' employees and consultants. In addition, the shares reserved for issuance under the 2013 Plan also include (a) those shares reserved but unissued under the 2006 Stock Plan (2006 Plan), and (b) shares returned to the 2006 Plan as the result of expiration or termination of awards (provided that the maximum number of shares that may be added to the 2013 Plan pursuant to (a) and (b) is 9,119,341 shares). The number of shares available for issuance under the 2013 Plan will also include an annual increase on the first day of each fiscal year beginning in 2014, equal to the least of:

  •
  3,250,000 shares;

  •
  5% of the outstanding shares of common stock as of the last day of the Company's immediately preceding fiscal year; or

  •
  such other amount as the Company's Board of Directors may determine.

        If an award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program, or, with respect to restricted stock, restricted stock units, performance units or performance shares, is forfeited to or repurchased due to failure to vest, the unpurchased shares (or for awards other than stock options or stock appreciation rights, the forfeited or repurchased shares) will become available for future grant or sale under the 2013 Plan. With respect to stock appreciation rights, the net shares issued will cease to be available under the 2013 Plan and all remaining shares will remain available for future grant or sale under the 2013 Plan. Shares used to pay the exercise price of an award or satisfy the tax withholding obligations related to an award will become available for future grant or sale under the 2013 Plan. To the extent an award is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the 2013 Plan. Options under the 2013 Plan may be exercised for periods of up to ten years from the grant date.

MARKETO, INC.

Notes to Consolidated Financial Statements (Continued)

8. Stockholder's Equity and Stock Based Compensation (Continued)

Summary of Stock Option Activity

        A summary of the Company's stock option activity for all stock option plans for fiscal 2013 is as follows:

	OPTIONS OUTSTANDING
	Shares Available for Grant (in thousands)	Number of Stock Options Outstanding (in thousands)	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (in years)	Aggregate Intrinsic Value (in thousands)
Balance as of December 31, 2012	928	6,581	$3.21	8.08	$11,431
Additional shares authorized	4,502
Granted	(2,225)	2,225	9.44
Exercised	—	(1,778)	2.80
Repurchased	18	—	8.34
RSUs granted, net of cancellations/forfeitures	(422)	—
Options Cancelled/Forfeited	685	(685)	4.83

Balance as of December 31, 2013	3,486	6,343	5.33	7.98	$201,305

Exercisable as of December 31, 2013		5,994	$4.86	8.09	$193,064

Vested and expected to vest as of December 31, 2013		6,227	$5.35	7.97	$197,535

        The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the Company's closing price of $37.07 as of December 31, 2013 for options that were in-the-money as of that date.

        Option awards generally vest over a four year period, with 25% vesting after one year from date of grant and monthly thereafter. Stock options granted under our 2006 Plan provided employee option holders with an early exercise provision, where in the event of termination any unvested shares purchased are subject to repurchase by the Company at the original purchase price. This right of repurchase lapses as the option vests. Options exercisable as of December 31, 2013 include options that are exercisable prior to vesting.

        The weighted average grant date fair value of options granted and the total intrinsic value of options exercised during the periods presented were as follows (in thousands, except weighted average grant date fair value):

	Years ended December 31,
	2013	2012	2011
Weighted average grant date fair value	$5.08	$2.69	$1.77
Total intrinsic value of options exercised	$38,241	$948	$567

MARKETO, INC.

Notes to Consolidated Financial Statements (Continued)

8. Stockholder's Equity and Stock Based Compensation (Continued)

        The total estimated grant date fair value of options vested during the years ended December 31, 2013, 2012 and 2011 was $4,190,000, $3,122,000 and $740,000, respectively.

        Additional information regarding options outstanding as of December 31, 2013 is as follows:

Range of Exercise Prices		Shares Outstanding (in thousands)	Weighted Average Remaining Contractual Term (in years)	Weighted Average Exercise Price	Shares Exercisable (in thousands)	Weighted Average Exercise Price
$0.12	$1.50	808	6.01	$1.07	773	$1.11
2.38	2.38	970	7.22	2.38	970	2.38
2.74	4.24	714	7.75	3.70	667	3.66
4.56	4.56	1,182	7.99	4.56	1,040	4.56
4.74	5.44	606	8.48	4.79	606	4.79
7.42	7.42	1,608	8.91	7.42	1,608	7.42
9.24	12.00	329	9.31	11.98	329	11.98
17.66	17.66	19	9.46	17.66	—	—
32.65	32.65	22	9.79	32.65	—	—
32.99	32.99	85	9.87	32.99	—	—

0.12	32.99	6,343	7.98	5.33	5,994	4.86

Determining Fair Value of Stock Options

        The fair value of each option grant is estimated on the date of grant using the Black-Scholes option valuation model. The following assumptions were used to estimate the fair value of options granted to employees:

	Year Ended December 31,
	2013	2012	2011
Expected term (in years)	6	6	6
Risk-free interest rate	0.86% - 1.78%	1.02%	2.14%
Expected volatility	57% - 58%	65%	84%
Expected dividend rate	0%	0%	0%

        The assumptions are based on the following for each of the periods presented:

        Expected Term—The Company estimates the expected term consistent with the simplified method identified by the SEC. The Company elected to use the simplified method because of its limited history of stock option exercise activity and its stock options meet the criteria of the "plain-vanilla" options as defined by the SEC. The simplified method calculates the expected term as the average of the vesting and contractual terms of the award.

        Volatility—Since the Company has limited trading history by which to determine the volatility of its own common stock price, the expected volatility being used is derived from the historical stock volatilities of a representative industry peer group of comparable publicly listed companies over a period approximately equal to the expected term of the options.

MARKETO, INC.

Notes to Consolidated Financial Statements (Continued)

8. Stockholder's Equity and Stock Based Compensation (Continued)

        Risk Free Interest Rate—The risk free interest rate is based on U.S. Treasury zero coupon issues with remaining terms similar to the expected term on the options.

        Expected Dividend—The Company has never declared or paid any cash dividends and does not plan to pay cash dividends in the foreseeable future, and, therefore, used an expected dividend yield of zero in the valuation model.

        Forfeiture—The Company estimates forfeitures at the time of grant and revises those estimates in subsequent periods if actual forfeitures differ from those estimates. The Company uses historical data to estimate pre-vesting forfeitures and records stock-based compensation expense only for those awards that are expected to vest. All service based stock-based payment awards are amortized on a straight-line basis over the requisite service periods of the awards, which are generally the vesting periods.

Restricted Stock Units

        A summary of the Company's RSU activity and related information for fiscal 2013 is as follows:

	Number of RSUs (in thousands)	Weighted Average Grant Date Fair Value	Aggregate Intrinsic Value (in thousands)
Balance as of December 31, 2012	328	$4.58	$2,437
RSUs Granted	474	28.69	—
RSUs Vested	(169)	4.57	—
RSUs Repurchased	—	—	—
RSUs Cancelled/Forfeited	(51)	23.32	—

Balance as of December 31, 2013	582	$22.57	$21,579

        The aggregate intrinsic value of RSUs outstanding at December 31, 2013 was determined using the Company's closing stock price of $37.07 per share as of December 31, 2013.

        During 2013 and 2012 the Company granted RSUs to certain employees. All RSUs are subject to a time-based vesting condition and some are also subject to performance-based vesting condition, both of which must be satisfied before the RSUs are vested and settled for shares of common stock. The time-based vesting condition generally ranges from 2 to 4 years. The performance-based vesting condition is satisfied upon the occurrence of a sale event or the completion of the Company's IPO. Stock-based compensation expense associated with the performance-based RSUs is recognized if the performance-based vesting condition is considered probable of achievement. Recognition of compensation expense for these performance-based RSUs commenced during the second quarter of 2013 upon the IPO of the Company, which satisfied the performance condition. During fiscal 2013, the Company recognized approximately $1.3 million in stock based compensation associated with these performance-based RSUs.

MARKETO, INC.

Notes to Consolidated Financial Statements (Continued)

8. Stockholder's Equity and Stock Based Compensation (Continued)

        The weighted average grant date fair value of RSUs granted and the total intrinsic value of RSUs that vested during the periods presented were as follows (in thousands, except weighted average grant date fair value):

	Years ended December 31,
	2013	2012	2011
Weighted average grant date fair value	$28.69	$4.58	$—
Total intrinsic value of vested RSUs	$2,479	$—	$—

        The aggregate grant date fair value of RSUs vested during fiscal 2013 was approximately $0.8 million.

Employee Stock Purchase Plan

        The Board adopted, and the Company's stockholders approved, a 2013 Employee Stock Purchase Plan (ESPP). The ESPP became effective on May 1, 2013. The ESPP provides for annual increases in the number of shares available for issuance under the ESPP on the first day of each fiscal year beginning in fiscal 2014, equal to the lesser of:

  •
  1% of the outstanding shares of our common stock on the first day of such fiscal year;

  •
  650,000 shares; or

  •
  such other amount as may be determined by our board of directors

        The ESPP allows eligible employees to purchase shares of our common stock at a discount through payroll deductions of up to 15% of their eligible compensation, at not less than 85% of the fair market value, as defined in the ESPP, subject to any plan limitations. A participant may purchase a maximum of 1,250 shares during an offering period. The offering period generally start on the first trading day on or after February 15th and August 15th of each year, except that the first offering period commenced on the first trading day following the effective date of the Company's registration statement. At December 31, 2013, 738,032 shares were available for issuance under the ESPP. For fiscal 2013, the Company recorded stock-based compensation expense relating to the ESPP of approximately $0.8 million.

Determining Fair Value of Employee Stock Plan Purchase Rights

        The assumptions used to value employee stock purchase rights under the Black-Scholes model during fiscal 2013 are as follows:

Expected term (in months)	9
Risk-free interest rate	0.11%
Expected volatility	42%
Expected dividend rate	0%

MARKETO, INC.

Notes to Consolidated Financial Statements (Continued)

8. Stockholder's Equity and Stock Based Compensation (Continued)

Stock Compensation Expense

        The stock-based compensation expense included in operating results for the periods presented was allocated as follows (in thousands):

	Year Ended December 31,
	2013			2012			2011
	Options & ESPP	RSUs	Total	Options & ESPP	RSUs	Total	Options & ESPP	RSUs	Total
Cost of subscription and support	385	111	496	216	—	216	108	—	108
Cost of professional services	562	128	690	169	—	169	49	—	49

Total cost of revenue	947	239	1,186	385	—	385	157	—	157
Research and development	1,192	892	2,084	575	—	575	294	—	294
Sales and marketing	1,500	793	2,293	966	—	966	509	—	509
General and administrative	2,330	182	2,512	1,046	—	1,046	349	—	349

Total operating expenses	5,022	1,867	6,889	2,587	—	2,587	1,152	—	1,152

Total stock-based compensation expense	5,969	2,106	8,075	2,972	—	2,972	1,309	—	1,309

        As of December 31, 2013, total unrecognized compensation cost related to unvested awards not yet recognized under all equity compensation plans, adjusted for estimate forfeitures, was as follows:

	December 31, 2013
	Unrecognized Expense	Average Expected Recognition Period
	(in thousands)	(in years)
Stock options	$11,417	2.51
Restricted stock units	8,914	2.84
Employee stock purchase plan	166	0.13

Total unrecognized stock-based compensation expense	$20,497

9. Net Loss per Share

        Basic net loss per share is computed by dividing the net loss by the weighted-average number of shares of common stock outstanding during the period, less the weighted-average unvested common stock subject to repurchase or forfeiture as they are not deemed to be issued for accounting purposes. Diluted net loss per share is computed by giving effect to all potential shares of common stock, including preferred stock, stock options, RSUs and employee stock purchase plan, to the extent they are dilutive.

MARKETO, INC.

Notes to Consolidated Financial Statements (Continued)

9. Net Loss per Share (Continued)

        The following table sets forth the computation of the Company's basic and diluted net loss per share of common stock under the two-class method attributable to common stockholders for the periods presented:

	Year Ended December 31,
	2013	2012	2011
	(in thousands, except per share data)
Numerator:
Net loss	$(47,360)	$(34,385)	$(22,606)
Denominator:
Weighted-average common shares outstanding	24,881	2,934	2,489
Less: Weighted-average unvested common shares subject to repurchase or forfeiture and shares held in escrow	(172)	(128)	(215)

Weighted-average shares used in computing net loss per share of common stock, basic and diluted	24,709	2,806	2,274

Net loss per share of common stock, basic and diluted	$(1.92)	$(12.26)	$(9.94)

        The Company applied the two-class method to calculate its basic and diluted net loss per share of common stock, as its convertible preferred stock and common stock subject to repurchase are participating securities. The two-class method is an earnings allocation formula that treats a participating security as having rights to earnings that otherwise would have been available to common shareholders. However, the two-class method does not impact the net loss per share of common stock as the Company was in a loss position for each of the periods presented and preferred shareholders and holders of common stock subject to repurchase do not have to participate in losses.

        Additionally, since the Company was in a loss position for each of the periods presented, diluted net loss per share is the same as basic net loss per share for each periods as the inclusion of all potential common shares outstanding would have been anti-dilutive. Potentially dilutive securities that were excluded from the diluted per share calculation because they would have been antidilutive were as follows:

	Year Ended December 31,
	2013	2012	2011
	(in thousands)
Convertible preferred stock	—	25,876	25,034
Stock options to purchase common stock	6,343	6,581	4,587
Common stock held in escrow	137	12	—
Common stock subject to repurchase	127	148	227
Employee Stock Purchase Plan	304	—	—
Restricted stock units	582	328	—

	7,493	32,946	29,848

MARKETO, INC.

Notes to Consolidated Financial Statements (Continued)

10. Income Taxes

Income Tax Provision:

        Pretax loss was as follows:

	Year Ended December 31,
	2013	2012	2011
	(in thousands)
Loss before provision for income taxes:
Domestic	$(37,481)	$(29,119)	$(20,295)
Foreign	(9,851)	(5,247)	(2,305)

Total	$(47,332)	$(34,366)	$(22,600)

        The provision for income taxes consists of the following:

	Year Ended December 31,
	2013	2012	2011
	(in thousands)
Current tax provision:
Federal	$—	$—	$—
State	10	3	6
Foreign	83	16	—

Total current tax provision	93	19	6
Deferred tax provision	(65)	—	—

Total provision for income taxes	$28	$19	$6

        The items accounting for the difference between income taxes computed at the federal statutory rate and the provision for income taxes consist of the following:

	Year Ended December 31,
	2013	2012	2011
	(in thousands)
Federal statutory rate	34.00%	34.00%	34.00%
Stock-based compensation	-1.59	-1.54	-0.86
Valuation allowance	-28.31	-26.85	-31.06
Foreign rate differential	-5.00	-5.24	-3.47
Federal research and development credit	1.19	0.00	1.51
Other	-0.35	-0.43	-0.15

Effective income tax rate	-0.06%	-0.06%	-0.03%

MARKETO, INC.

Notes to Consolidated Financial Statements (Continued)

10. Income Taxes (Continued)

Deferred tax assets and liabilities:

        The components of deferred tax assets and liabilities are as follows:

	Year Ended December 31,
	2013	2012	2011
	(in thousands)
Deferred tax assets:
Accounts receivable principally due to allowance for doubtful accounts	$92	$107	$90
Compensated absences, principally due to accruals for financial reporting purposes	2,993	1,604	366
Net operating loss carryforwards	42,704	30,251	16,570
Federal tax credits	1,766	783	783
State tax credits	1,166	771	508
Other deductible temporary differences	964	521	487
Stock-based compensation	1,508	792	351
Foreign Credit	25	—	—
Deferred revenue	—	—	—

Total deferred tax assets	$51,218	$34,829	19,155
Deferred tax liabilities:
Capitalized software development	(149)	(37)	(98)
Acquired intangible assets	(1,979)	(964)	—

Total deferred tax liability	(2,128)	(1,001)	(98)
Valuation allowance	(49,388)	(33,828)	(19,057)

Net deferred taxes	$(298)	$—	$—

        The net valuation allowance increased by $15.6 million and $14.8 million for the years ended December 31, 2013 and 2012, respectively.

        As of December 31, 2013, the Company's deferred tax assets consist primarily of the federal and state net operating loss and research and development credit taxable income, if any, the amount and timing of which are uncertain. In assessing the realizability of deferred tax assets, management determined that it is more likely than not that none of the deferred tax assets will be realized. Therefore, the Company has provided a full valuation allowance against the U.S. federal and state deferred tax assets at December 31, 2013, 2012 and 2011.

        The Company has not provided for withholding taxes on the undistributed earnings of its foreign subsidiaries because the Company intends to reinvest such earnings indefinitely. As of December 31, 2013, the amount of undistributed earnings considered indefinitely reinvested was not material.

MARKETO, INC.

Notes to Consolidated Financial Statements (Continued)

10. Income Taxes (Continued)

        The Company had net operating loss carryforwards as follows:

	Year Ended December 31,
	2013	2012	2011
	(in thousands)
Federal	$130,797	$73,491	$41,554
California	102,606	68,906	40,278
Foreign	17,673	6,791	2,111

Total	$251,076	$149,188	$83,943

        The federal and state net operating losses include $29.3 million and $8.9 million of excess stock based compensation that will result in increases to additional paid in capital, when realized.

        Net operating loss carryforwards are available to offset future federal, California and foreign taxable income. Federal and California net operating loss carryforwards begin to expire in 2026 and 2016, respectively. Foreign net operating loss carryforwards do not expire.

        The Company had research and development credit carryforwards as follows:

	Year Ended December 31,
	2013	2012	2011
	(in thousands)
Federal	$1,766	$783	$783
California	1,767	1,169	770
International	25	—	—

Total	$3,558	$1,952	$1,553

        Federal and California research and development tax credit carryforwards are available to reduce future regular income taxes. Federal research and development credit carryforwards begin to expire in 2026. California research and development tax credit carryforwards do not expire.

        According to the American Taxpayer Relief Act of 2012 signed into law on January 3, 2013, the federal research credit, which was allowed to expire on January 1, 2012, was retroactively extended through 2013. The entire benefit for the retroactive extension (January 1 through December 31, 2012), of approximately $419,000, is reflected in the year ended December 31, 2013.

        Federal and California laws impose restrictions on the utilization of net operating loss carryforwards and R&D credit carryforwards in the event of a change in ownership of the Company, which constitutes an "ownership change" as defined by Internal Revenue Code Sections 382 and 383. The Company experienced an ownership change in the past that does not materially impact the availability of its net operating losses and tax credits. The amounts reflected in the above tables reflect reduction of approximately $1.2 million of net operating losses and $8,000 of research and development credits as a result of previous ownership changes that the Company experienced. Nevertheless, should there be an ownership change in the future, the Company's ability to utilize existing carryforwards could be substantially restricted.

MARKETO, INC.

Notes to Consolidated Financial Statements (Continued)

10. Income Taxes (Continued)

        The Company files tax returns in the US, certain states, Israel, Ireland and Australia. All of the tax years, from the date of inception, are open for examination.

Uncertain Tax Positions

        The Company accounts for uncertainty in income taxes in accordance with ASC 740. Tax positions are evaluated in a two-step process. The Company first determines whether it is more likely than not that a tax position will be sustained upon examination by the tax authority, including resolutions of any related appeals or litigation processes, based on technical merit. If a tax position meets the more-likely-than-not recognition threshold it is then measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement.

        The following table summarizes the activity related to unrecognized tax benefits:

	Year Ended December 31,
	2013	2012	2011
	(in thousands)
Unrecognized benefit—beginning of period	$—	$—	$—
Gross increases (decreases)—prior period tax positions	—	—	—
Gross increases (decreases)—current period tax positions	472	—	—

Unrecognized benefit—end of period	$472	$—	$—

        All of the unrecognized tax benefits as of December 31, 2013 are accounted for as a reduction in the Company's deferred tax assets. Because of the Company's valuation allowance, none of the $472,000 of unrecognized tax benefits would affect the Company's effective tax rate, if recognized.

        The Company recognizes interest and penalties related to unrecognized tax benefits as income tax expense. There is no interest or penalties accrued related to unrecognized tax benefits for the 2013, 2012 and 2011 and no liability for accrued interest and penalties related to unrecognized tax benefits as of December 31, 2013.

        The Company does not expect any significant change in its unrecognized tax benefits during the next twelve months.

11. Segment Information and Information about Geographic Areas

        The accounting principles guiding disclosures about segments of an enterprise and related information establishes standards for the reporting by business enterprises of information about operating segments, products and services, geographic areas, and major customers. The method of determining which information is reported is based on the way that management organizes the operating segments within the Company for making operational decisions and assessments of financial performance. The Company's chief operating decision maker (the CODM) is considered to be the Company's chief executive officer (CEO). The CODM reviews financial information presented on a consolidated basis for purposes of making operating decisions and assessing financial performance. As such, the Company is determined to be operating in one business segment.

MARKETO, INC.

Notes to Consolidated Financial Statements (Continued)

11. Segment Information and Information about Geographic Areas (Continued)

        All of the Company's principal operations and decision-making functions are located in the United States.

Revenue

        Revenues by geography are based on the shipping address of the customer. The following table presents our revenue by geographic region for the periods presented:

	Year Ended December 31,
	2013	2012	2011
	(in thousands)
United States	$82,019	$50,910	$28,913
EMEA	6,989	3,686	1,538
Other	6,910	3,817	1,941

Total	$95,918	$58,413	$32,392

        No single customer accounted for more than 10% of our total revenue in 2013, 2012 and 2011. No single customer accounted for more than 10% of accounts receivable as of December 31, 2013 and 2012.

Long-lived Assets

        The following table sets forth the Company's long-lived assets by geographic areas as of the periods presented:

	Year Ended December 31,
	2013	2012
	(in thousands)
United States	$13,573	$5,369
EMEA	280	248
Other	3	—

Total	13,856	5,617

Item 9.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        None

Item 9A.    Controls and Procedures

Evaluation of Disclosure Controls and Procedures

        Our management, with the participation of our Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of our disclosure controls and procedures (as defined in Rules 13a- 15(e) and 15d- 15(e) under the Securities Exchange Act of 1934, as amended (the Exchange Act), as of the end of the period covered by this Annual Report on Form 10-K. Based on such evaluation, our principal executive officer and principal financial officer have concluded that as of such date, our disclosure controls and procedures were effective.

Management's Report on Internal Control Over Financial Reporting

        This Annual Report on Form 10-K does not include a report of management's assessment regarding internal control over financial reporting or an attestation report of the Company's registered public accounting firm due to a transition period established by rules of the Securities and Exchange Commission for newly public companies.

Changes in Internal Control over Financial Reporting

        There were no changes in our internal control over financial reporting during our most recently completed fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Item 9B.    Other Information

        None.

PART III

Item 10.    Directors, Executive Officers and Corporate Governance

        The information required by this item will be included under the caption "Directors, Executive Officers and Corporate Governance" in our Proxy Statement for the 2014 Annual Meeting of Stockholders to be filed with the SEC within 120 days of the fiscal year ended December 31, 2013 (the 2014 Proxy Statement) and is incorporated herein by reference.

        The Company has a code of business ethics and conduct that applies to all of our employees, including our Principal Executive Officer, Principal Financial Officer and our Board of Directors. A copy of this code, "Code of Business Ethics and Conduct", is available on our website at http://investors.marketo.com. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Global Code of Business Conduct and Ethics by posting such information on our investor relations website under the heading "Corporate Governance" at http://investors.marketo.com/.

Item 11.    Executive Compensation

        The information required by this item will be included under the captions "Executive Compensation" and under the subheadings "Board's Role in Risk Oversight," "Non-Employee Director Compensation, "Outside Director Compensation Policy," and "Compensation Committee Interlocks and Insider Participation" under the heading "Directors, Executive Officers and Corporate Governance" in the 2014 Proxy Statement and is incorporated herein by reference.

Item 12.    Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

        The information required by this item will be included under the captions "Security Ownership of Certain Beneficial Owners and Management" and under the subheading "Equity Benefit and Stock Plans" under the heading "Executive Compensation" in the 2014 Proxy Statement and is incorporated herein by reference.

Item 13.    Certain Relationships and Related Transactions, and Director Independence

        The information required by this item will be included under the captions "Certain Relationships and Related Transactions" and "Directors, Executive Officers and Corporate Governance—Director Independence" in the 2014 Proxy Statement and is incorporated herein by reference.

Item 14.    Principal Accountant Fees and Services

        The information required by this item will be included under the caption "Proposal Two: Ratification of Selection of Independent Registered Public Accountants" in the 2014 Proxy Statement and is incorporated herein by reference.

PART IV

Item 15.    Exhibits, Financial Statement Schedules

        (a)   The following documents are filed as part of this report:

        1.     Consolidated Financial Statements

        See Index to Consolidated Financial Statements at Item 8 herein.

        2.     Financial Statement Schedules

        Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes herein.

        3.     Exhibits

        The documents listed in the Exhibit Index of this report are incorporated by reference or are filed with this report, in each case as indicated therein (numbered in accordance with Item 601 of Regulation S-K).

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARKETO, INC.
Date: March 3, 2014	By:	/s/ FREDERICK A. BALL Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

        KNOW ALL THESE PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Phillip M. Fernandez and Frederick A. Ball, and each of them, his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Annual Report on Form 10-K, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Exchange Act of 1934, this Annual Report on Form 10-K has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILLIP M. FERNANDEZ Phillip M. Fernandez	President, Chief Executive Officer and Director (Principal Executive Officer)	March 3, 2014
/s/ FREDERICK A. BALL Frederick A. Ball	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 3, 2014
/s/ NEERAJ AGRAWAL Neeraj Agrawal	Director	March 3, 2014
/s/ SUSAN L. BOSTROM Susan L. Bostrom	Director	March 3, 2014
/s/ TAE HEA NAHM Tae Hea Nahm	Director	March 3, 2014
/s/ DOUGLAS A. PEPPER Douglas A. Pepper	Director	March 3, 2014

Signature	Title	Date

/s/ ROGER S. SIBONI Roger S. Siboni	Director	March 3, 2014
/s/ WESLEY R. WASSON Wesley R. Wasson	Director	March 3, 2014

EXHIBIT
INDEX

Exhibit Number	Description	Incorporated by Reference From Form	Incorporated by Reference From Exhibit Number	Date Filed
3.1	Amended and Restated Certificate of Incorporation	10-Q	3.1	August 9, 2013

3.2	Bylaws of the Company dated May 22, 2013	10-Q	3.2	August 9, 2013

4.1	Second Amendment to Amended and Restated Investor Rights Agreement, dated May 22, 2013, by and among the Company and certain of its stockholders	10-Q	4.1	August 9, 2013

10.1	Form of Indemnification Agreement between the Registrant and each of its directors and executive officers.	S-1	10.1	April 2, 2013

10.2	2006 Stock Plan, as amended, and forms of agreements thereunder.	S-1	10.2	April 2, 2013

10.3	2013 Equity Incentive Plan	Filed herewith

10.3.1	2013 Equity Incentive Plan—Form of stock option agreement	Filed herewith

10.3.2	2013 Equity Incentive Plan—Form of restricted stock unit agreement	Filed herewith

10.4	2013 Employee Stock Purchase Plan and form of agreement thereunder	S-1/A	10.4	May 13, 2013

10.5	Compensation Summary Sheet for Phillip M. Fernandez.	Filed herewith

10.6	Management Retention Agreement, effective as of July 24, 2012, by and between the Registrant and Phillip M. Fernandez.	S-1	10.6	April 2, 2013

10.7	Offer Letter, dated April 5, 2011, by and between the Registrant and Frederick A. Ball.	S-1	10.7	April 2, 2013

10.8	Management Retention Agreement, effective as of July 24, 2012, by and between the Registrant and Frederick A. Ball.	S-1	10.8	April 2, 2013

10.9	Offer Letter, dated May 7, 2008, by and between the Registrant and William B. Binch.	S-1	10.9	April 2, 2013

10.1	Management Retention Agreement, effective as of August 28, 2012, by and between the Registrant and William B. Binch.	S-1	10.1	April 2, 2013

Exhibit Number	Description	Incorporated by Reference From Form	Incorporated by Reference From Exhibit Number	Date Filed
10.11	Offer Letter, dated April 17, 2012, by and between the Registrant and Sanjiv P. Dholakia.	S-1	10.1	April 2, 2013

10.12	Management Retention Agreement, effective as of July 24, 2012, by and between the Registrant and Sanjiv P. Dholakia.	S-1	10.1	April 2, 2013

10.13	Non-Competition and Non-Solicitation Agreement, dated April 17, 2012, by and between the Registrant and Sanjiv P. Dholakia.	S-1	10.1	April 2, 2013

10.14	Offer Letter, dated January 13, 2012, by and between the Registrant and Jason L. Holmes.	S-1	10.1	April 2, 2013

10.15	Management Retention Agreement, effective as of July 24, 2012, by and between the Registrant and Jason L. Holmes.	S-1	10.15	April 2, 2013

10.16	Offer Letter, dated August 15, 2013, by and between the Registrant and Margo M. Smith.	S-1	10.16	December 23, 2013

10.17	Management Retention Agreement, effective as of November 11, 2013, by and between the Registrant and Margo M. Smith.	S-1	10.17	December 23, 2013

10.18	Change in Control Acceleration Policy.	S-1	10.18	April 2, 2013

10.19	Office Lease, dated August 13, 2009, by and between the Registrant and CA-San Mateo BayCenter Limited Partnership, as amended by the First Amendment dated May 19, 2010, the Second Amendment dated November 16, 2010, the Third Amendment dated May 19, 2011, the Fourth Amendment dated November 22, 2011 and the Fifth Amendment dated May 14, 2012.	S-1	10.19	April 2, 2013

10.20	Loan and Security Agreement, dated May 21, 2012, by and between the Registrant and Silicon Valley Bank.	S-1	10.22	April 2, 2013

10.20.1	First Amendment to Loan and Security Agreement, dated June 6, 2013, between the Company and Silicon Valley Bank.	10-Q	10.3	August 9, 2013

Exhibit Number		Description	Incorporated by Reference From Form	Incorporated by Reference From Exhibit Number	Date Filed
10.21		Common Stock Purchase Agreement between the Registrant and Battery Ventures IX, L.P. and Battery Investment Partners IX, LLC dated May 3, 2013.	S-1	10.21	April 2, 2013

10.22		Amendment to Management Retention Agreement, effective as of November 13, 2013, by and between the Registrant and Philip M. Fernandez.	S-1	10.22	December 23, 2013

10.23		Amendment to Management Retention Agreement, effective as of November 13, 2013, by and between the Registrant and Frederick Ball.	S-1	10.23	December 23, 2013

10.24		Compensation Summary Sheet for Steve Sloan	Filed herewith

10.25		Management Retention Agreement, effective as of February 12, 2014, by and between the Registrant and Steve Sloan.	Filed herewith

21.1		List of subsidiaries of the Registrant.	Filed herewith

23.1		Consent of KPMG LLP, Independent Registered Public Accounting Firm.	Filed herewith

31.1		Certification of the Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act.	Filed herewith

31.2		Certification of the Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act.	Filed herewith

32.1	*	Certification of the Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act.	Furnished herewith

32.2	*	Certification of the Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act.

Exhibit Number	Description	Incorporated by Reference From Form	Incorporated by Reference From Exhibit Number	Date Filed
101	The following materials from the Marketo, Inc. Form 10-K for the year ended December 31, 2013 formatted in Extensible Business Reporting Language (XBRL): (i)the Consolidated Balance Sheets, (ii) the Consolidated Statements of Operations and Comprehensive Loss, (iii) Consolidated Statements of Stockholders' Equity, (iv) Consolidated Statements of Cash Flows and (v) Notes to the Consolidated Financial Statements.	Furnished herewith

*
The certifications furnished in Exhibit 32.1 hereto are deemed to accompany this Annual Report on Form 10-K and will not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Such certifications will not be deemed to be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the registrant specifically incorporates it by reference.

Exhibit 10.3

MARKETO, INC.

2013 EQUITY INCENTIVE PLAN

1.                                      Purposes of the Plan.  The purposes of this Plan are:

•                                          to attract and retain the best available personnel for positions of substantial responsibility,

•                                          to provide additional incentive to Employees, Directors and Consultants, and

•                                          to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

2.                                      Definitions.  As used herein, the following definitions will apply:

(a)                                 “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)                                 “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)                                  “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(d)                                 “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan.  The Award Agreement is subject to the terms and conditions of the Plan.

(e)                                  “Board” means the Board of Directors of the Company.

(f)                                   “Change in Control” means the occurrence of any of the following events:

(i)                              A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered

(to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii)                           A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.  For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)                        A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3).  For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(g)                                  “Code” means the Internal Revenue Code of 1986, as amended.  Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any

2

valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(h)                                 “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.

(i)                                     “Common Stock” means the common stock of the Company.

(j)                                    “Company” means Marketo, Inc., a Delaware corporation, or any successor thereto.

(k)                                 “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(l)                                     “Director” means a member of the Board.

(m)                             “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(n)                                 “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.  Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(o)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)                                 “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced.  The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(q)                                 “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)                              If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

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(ii)                           If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii)                        For purposes of any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company’s Common Stock; or

(iv)                       In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(r)                                    “Fiscal Year” means the fiscal year of the Company.

(s)                                   “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(t)                                    “Inside Director” means a Director who is an Employee.

(u)                                 “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(v)                                 “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w)                               “Option” means a stock option granted pursuant to the Plan.

(x)                                 “Outside Director” means a Director who is not an Employee.

(y)                                 “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z)                                  “Participant” means the holder of an outstanding Award.

(aa)                          “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(bb)                          “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

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(cc)                            “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture.  Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(dd)                          “Plan” means this 2013 Equity Incentive Plan.

(ee)                            “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company’s securities.

(ff)                              “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(gg)                            “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8.  Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(hh)                          “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ii)                                  “Section 16(b)”  means Section 16(b) of the Exchange Act.

(jj)                                “Service Provider” means an Employee, Director or Consultant.

(kk)                          “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(ll)                                  “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(mm)                  “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.                                      Stock Subject to the Plan.

(a)                                 Stock Subject to the Plan.  Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 2,952,130 Shares, plus (i) any Shares that, as of the Registration Date, have been reserved but not issued pursuant to any awards granted under the Company’s 2006 Stock Plan, as amended (the “Existing Plan”) and are not subject to any awards granted thereunder, and (ii) any Shares subject to stock options or similar awards granted under the Existing Plan that, after the Registration Date, expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the Existing Plan that, after the Registration Date, are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the Plan pursuant to clauses (i) and (ii) equal to 9,119,341 Shares.  The Shares may be authorized, but unissued, or reacquired Common Stock.

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(b)                                 Automatic Share Reserve Increase.  The number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2014 Fiscal Year, in an amount equal to the least of (i) 3,250,000 Shares, (ii) five percent (5%) of the outstanding Shares on the last day of the immediately preceding Fiscal Year or (iii) such number of Shares determined by the Board.

(c)                                  Lapsed Awards.  If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated).  With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares issued) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated).  Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan.  Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan.  To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.  Notwithstanding the foregoing and, subject to adjustment as provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Sections 3(b) and 3(c).

(d)                                 Share Reserve.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.                                      Administration of the Plan.

(a)                                 Procedure.

(i)                           Multiple Administrative Bodies.  Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)                        Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

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(iii)                     Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)                    Other Administration.  Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)                                 Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)                           to determine the Fair Market Value;

(ii)                        to select the Service Providers to whom Awards may be granted hereunder;

(iii)                     to determine the number of Shares to be covered by each Award granted hereunder;

(iv)                    to approve forms of Award Agreements for use under the Plan;

(v)                       to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder.  Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)                    to institute and determine the terms and conditions of an Exchange Program;

(vii)                 to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii)              to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(ix)                    to modify or amend each Award (subject to Section 19 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);

(x)                       to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 15 of the Plan;

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(xi)                    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii)                 to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and

(xiii)              to make all other determinations deemed necessary or advisable for administering the Plan.

(c)                                  Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5.                                      Eligibility.  Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.

6.                                      Stock Options.

(a)                                 Limitations.  Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options.  For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted.  The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b)                                 Term of Option.  The term of each Option will be stated in the Award Agreement.  In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement.  Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)                                  Option Exercise Price and Consideration.

(i)                                              Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1)              In the case of an Incentive Stock Option

(A)                               granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will

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be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B)                               granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2)                                 In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3)                                 Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)                                           Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)                                        Form of Consideration.  The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment.  In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant.  Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(d)                                 Exercise of Option.

(i)                           Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.  An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes).  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan.  Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.

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Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.  The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)          Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)       Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement).  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination.  Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.  If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)      Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator.  If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.  In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death.  Unless otherwise provided by the

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Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan.  If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7.                                      Restricted Stock.

(a)                                 Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)                                 Restricted Stock Agreement.  Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine.  Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c)                                  Transferability.  Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)                                 Other Restrictions.  The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)                                  Removal of Restrictions.  Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine.  The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)                                   Voting Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)                                  Dividends and Other Distributions.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise.  If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)                                 Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

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8.                                      Restricted Stock Units.

(a)                                 Grant.  Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator.  After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b)                                 Vesting Criteria and Other Terms.  The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant.  The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

(c)                                  Earning Restricted Stock Units.  Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator.  Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)                                 Form and Timing of Payment.  Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement.  The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e)                                  Cancellation.  On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

9.                                      Stock Appreciation Rights.

(a)                                 Grant of Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)                                 Number of Shares.  The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

(c)                                  Exercise Price and Other Terms.  The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.  Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d)                                 Stock Appreciation Right Agreement.  Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock

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Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)                                  Expiration of Stock Appreciation Rights.  A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.  Notwithstanding the foregoing, the rules of Section 6(b) relating to the maximum term and Section 6(d) relating to exercise also will apply to Stock Appreciation Rights.

(f)                                   Payment of Stock Appreciation Right Amount.  Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)             The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)          The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10.                               Performance Units and Performance Shares.

(a)                                 Grant of Performance Units/Shares.  Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion.  The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b)                                 Value of Performance Units/Shares.  Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant.  Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)                                  Performance Objectives and Other Terms.  The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers.  The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.”  Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.  The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d)                                 Earning of Performance Units/Shares.  After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the

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number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved.  After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e)                                  Form and Timing of Payment of Performance Units/Shares.  Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period.  The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)                                   Cancellation of Performance Units/Shares.  On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11.                               Outside Director Limitations.

(a)                                 Cash-Settled Awards.  No Outside Director may be granted, in any fiscal year of the Company, cash-settled Awards with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of more than $500,000, increased to $1,000,000 in connection with his or her initial service.

(b)                                 Stock-Settled Awards.  No Outside Director may be granted, in any fiscal year of the Company, stock-settled Awards with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of more than $500,000, increased to $1,000,000 in connection with his or her initial service.

12.                               Leaves of Absence/Transfer Between Locations.  Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence.  A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.  For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13.                               Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.  If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

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14.                               Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)                                 Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits in Section 3 of the Plan.

(b)                                 Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)                                  Change in Control.  In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  The Administrator will not be required to treat all Awards similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.  In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the

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successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(d)                                 Outside Director Awards.  With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

15.                               Tax.

(a)                                 Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)                                 Withholding Arrangements.  The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld.  The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

(c)                                  Compliance With Code Section 409A.  Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator.  The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator.  To the extent that an Award or payment, or the settlement or deferral thereof, is

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subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

16.                               No Effect on Employment or Service.  Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17.                               Date of Grant.  The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator.  Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

18.                               Term of Plan.  Subject to Section 22 of the Plan, the Plan will become effective upon the later to occur of (i) its adoption by the Board or (ii) the business day immediately prior to the Registration Date.  It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 19 of the Plan.

19.                               Amendment and Termination of the Plan.

(a)                                 Amendment and Termination.  The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)                                 Stockholder Approval.  The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)                                  Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.  Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20.                               Conditions Upon Issuance of Shares.

(a)                                 Legal Compliance.  Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)                                 Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

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21.                               Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

22.                               Stockholder Approval.  The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board.  Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

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Exhibit 10.3.1

MARKETO, INC.

2013 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the Marketo, Inc. 2013 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Stock Option Agreement (the “Agreement”), including the Notice of Stock Option Grant (the “Notice of Grant”) and Terms and Conditions of Stock Option Grant, attached hereto as Exhibit A.

NOTICE OF STOCK OPTION GRANT

Participant:

Address:

Participant has been granted an Option to purchase Common Stock of Marketo, Inc. (the “Company”), subject to the terms and conditions of the Plan and this Agreement, as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Number of Shares Granted

Exercise Price per Share	$

Total Exercise Price	$

Type of Option	☐ Incentive Stock Option

☐ Nonstatutory Stock Option

Term/Expiration Date

Vesting Schedule:

Subject to accelerated vesting as set forth below or in the Plan, this Option will be exercisable, in whole or in part, in accordance with the following schedule:

[Insert Vesting Schedule]

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Termination Period:

This Option will be exercisable for three (3) months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case this Option will be exercisable for twelve (12) months after Participant ceases to be a Service Provider.  Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 14(c) of the Plan.

By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Agreement, including exhibits hereto, all of which are made a part of this document.  Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Agreement.  Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	MARKETO, INC.

Signature	By

Print Name	Title

Address:

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EXHIBIT A

TERMS AND CONDITIONS OF STOCK OPTION GRANT

1.              Grant of Option.  The Company hereby grants to the Participant named in the Notice of Grant (the “Participant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions in this Agreement and the Plan, which is incorporated herein by reference.  Subject to Section 19(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will prevail.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an ISO under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it will be treated as a Nonstatutory Stock Option (“NSO”).  Further, if for any reason this Option (or portion thereof) will not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan.  In no event will the Administrator, the Company or any Parent or Subsidiary or any of their respective employees or directors have any liability to Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.

2.              Vesting Schedule.  Except as provided in Section 3, the Option awarded by this Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant.  Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

3.              Administrator Discretion.  The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan.  If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.

4.              Exercise of Option.

(a)                                 Right to Exercise.  This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

(b)                                 Method of Exercise.  This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit B (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan.  The Exercise Notice will be completed by Participant and delivered to the Company.  The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as

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to all Exercised Shares together with any applicable tax withholding.  This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

5.              Method of Payment.  Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:

(a)                                 cash;

(b)                                 check;

(c)                                  consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

(d)                                 surrender of other Shares which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares, provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company.

6.              Tax Obligations.

(a)                                 Withholding of Taxes.  Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of income, employment, social insurance, payroll and other taxes which the Company determines must be withheld with respect to such Shares.  To the extent determined appropriate by the Company in its discretion, it will have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Participant.  If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time of the Option exercise, Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Shares if such withholding amounts are not delivered at the time of exercise.

(b)                                 Notice of Disqualifying Disposition of ISO Shares.  If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Grant Date, or (ii) the date one (1) year after the date of exercise, Participant will immediately notify the Company in writing of such disposition.  Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.

(c)                                  Code Section 409A.  Under Code Section 409A, an option that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “Discount Option”) may be considered “deferred compensation.”  A Discount Option may result in (i) income recognition by Participant prior to the exercise of the option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges.  The Discount

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Option may also result in additional state income, penalty and interest charges to the Participant.  Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the Fair Market Value of a Share on the Date of Grant in a later examination.  Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market Value of a Share on the date of grant, Participant will be solely responsible for Participant’s costs related to such a determination.

7.              Rights as Stockholder.  Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant.  After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

8.              No Guarantee of Continued Service.  PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER.  PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

9.              Address for Notices.  Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at Marketo, Inc., 901 Mariners Island Blvd #200, San Mateo, CA 94404, or at such other address as the Company may hereafter designate in writing.

10.       Non-Transferability of Option.  This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

11.       Binding Agreement.  Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

12.       Additional Conditions to Issuance of Stock.  If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or foreign law, the tax code and related regulations or

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the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the purchase by, or issuance of Shares to, Participant (or his or her estate) hereunder, such purchase or issuance will not occur unless and until such listing, registration, qualification, rule compliance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company.  The Company will make all reasonable efforts to meet the requirements of any such state, federal or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange.  Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

13.       Plan Governs.  This Agreement is subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.  Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

14.       Administrator Authority.  The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested).  All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons.  No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

15.       Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan or future options that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

16.       Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

17.       Agreement Severable.  In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

18.       Modifications to the Agreement.  This Agreement constitutes the entire understanding of the parties on the subjects covered.  Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein.  Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.  Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with

6

Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this Option.

19.       Amendment, Suspension or Termination of the Plan.  By accepting this Award, Participant expressly warrants that he or she has received an Option under the Plan, and has received, read and understood a description of the Plan.  Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

20.       Governing Law.  This Agreement will be governed by the laws of California, without giving effect to the conflict of law principles thereof.  For purposes of litigating any dispute that arises under this Option or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of San Mateo County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Option is made and/or to be performed.

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EXHIBIT B

MARKETO, INC.

2013 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

Marketo, Inc.

901 Mariners Island Blvd #200

San Mateo, CA 94404

Attention:  Stock Administration

1.                                      Exercise of Option.  Effective as of today,                                 ,           , the undersigned (“Purchaser”) hereby elects to purchase                              shares (the “Shares”) of the Common Stock of Marketo, Inc. (the “Company”) under and pursuant to the 2013 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement dated                  (the “Agreement”).  The purchase price for the Shares will be $                          , as required by the Agreement.

2.                                      Delivery of Payment.  Purchaser herewith delivers to the Company the full purchase price of the Shares and any required tax withholding to be paid in connection with the exercise of the Option.

3.                                      Representations of Purchaser.  Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Agreement and agrees to abide by and be bound by their terms and conditions.

4.                                      Rights as Stockholder.  Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option.  The Shares so acquired will be issued to Purchaser as soon as practicable after exercise of the Option.  No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 14 of the Plan.

5.                                      Tax Consultation.  Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares.  Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

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6.                                      Entire Agreement; Governing Law.  The Plan and Agreement are incorporated herein by reference.  This Exercise Notice, the Plan and the Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser.  This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

Submitted by:	Accepted by:

PURCHASER	MARKETO, INC.

Signature	By

Print Name	Its

Address:

Date Received

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Exhibit 10.3.2

MARKETO, INC.

2013 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

Unless otherwise defined herein, the terms defined in the Marketo, Inc. 2013 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Agreement (the “Award Agreement”), which includes the Notice of Restricted Stock Unit Grant (the “Notice of Grant”) and Terms and Conditions of Restricted Stock Unit Grant, attached hereto as Exhibit A.

NOTICE OF RESTRICTED STOCK UNIT GRANT

Participant Name:

Address:

Participant has been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number

Date of Grant

Initial Vest Date

Number of Restricted Stock Units

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan, a Management Retention Agreement, as applicable, or set forth below, the Restricted Stock Units will vest in accordance with the following schedule:

“Company Vest Dates” are February 15, May 15, August 15 and November 15 of each year, provided, however that if a Company Vest Dates would otherwise fall on a weekend or holiday, that Company Vest Date will be the first business day following the relevant Company Vest Date.

Twenty-five percent (25%) of the Restricted Stock Units will vest on the first Company Vest Date following the first anniversary of the Date of Grant (the “Initial Vest Date”), and twenty-five percent (25%) of the Restricted Stock Units will vest each year thereafter on the Company Vest Date that occurs in the same month as the Initial Vest Date, subject to Participant continuing to be a Service Provider through each such date.

In the event Participant ceases to be a Service Provider for any or no reason before Participant vests in the Restricted Stock Units, the Restricted Stock Units and Participant’s right to acquire any Shares hereunder will immediately terminate.

By Participant’s signature and the signature of the representative of Marketo, Inc. (the “Company”) below, Participant and the Company agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Restricted Stock Unit Grant, attached hereto as Exhibit A, all of which are made a part of this document.  By accepting this Award, Participant expressly consents to the sale of Shares to cover the Tax Withholding Obligations (and any associated broker or other fees) and agrees and acknowledges that Participant may not satisfy them by any means other than such sale of Shares, unless required to do so by the Administrator or pursuant to the Administrator’s express written consent.  Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement.  Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT:	MARKETO, INC.

Signature	By

Print Name	Title

Residence Address:

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EXHIBIT A

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT

1.                                      Grant.  The Company hereby grants to the individual named in the Notice of Grant (the “Participant”) under the Plan an Award of Restricted Stock Units, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference.  Subject to Section 19(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.

2.                                      Company’s Obligation to Pay.  Each Restricted Stock Unit represents the right to receive a Share on the date it vests.  Unless and until the Restricted Stock Units will have vested in the manner set forth in Sections 3 or 4, Participant will have no right to payment of any such Restricted Stock Units.  Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.  Any Restricted Stock Units that vest in accordance with Sections 3 or 4 will be paid to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares, subject to Participant satisfying any applicable tax withholding obligations as set forth in Section 7.  Subject to the provisions of Section 4, such vested Restricted Stock Units shall be paid in whole Shares as soon as practicable after vesting, but in each such case within the period sixty (60) days following the vesting date.  In no event will Participant be permitted, directly or indirectly, to specify the taxable year of the payment of any Restricted Stock Units payable under this Award Agreement.

3.                                      Vesting Schedule.  Except as provided in Section 4, and subject to Section 5, the Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant.  Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

4.                                      Administrator Discretion.  The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan.  If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator.  The payment of Shares vesting pursuant to this Section 4 shall in all cases be paid at a time or in a manner that is exempt from, or complies with, Section 409A.

Notwithstanding anything in the Plan or this Award Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) Participant is a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6)

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month period following Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless the Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be paid in Shares to the Participant’s estate as soon as practicable following his or her death.  It is the intent of this Award Agreement that it and all payments and benefits hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply.  Each payment payable under this Award Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2).  For purposes of this Award Agreement, “Section 409A” means Section 409A of the Code, and any final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

5.                                      Forfeiture upon Termination of Status as a Service Provider.  Notwithstanding any contrary provision of this Award Agreement, the balance of the Restricted Stock Units that have not vested as of the time of Participant’s termination as a Service Provider for any or no reason and Participant’s right to acquire any Shares hereunder will immediately terminate.

6.                                      Death of Participant.  Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate.  Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7.                                      Tax Withholding.

(i)             Default Method of Tax Withholding.  The minimum federal, state, and local and foreign income, social insurance, payroll, employment and any other applicable taxes which the Company determines must be withheld with respect to this Award (“Tax Withholding Obligation”) will be satisfied by Shares being sold on Participant’s behalf at the prevailing market price pursuant to such procedures as the Company may specify from time to time, including through a broker-assisted arrangement (it being understood that the Shares to be sold must have vested pursuant to the terms of this Agreement and the Plan).  The proceeds from the sale will be used to satisfy Participant’s Tax Withholding Obligation (and any associated broker or other fees) arising with respect to this Award.  Only whole Shares will be sold to satisfy any Tax Withholding Obligation.  Any proceeds from the sale of Shares in excess of the Tax Withholding Obligation (and any associated broker or other fees) will be paid to Participant in accordance with procedures the Company may specify from time to time.  By accepting this Award, Participant expressly consents to the sale of Shares to cover the Tax Withholding Obligations (and any associated broker or other fees) and agrees and acknowledges that Participant may not satisfy them by any means other than such sale of Shares, unless required to do so by the Administrator or pursuant to the Administrator’s express written consent.

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(ii)          Administrator Discretion.  If the Administrator determines that Participant cannot satisfy Participant’s Tax Withholding Obligation through the default procedure described in clause (i), it may permit Participant to satisfy Participant’s Tax Withholding Obligation by (i) delivering to the Company Shares that Participant owns and that have vested with a Fair Market Value equal to the amount required to be withheld, (ii) electing to have the Company withhold otherwise deliverable Shares having a value equal to the minimum amount statutorily required to be withheld, (iii) payment by Participant in cash, or (iv) such other means as the Administrator deems appropriate.

(iii)       Company’s Obligation to Deliver Shares.  For clarification purposes, in no event will the Company issue Participant any Shares unless and until arrangements satisfactory to the Administrator have been made for the payment of Participant’s Tax Withholding Obligation.  If Participant fails to do so by the time they become due, Participant will permanently forfeit Participant’s Restricted Stock Units to which Participant’s Tax Withholding Obligation relates, as well as any right to receive Shares otherwise issuable pursuant to those Restricted Stock Units.

8.                                      Rights as Stockholder.  Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant.  After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9.                                      No Guarantee of Continued Service.  PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER.  PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

10.                               Address for Notices.  Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Marketo, Inc., 901 Mariners Island Blvd #200, San Mateo, CA 94404, or at such other address as the Company may hereafter designate in writing.

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11.                               Grant is Not Transferable.  Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

12.                               Binding Agreement.  Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

13.                               Additional Conditions to Issuance of Stock.  If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or foreign law, the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company.  Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation.  The Company will make all reasonable efforts to meet the requirements of any such state, federal or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange.

14.                               Plan Governs.  This Award Agreement is subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.  Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.

15.                               Administrator Authority.  The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested).  All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons.  No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

16.                               Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line

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or electronic system established and maintained by the Company or another third party designated by the Company.

17.                               Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

18.                               Agreement Severable.  In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

19.                               Modifications to the Award Agreement.  This Award Agreement constitutes the entire understanding of the parties on the subjects covered.  Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein.  Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.  Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Restricted Stock Units.

20.                               Amendment, Suspension or Termination of the Plan.  By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan.  Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

21.                               Governing Law.  This Award Agreement will be governed by the laws of California without giving effect to the conflict of law principles thereof.  For purposes of litigating any dispute that arises under this Award of Restricted Stock Units or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of San Mateo County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award of Restricted Stock Units is made and/or to be performed.

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MARKETO, INC.

2013 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

FOR NON-U.S. PARTICIPANTS

Unless otherwise defined herein, the terms defined in the Marketo, Inc. 2013 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Agreement for Non-U.S. Participants (the “Award Agreement”), which includes the Notice of Restricted Stock Unit Grant (the “Notice of Grant”), the Terms and Conditions of Restricted Stock Unit Grant for Non-U.S. Participants, attached hereto as Exhibit A, and the Country-Specific Provisions of Restricted Stock Unit Grant for Non-U.S. Participants, attached hereto as Exhibit B.

NOTICE OF RESTRICTED STOCK UNIT GRANT

Participant Name:

Address:

Participant has been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number

Date of Grant

Initial Vest Date

Number of Restricted Stock Units

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan, a Management Retention Agreement, as applicable, or set forth below, the Restricted Stock Units will vest in accordance with the following schedule:

“Company Vest Dates” are February 15, May 15, August 15 and November 15 of each year, provided, however that if a Company Vest Dates would otherwise fall on a weekend or holiday, that Company Vest Date will be the first business day following the relevant Company Vest Date.

Twenty-five percent (25%) of the Restricted Stock Units will vest on the first Company Vest Date following the first anniversary of the Date of Grant (the “Initial Vest Date”), and twenty-five percent (25%) of the Restricted Stock Units will vest each year thereafter on the Company Vest Date that occurs in the same month as the Initial Vest Date, subject to Participant continuing to be a Service Provider through each such date.

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In the event Participant ceases to be a Service Provider for any reason before Participant vests in the Restricted Stock Units, the Restricted Stock Units and Participant’s right to acquire any Shares hereunder will immediately terminate.

By Participant’s signature and the signature of the representative of Marketo, Inc. (the “Company”) below, Participant and the Company agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Restricted Stock Unit Grant for Non-U.S. Participants, attached hereto as Exhibit A, the Country-Specific Provisions of Restricted Stock Unit Grant for Non-U.S. Participants, attached hereto as Exhibit B, all of which are made a part of this document.  By accepting this Award, Participant expressly consents to the sale of Shares to cover the Tax-Related Items (and any associated broker or other fees) and agrees and acknowledges that Participant may not satisfy them by any means other than such sale of Shares, unless required to do so by the Administrator or pursuant to the Administrator’s express written consent.  Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement.  Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT:	MARKETO, INC.

Signature	By

Print Name	Title

Residence Address:

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EXHIBIT A

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT

FOR NON-U.S. PARTICIPANTS

1.                                      Grant.  The Company hereby grants to the individual named in the Notice of Grant (the “Participant”) under the Plan an Award of Restricted Stock Units, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference.  Subject to Section 19(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.

2.                                      Company’s Obligation to Pay.  Each Restricted Stock Unit represents the right to receive a Share on the date it vests.  Unless and until the Restricted Stock Units will have vested in the manner set forth in Sections 3 or 4, Participant will have no right to payment of any such Restricted Stock Units.  Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.  Any Restricted Stock Units that vest in accordance with Sections 3 or 4 will be paid to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares, subject to Participant satisfying any applicable Tax-Related Items as defined in Section 7.  Subject to the provisions of Section 4, such vested Restricted Stock Units shall be paid in whole Shares as soon as practicable after vesting, but in each such case within the period sixty (60) days following the vesting date.  In no event will Participant be permitted, directly or indirectly, to specify the taxable year of the payment of any Restricted Stock Units payable under this Award Agreement.

3.                                      Vesting Schedule.  Except as provided in Section 4, and subject to Section 5, the Restricted Stock Units awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant.  Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

4.                                      Administrator Discretion.  The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Restricted Stock Units at any time, subject to the terms of the Plan.  If so accelerated, such Restricted Stock Units will be considered as having vested as of the date specified by the Administrator.  The payment of Shares vesting pursuant to this Section 4 shall in all cases be paid at a time or in a manner that is exempt from, or complies with, Section 409A (as defined below).

Notwithstanding anything in the Plan or this Award Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Restricted Stock Units is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) Participant is a “specified employee” within the meaning of Section 409A at the time of such termination as a Service

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Provider and (y) the payment of such accelerated Restricted Stock Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as a Service Provider, then the payment of such accelerated Restricted Stock Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless Participant dies following his or her termination as a Service Provider, in which case, the Restricted Stock Units will be paid in Shares to Participant’s estate as soon as practicable following his or her death.  It is the intent of this Award Agreement that it and all payments and benefits hereunder be exempt from, or comply with, the requirements of Section 409A so that none of the Restricted Stock Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt or so comply.  Each payment payable under this Award Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2).  For purposes of this Award Agreement, “Section 409A” means Section 409A of the Code, and any final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

5.                                      Forfeiture upon Termination of Status as a Service Provider.  Notwithstanding any contrary provision of this Award Agreement, the balance of the Restricted Stock Units that have not vested as of the time of Participant’s termination as a Service Provider for any reason and Participant’s right to acquire any Shares hereunder will immediately terminate.

For purposes of the Restricted Stock Units, Participant’s employment as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Parent, Subsidiary or affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any) and unless otherwise expressly provided in this Award Agreement or determined by the Company, Participant’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any); the Board shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of Participant’s Restricted Stock Unit grant (including whether Participant may still be considered to be providing services while on an approved leave of absence).

6.                                      Death of Participant.  Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate.  Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

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7.                                      Withholding of Taxes.

a.              General.  Notwithstanding any contrary provision of this Award Agreement, no certificate representing the Shares will be issued to Participant unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of any income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”).  Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer.  Participant further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result.  Further, if Participant is subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

b.              Default Method of Tax Withholding.  Tax-Related Items will be satisfied by Shares being sold on Participant’s behalf at the prevailing market price pursuant to such procedures as the Company may specify from time to time, including through a broker-assisted arrangement (it being understood that the Shares to be sold must have vested pursuant to the terms of this Agreement and the Plan).  The proceeds from the sale will be used to satisfy Participant’s Tax-Related Items (and any associated broker or other fees) arising with respect to this Award.  Only whole Shares will be sold to satisfy any Tax-Related Item.  Any proceeds from the sale of Shares in excess of the Tax-Related Items (and any associated broker or other fees) will be paid to Participant in accordance with procedures the Company may specify from time to time.  By accepting this Award, Participant expressly consents to the sale of Shares to cover the Tax-Related Items (and any associated broker or other fees) and agrees and acknowledges that Participant may not satisfy them by any means other than such sale of Shares, unless required to do so by the Administrator or pursuant to the Administrator’s express written consent.

c.               Administrator Discretion.  If the Administrator determines that Participant cannot satisfy Participant’s Tax-Related Items through the default procedure described in Section 7(b), it may permit Participant to satisfy Participant’s Tax-Related Items

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by (i) delivering to the Company Shares that Participant owns and that have vested with a Fair Market Value equal to the amount required to be withheld, (ii) electing to have the Company withhold otherwise deliverable Shares having a value equal to the minimum amount statutorily required to be withheld, (iii) payment by Participant in cash, or (iv) such other means as the Administrator deems appropriate.

d.              Company’s Obligation to Deliver Shares.  For clarification purposes, in no event will the Company issue Participant any Shares unless and until arrangements satisfactory to the Administrator have been made for the payment of Participant’s Tax-Related Items.  If Participant fails to do so by the time they become due, Participant will permanently forfeit Participant’s Restricted Stock Units to which Participant’s Tax-Related Items relates, as well as any right to receive Shares otherwise issuable pursuant to those Restricted Stock Units.

8.                                      Rights as Stockholder.  Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant.  After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9.                                      No Guarantee of Continued Service.  PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN ACTIVE SERVICE PROVIDER OF THE COMPANY (OR THE PARENT, SUBSIDIARY OR AFFILIATE EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR ACQUIRING SHARES HEREUNDER.  PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

10.                               Nature of Grant.  In accepting the grant, Participant acknowledges, understands and agrees that:

a.                                      the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

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b.                                      the grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;

c.                                       all decisions with respect to future Restricted Stock Unit or other grants, if any, will be at the sole discretion of the Company;

d.                                      Participant is voluntarily participating in the Plan;

e.                                       the Restricted Stock Units and the Shares subject to the Restricted Stock Units are not intended to replace any pension rights or compensation;

f.                                        the Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income and value of same, are not part of normal or expected compensation or salary for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

g.                                       the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

h.                                      no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any) and, in consideration of the grant of the Restricted Stock Units to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company, any Parent, Subsidiary or affiliate, waives Participant’s ability, if any, to bring any such claim, and releases the Company, any Parent, Subsidiary or affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

i.                                          unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Stock Units and the benefits evidenced by this Award Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

j.                                         neither the Company, the Employer nor any Parent, Subsidiary or affiliate shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to Participant pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement.

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11.                               No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or Participant’s acquisition or sale of the underlying Shares.  Participant is solely responsible for obtaining all appropriate tax, legal and financial advice, notably concerning U.S. and local country tax and social security regulations, when signing or otherwise entering into this Award Agreement, selling the Shares acquired upon settlement of the Restricted Stock Units, or making any decision in relation with the Restricted Stock Units, this Award Agreement or the Plan.  Participant is hereby advised to consult with Participant’s own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.

12.                               Data Privacy.  Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement and any other Restricted Stock Unit grant materials (“Data”) by and among, as applicable, the Employer, the Company and any Parent, Subsidiary or affiliate for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to a designated Plan broker or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan.  Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country.  Participant understands that Participant may request a list with the names and addresses of any potential recipients of the Data by contacting Participant’s local human resources representative.  Participant authorizes the Company, the designated Plan broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan.  Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan.  Participant understands that Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative.  Further, Participant understands that Participant is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke Participant’s consent, Participant’s

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status as a Service Provider and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Restricted Stock Units or other Awards to Participant or administer or maintain such Awards. Therefore, Participant understands that refusing or withdrawing Participant’s consent may affect Participant’s ability to participate in the Plan.  For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that Participant may contact Participant’s local human resources representative.

13.                               Address for Notices.  Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Marketo, Inc., 901 Mariners Island Blvd #200, San Mateo, CA 94404 U.S.A., or at such other address as the Company may hereafter designate in writing.

14.                               Grant is Not Transferable.  Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

15.                               Binding Agreement.  Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

16.                               Additional Conditions to Issuance of Stock.  If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or foreign law, the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company.  Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company is under no obligation to register or qualify the Shares with any state, federal or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance of the Shares.

17.                               Plan Governs.  This Award Agreement is subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.  Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.

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18.                               Administrator Authority.  The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested).  All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons.  No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

19.                               Electronic Delivery and Participation.  The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Units or future Restricted Stock Units that may be granted under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

20.                               Language.  If Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

21.                               Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

22.                               Agreement Severable.  In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

23.                               Waiver.  Participant acknowledges that a waiver by the Company of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement or of any subsequent breach by Participant or any other participant.

24.                               Modifications to the Award Agreement.  This Award Agreement constitutes the entire understanding of the parties on the subjects covered.  Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein.  Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.  The Company reserves the right to revise this Award Agreement and impose other requirements on Participant’s participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan to the extent the Company determines that it is necessary or advisable for legal or administrative reasons, in its sole discretion and without the consent of Participant, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

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25.                               Amendment, Suspension or Termination of the Plan.  By accepting this Award, Participant expressly warrants that he or she has received, read and understood a description of the Plan.  Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

26.                               Governing Law; Choice of Venue.  This Award Agreement will be governed by the laws of the State of California, U.S.A. without giving effect to the conflict of laws principles thereof.  For purposes of litigating any dispute that arises under this Award of Restricted Stock Units or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of San Mateo County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award of Restricted Stock Units is made and/or to be performed.

27.                               Country-Specific Provisions.  The Restricted Stock Unit grant shall be subject to any special provisions for Participant’s country set forth in the Country-Specific Provisions of Restricted Stock Unit Grant for Non-U.S. Participants (“Country-Specific Provisions”), attached hereto as Exhibit B.  Moreover, if Participant relocates to one of the countries included in the Country-Specific Provisions, the special provisions for such country will apply to Participant, to the extent the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons.  The Country-Specific Provisions constitute part of this Award Agreement.

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EXHIBIT B

COUNTRY-SPECIFIC PROVISIONS OF RESTRICTED STOCK UNIT GRANT

FOR NON-U.S. PARTICIPANTS

Terms and Conditions

This Exhibit B includes additional terms and conditions that govern Participant’s participation in the Plan if Participant resides and/or works in one of the countries listed below.  Capitalized terms used but not defined in this Exhibit B have the meanings set forth in the Plan and/or the Award Agreement.

If Participant is a citizen or resident of a country other than the one in which Participant is currently working, is considered a resident of another country for local law purposes or transfers to a different country after the Date of Grant, the Company will determine to what extent the terms and conditions set forth in this Exhibit B will apply to Participant.

Notifications

This Appendix also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to participation in the Plan.  The information is based on the securities, exchange control and other laws in effect in the respective countries as of April 2013.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that Participant not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time that Participant acquires Shares under the Plan or sells Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of a particular result.  Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation.

Finally, if Participant is a citizen or resident of a country other than the one in which Participant is currently working, is considered a resident of another country for local law purposes or transfers employment to another country after the Date of Grant, the information contained herein may not apply to Participant in the same manner.

AUSTRALIA

Notifications

Securities Law Information.  If Participant acquires Shares pursuant to vesting and settlement of the Restricted Stock Units and subsequently offers the Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law.

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Participant should obtain legal advice regarding any applicable disclosure obligations prior to making any such offer.

Exchange Control Information.  Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers.  The Australian bank assisting with the transaction will file the report.  If there is no Australian bank involved in the transfer, Participant will be required to file the report.

ISRAEL

Sub-Plan for Israeli Participants

The Restricted Stock Units are granted under the Sub-Plan for Israeli Participants (the “Israeli Sub-Plan”), which is considered part of the Plan. The terms used herein shall have the meaning ascribed to them in the Plan or Israeli Sub-Plan. In the event of any conflict, whether explicit or implied, between the provision of this Award Agreement and the Israeli Sub-Plan, the provisions set out in the Israeli Sub-Plan shall prevail.  By accepting this grant, you acknowledge that a copy of the Israeli Sub-Plan has been provided to you.  The Israeli Sub-Plan may also be accessed at [].

Further Acknowledgement

The following language shall be read in continuation to Section 10 of Exhibit A of the Award Agreement:

(k) declares that she/he is familiar with Section 102 and the regulations and rules promulgated thereunder, including without limitations the provisions of the tax route applicable to the RSUs, and agrees to comply with such provisions, as amended from time to time, provided that if such terms are not met, Section 102 may not apply, and (l) agrees to the terms and conditions of the trust deed signed between the Trustee and the Company and/or the applicable Israeli Subsidiary, which is available for the Participant’s review, during normal working hours, at Company’s offices, (m) acknowledges that releasing the Restricted Stock Units and Shares from the control of the Trustee prior to the termination of the Holding Period constitutes a violation of the terms of Section 102 and agrees to bear the relevant sanctions, (n) authorizes the Company and/or the applicable Israeli Subsidiary to provide the Trustee with any information required for the purpose of administering the Plan including executing its obligations under the Ordinance, the trust deed and the trust agreement, including without limitation information about his/her Restricted Stock Units, Shares, income tax rates, salary bank account, contact details and identification number, (o) declares that he/she is a resident of the State of Israel for tax purposes on the grant date and agrees to notify the Company upon any change in the residence address indicated above and acknowledges that if his/her engagement with the Company or the relevant Israeli Subsidiary is terminated and he/she is no longer employed by the Company or any Israeli Subsidiary, the Restricted Stock Units and Shares shall remain subject to Section 102, the trust agreement, the Plan and this Agreement; (p) warrants and undertakes that at the time of grant of the Restricted Stock Units herein, or as a consequence of the grant, the Participant is not and will not become a holder of a “controlling interest” in the Company, as such term is defined in Section 32(9) of the Ordinance, (q) the grant of Restricted Stock Units is conditioned upon the Participant signing all documents requested by the Company or the Trustee.

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Section 102 Capital Gains Trustee Route

The Restricted Stock Units are intended to be subject to the Capital Gains Route under Section 102 of the Ordinance, subject to the Participant providing the appropriate consent to the requirements of such tax route, and subject further to the compliance with all the terms and conditions of such tax route. Under the Capital Gains Route tax is only due upon sale of the Shares or upon release of the Shares from the holding or control of the Trustee.

Trustee Arrangement

The Restricted Stock Units, the Shares issued upon vesting and/or any additional rights, including without limitation any right to receive any dividends or any shares received as a result of an adjustment made under the Plan that may be granted in connection with the Restricted Stock Units (the “Additional Rights”), shall be issued to or controlled by the Trustee for the benefit of the Participant under the provisions of the 102 Capital Gains Route and will be controlled by the Trustee for at least the period stated in Section 102 of the Ordinance and the Income Tax Rules (Tax Benefits in Share Issuance to Employees) 5763-2003 (the “Rules”).  In the event the Restricted Stock Units do not meet the requirements of Section 102 of the Ordinance, such Restricted Stock Units and the underlying Shares shall not qualify for the favorable tax treatment under Section 102 of the Ordinance.  The Company makes no representations or guarantees that the Restricted Stock Units will qualify for favorable tax treatment and will not be liable or responsible if favorable tax treatment is not available under Section102 of the Ordinance. Any fees associated with any exercise, sale, transfer or any act in relation to the Restricted Stock Units shall be borne by the Participant and the Trustee and/or the Company and/or any Israeli Subsidiary shall be entitled to withhold or deduct such fees from payments otherwise due to you from the Company or an Israeli Subsidiary or the Trustee.

Restrictions on Sale

In accordance with the requirements of Section 102 of the Ordinance and the Capital Gains Route, the Participant shall not sell nor transfer the Shares or Additional Rights from the Trustee until the end of the required Holding Period.  Notwithstanding the above, if any such sale or transfer occurs before the end of the required Holding Period, the sanctions under Section 102 shall apply to and shall be borne by the Participant.

Tax Treatment

The following language supplements Section 7 of Exhibit A of the Award Agreement:

The Restricted Stock Units are intended to be taxed in accordance with Section 102, subject to full and complete compliance with the terms of Section 102. Participants with dual residency for tax purposes may be subject to taxation in several jurisdictions.

Any Tax imposed in respect of the Restricted Stock Units and/or Shares, including, but not limited to, the grant of Restricted Stock Units, and/or the vesting, transfer, waiver, or expiration of Restricted Stock Units and/or Shares, and/or the sale of Shares, shall be borne solely by the Participant, and in the event of death, by the Participant’s heirs. The Company, any Israeli Subsidiary, the Trustee or anyone on their behalf shall not be required to bear the aforementioned Taxes, directly or indirectly, nor shall they be required to gross up such Tax in the Participant’s

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salaries or remuneration. The applicable Tax shall be withheld from the proceeds of sale of Shares or shall be paid to the Company or the relevant Israeli Subsidiary or the Trustee by the Participant. Without derogating from the aforementioned, the Company or the relevant Israeli Subsidiary or the Trustee shall be entitled to withhold Taxes as it deems complying with applicable law and to deduct any Taxes from payments otherwise due to the Participant from the Company or the relevant Israeli Subsidiary or the Trustee. The ramifications of any future modification of applicable law regarding the taxation of the Restricted Stock Units granted to the Participant shall apply to the Participant accordingly and the Participant shall bear the full cost thereof, unless such modified laws expressly provide otherwise.

The issuance of the Shares upon the vesting of Restricted Stock Units or in respect thereto, shall be subject to the full payments of any Tax (if applicable).

Securities Law

If required under applicable law, the Company shall use reasonable efforts to receive a securities exemption from the Israeli Securities Authority to avoid the requirement to file an Israeli securities prospectus in relation to the Plan. Copies of the Plan and the Form S-8 registration statement for the Plan filed with the U.S. Securities and Exchange Commission (“SEC”) are available by searching the Company’s public filings at the SEC’s website: http://www.sec.gov/edgar/searchedgar/companysearch.html.

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Exhibit 10.5

Compensation Summary Sheet for Phillip M. Fernandez

Phillip M. Fernandez serves as the President, Chief Executive Officer and Chairman of the Board of Marketo, Inc. (the “Company”). Mr. Fernandez’s employment with the Company is “at will” and for no specific period of time. During the year ended December 31, 2013, Mr. Fernandez had an annual base salary of $350,000 and an annual target bonus of $350,000. The actual bonus amount paid to Mr. Fernandez for 2013 was $605,500. Effective as of January 1, 2014, Mr. Fernandez had an annual base salary of $400,000 and an annual target bonus equal to 100% of his base salary.

Exhibit 10.24

Compensation Summary Sheet for Stephen M. Sloan

Stephen M. Sloan serves as the Senior Vice President, Products and Engineering of Marketo, Inc. (the “Company”). Mr. Sloan’s employment with the Company is “at will” and for no specific period of time. From his start date on July 1, 2013 to November 6, 2013, Mr. Sloan had an annual base salary of $250,000 and an annual target bonus of $75,000. Effective as of November 6, 2013, Mr. Sloan had an annual base salary of $275,000 and an annual target bonus of $125,000. The actual bonus amount paid to Mr. Sloan for 2013 was $101,349.

Exhibit 10.25

MARKETO, INC.

MANAGEMENT RETENTION AGREEMENT

This Management Retention Agreement (the “Agreement”) is made and entered into by and between Steve Sloan (the “Executive”) and Marketo, Inc. (the “Company”), effective as of the Effective Date.  Initially capitalized terms herein shall have the meanings set forth in Section 5 of this Agreement or in such other section as they are defined.

1.                                      Term of Agreement.  This Agreement will commence on the Effective Date and will remain in effect for one year following the Effective Date; provided, however that the term of this Agreement shall automatically be extended for one year thereafter and shall automatically be extended for one year on each anniversary of the Effective Date thereafter unless either party notifies the other in writing or by e-mail that the term shall not be extended, with such notice provided at least one month prior to the expiration of the term of this Agreement, including any extensions; provided, further, that if prior to the expiration of the term of this Agreement, the Company enters into a definitive agreement (a “Definitive Agreement”) with a third party (or third parties), the consummation of which would result in a Change in Control (as defined in this Agreement), then the term of this Agreement shall automatically be extended to twenty-four months following the resulting Change in Control, unless the Definitive Agreement terminates or is cancelled without resulting in a Change in Control, in which case such extension shall not be effective.  Moreover, this Agreement shall survive the lapse of the term of this Agreement and shall be binding on both parties with respect to any termination of Executive’s employment that triggers severance benefits under Section 3 hereof that occurs prior to the lapsing of the term of this Agreement.

2.                                      At-Will Employment.  The Company and the Executive acknowledge that the Executive’s employment is and shall continue to be at-will, as defined under applicable law.  If the Executive’s employment terminates for any reason, the Executive shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided under this Agreement.

3.                                      Change in Control Severance Benefits.

(a)                                 Involuntary Termination Other than for Cause, Voluntary Termination for Good Reason During the Change in Control Period.  If, during the Change in Control Period, the Executive’s employment with the Company (i) is terminated involuntarily by the Company without Cause and other than pursuant to Executive’s death or Disability, or (ii) voluntarily by Executive for Good Reason, then subject to the Executive signing and not revoking a release of claims in favor of the Company substantially in the form attached as Exhibit A to this Agreement (a “Release”), the Company shall provide severance pay and benefits, subject to certain conditions, as follows:

(i)             Severance Payment.  The Executive shall be entitled to receive an immediate cash lump-sum severance payment equal to one-hundred percent of the Executive’s annual base salary (as in effect immediately prior to (A) the Change in Control, or (B) the Executive’s termination, whichever is greater) plus, an amount equal to the greater or (A) one-

hundred percent of the Executive’s annual target bonus or (B) one-hundred percent of the most recent annual bonus paid by the Company to Executive.

(ii)          Equity Compensation Acceleration.  One hundred percent of the shares subject Executive’s then outstanding stock options, stock appreciation rights, restricted stock units and other Company equity compensation awards, including performance-based vesting full-value awards where the payout is either a fixed number of shares or zero shares depending on whether the performance metric is obtained, shall immediately accelerate vesting.  With respect to performance-based vesting full-value awards in which the performance period has not been completed prior to the Executive’s termination date and where the number of shares earned is variable based upon the extent to which performance milestones are reached (i.e., where the number of shares earned based upon achieving performance milestones can be more than one positive number), each such award shall immediately accelerate vesting as to one hundred percent of the target performance level. With respect to performance-based vesting full-value awards where the performance period has been completed prior to the Executive’s termination date and that remain subject to additional service-based vesting, such awards shall accelerate as to one hundred percent of the total shares earned by virtue of attaining the performance metrics during the performance period.  Any Company stock options and stock appreciation rights shall thereafter remain exercisable following the Executive’s employment termination for the period prescribed in the respective option and stock appreciation right agreements.

(iii)       Pay in Lieu of Continued Employee Benefits.  In lieu of continued employee benefits (other than as statutorily required, such as COBRA continuation coverage as required by law), Executive shall receive payments of three thousand dollars ($3,000) per month for twelve months from the date of employment termination in accordance with the payroll schedule applicable to active officers of the Company (subject to the timing provisions of Sections 3(g) and 8 of this Agreement).

(b)                                 Voluntary Resignation Other than for Good Reason, Termination for Cause; Termination due to Death or Disability within the Change in Control Period; Terminations Outside of Change in Control Period.  If the Executive’s employment with the Company terminates (i) voluntarily by the Executive other than for Good Reason during the Change in Control Period, (ii) for Cause by the Company during the Change in Control Period, (iii) pursuant to Executive’s death or Disability during the Change in Control period, or (iv) for any reason outside of the Change in Control Period, then the Executive shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company’s then existing severance and benefits plans and practices or pursuant to other written agreements with the Company.

(c)                                  Terminations Triggering Severance.  In the event severance benefits are triggered under Section 3 of this Agreement, Executive shall only receive severance payments and benefits under this Agreement and not pursuant to the Company’s then existing severance and benefits plans and practices or pursuant to other written agreements with the Company.

(d)                                 No Mitigation.  The Executive shall not be required to mitigate the amount of any severance payments or benefits provided for under this Agreement by seeking other employment

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nor shall any amounts to be received by the Executive under this Agreement be reduced by any other compensation earned.

(e)                                  Tax Withholding.  The Company shall be entitled to withhold from any payments made to Executive under this Section 3 any amounts required to be withheld by applicable federal, state or local tax law.

(f)                                   Release of Claims.  Receipt of the severance payments and vesting acceleration specified in Section 3(a) shall be contingent on Executive’s execution of the Release, and the lapse of any statutory period for revocation, and such Release becoming effective in accordance with its terms within fifty-two (52) days following Executive’s termination date.  Any severance payment or vesting acceleration to which Executive otherwise would have been entitled during such fifty-two (52) day period shall be paid or made by the Company in full on the fifty-third (53d) day following Executive’s employment termination date or such later date as is required to avoid the imposition of additional taxes under Internal Revenue Section 409A (“Section 409A”).

4.                                      Code Section 280G Best Results.  If any payment or benefit Executive would receive pursuant to this Agreement or otherwise, including accelerated vesting of any equity compensation (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be reduced to the Reduced Amount.  The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Executive’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax.  If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order: (A) cash payments shall be reduced first and in reverse chronological order such that the cash payment owed on the latest date following the occurrence of the event triggering such excise tax will be the first cash payment to be reduced; and (B) accelerated vesting of stock awards shall be cancelled/reduced next and in the reverse order of the date of grant for such stock awards (i.e., the vesting of the most recently granted stock awards will be reduced first), with full-value awards reversed before any stock option or stock appreciation rights are reduced.

The Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder and perform the foregoing calculations.  The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and Executive within fifteen (15) calendar days after the date on which right to a Payment is triggered (if requested at that time by the Company or Executive) or such other time as requested by the Company or Executive.

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Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and Executive.

5.                                      Definition of Terms.  The following terms referred to in this Agreement shall have the following meanings:

(a)                                 Beneficial Owner. “Beneficial Owner” has the meaning set forth in Rule 13d-3 under the Exchange Act.

(b)                                 Cause.  “Cause” means (i) an unauthorized use or disclosure of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company; (ii) a deliberate material failure to comply with any of the Company’s written policies or rules; (iii) conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof; (iv) gross misconduct; (v) following a Change in Control only, a continued failure to perform assigned duties after receiving written notification of such failure from the Board of Directors, provided that such duties are those customarily performed by a person holding the position that Executive holds immediately prior to the Change in Control of a corporation of similar size as the Company engaged in a similar line of business as the Company; or (vi) failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested Executive’s cooperation

(c)                                  Change in Control.  “Change in Control” means the occurrence of any of the following events:

(i)             any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company other than securities acquired by virtue of the exercise of a conversion or similar privilege or right unless the security being so converted or pursuant to which such right was exercised was itself acquired directly from the Company) representing 50% or more of (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

(ii)          the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board (the “Incumbent Board”): individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, without limitation, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)       a merger or consolidation of the Company or any direct or indirect subsidiary of the Company is consummated with any other corporation, other than a merger or

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consolidation pursuant to which (A) the voting securities of the Company outstanding immediately prior to such merger or consolidation will continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the outstanding shares of common stock and the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; (B) no Person will become the Beneficial Owner, directly or indirectly, of securities of the Company or such surviving entity or any parent thereof representing 50% or more of the outstanding shares of common stock or the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to such merger or consolidation); and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation (or any parent thereof) resulting from such merger or consolidation; or

(iv)      the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, (A) more than 50% of the outstanding shares of common stock and the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of which (or of any parent of such entity) is owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; (B) in which (or in any parent of such entity) no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the outstanding shares of common stock resulting from such sale or disposition or the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to such sale or disposition); and (C) in which (or in any parent of such entity) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors.

(d)                                 Change in Control Period.  “Change in Control Period” means the period commencing three months prior to a Change in Control and ending twelve months after the Change in Control.

(e)                                  Disability.  “Disability” means Executive (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Company employees.

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(f)                                   Effective Date.  “Effective Date” means the date upon which the Company’s Board of Directors or a committee thereof approves the Company entering into this Agreement, which is January 28, 2014.

(g)                                  Exchange Act. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h)                                 Good Reason.  “Good Reason” means, without the Executive’s consent, (a) a material reduction in the Executive’s level of responsibility and/or scope of authority, (b) a material reduction in base salary (other than a reduction generally applicable to executive officers of the Company and in generally the same proportion as for the optionee or purchaser), or (c) relocation of the Executive’s principal workplace by more than 35 miles.  In addition, upon any such voluntary termination for Good Reason the Executive must provide written notice to the Company of the existence of the one or more of the above conditions within 60 days of its initial existence, the Company must be provided written or e-mailed notice with 30 days to remedy the condition and the resignation must be effective no later than 31 days following the provision of such written or e-mailed notice to the Company.

(i)                                     Person.  “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

6.                                      Assignment.  This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive’s death and (b) any successor of the Company.  Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes.  For this purpose, “successor” means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or other, directly or indirectly acquires all or substantially all of the assets or business of the Company.  None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will of the laws of descent and distribution.  Any other attempted assignment, transfer, conveyance or other disposition of Executive’s right to compensation or other benefits will be null and void.

7.                                      Notices.  All notices, requests, demands and other communications called for under this Agreement shall be in writing and shall be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successor at the following addresses, or at such other addresses as the parties may later designate in writing:

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If to the Company:

Marketo, Inc.

901 Mariners Island Blvd.

San Mateo, CA 94404

Attn:  General Counsel

If to Executive:

At the last residential address known to the Company

8.                                      Section 409A.

(a)                                 Notwithstanding anything to the contrary in this Agreement, no Deferred Compensation Separation Benefits payable under this Agreement will be considered due or payable until and unless Executive has a “separation from service” within the meaning of Section 409A. Notwithstanding anything to the contrary in this Agreement, if Executive is a “specified employee” within the meaning of Section 409A at the time of Executive’s “separation from service” other than due to Executive’s death, then any severance benefits payable pursuant to this Agreement and any other severance payments or separation benefits, that in each case when considered together may be considered deferred compensation under Section 409A (together, the “Deferred Compensation Separation Benefits”) and are otherwise due to Executive on or within the six (6) month period following Executive’s “separation from service” will accrue during such six (6) month period and will instead become payable in a lump sum payment on the date six (6) months and one (1) day following the date of Executive’s “separation from service.”  All subsequent Deferred Compensation Separation Benefits, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit.  Each payment and benefit payable under this Agreement is intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

(b)                                 Notwithstanding anything to the contrary in this Agreement, if Executive dies following Executive’s “separation from service” but prior to the six (6) month anniversary of the date of Executive’s “separation from service,” then any Deferred Compensation Separation Benefits delayed in accordance with this Section will be payable in a lump sum as soon as administratively practicable after the date of Executive’s death, but not later than ninety (90) days after the date of Executive’s death, and all other Deferred Compensation Separation Benefits will be payable in accordance with the payment schedule applicable to each payment or benefit.

(c)                                  It is the intent of this Agreement to comply with the requirements of Section 409A so that none of the severance payments and benefits to be provided under this Agreement will be subject to the additional tax imposed under Section 409A, and any ambiguities in this Agreement will be interpreted to so comply.  The Company and Executive agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition under Section 409A prior to actual payment to Executive.

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9.                                      Miscellaneous Provisions.

(a)                                 Waiver.  No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive).  No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(b)                                 Headings.  All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

(c)                                  Entire Agreement.  This Agreement, the Proprietary Information and Inventions Agreement and Executive’s written equity compensation agreements with the Company constitute the entire agreement of the parties hereto and supersede in their entirety all prior representations, understandings, undertakings or agreements (whether oral or written and whether expressed or implied) of the parties with respect to the subject matter hereof, including, without limitation Exhibit A to the offer letter by and between Executive and the Company dated April 5, 2011; provided, however, that this Agreement, while in effect, supersedes in its entirety the Company’s Change in Control Acceleration Policy with respect to Executive, including as to any equity awards made prior to the Effective Date.

(d)                                 Choice of Law.  This Agreement will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

(e)                                  Severability.  The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

(f)                                   Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Management Retention Agreement on the respective dates set forth below.

Marketo, Inc.

Dated: Februray 11, 2014	By:	/s/ Phillip M. Fernandez
President and CEO

Steve Sloan, an individual

Dated: February 12, 2014	/s/ Steve Sloan

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EXHIBIT A

MARKETO, INC.

RELEASE OF CLAIMS

This Release of Claims (“Agreement”) is made by and between Marketo, Inc. (the “Company”) and Steve Sloan (“Executive”).

WHEREAS, Executive has agreed to enter into a release of claims in favor of the Company upon certain events specified in the management retention agreement by and between Company and Executive (the “Management Retention Agreement”).

NOW THEREFORE, in consideration of the mutual promises made in this Agreement, the parties hereby agree as follows:

1.                                      Termination.  Executive’s employment from the Company terminated on                                  (the “Termination Date”).

2.                                      Confidential Information.  Executive shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Proprietary Information and Inventions Agreement.  Executive shall return all the Company property and confidential and proprietary information in Executive’s possession to the Company on the Effective Date of this Agreement.

3.                                      Payment of Salary.  Executive acknowledges and represents that the Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Executive.

4.                                      Release of Claims.  Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company.  Executive, on behalf of Executive, and Executive’s respective heirs, family members, executors and assigns, hereby fully and forever releases the Company and its past, present and future officers, agents, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, parents, predecessor and successor corporations, and assigns, from, and agrees not to sue or otherwise institute or cause to be instituted any legal or administrative proceedings concerning any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation,

(a)                                 any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;

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(b)                                 any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c)                                  any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

(d)                                 any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act, and Labor Code section 201, et seq. and section 970, et seq. and all amendments to each such Act as well as the regulations issued under each such Act;

(e)                                  any and all claims for violation of the federal, or any state, constitution;

(f)                                   any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

(g)                                  any and all claims for attorneys’ fees and costs.

Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released.  This release does not extend to any severance obligations due Executive under the Management Retention Agreement.  Nothing in this Agreement waives Executive’s rights to indemnification or any payments under any fiduciary insurance policy, if any, provided by any act or agreement of the Company, state or federal law or policy of insurance.

5.                                      Acknowledgment of Waiver of Claims under ADEA.  Executive acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary.  Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement.  Executive acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Executive was already entitled.  Executive further acknowledges that Executive has been advised by this writing that (a) Executive should consult with an attorney prior to executing this Agreement; (b) Executive has at least twenty-one (21) days within which to consider this Agreement; (c) Executive has seven (7) days following the execution of this Agreement by the

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parties to revoke the Agreement; (d) this Agreement shall not be effective until the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.  Any revocation should be in writing and delivered to the Vice-President of Human Resources at the Company by close of business on the seventh day from the date that Executive signs this Agreement.

6.                                      Civil Code Section 1542.  Executive represents that Executive is not aware of any claims against the Company other than the claims that are released by this Agreement.  Executive acknowledges that Executive has been advised by legal counsel and is familiar with the provisions of California Civil Code 1542, below, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Executive, being aware of said code section, agrees to expressly waive any rights Executive may have under such code section, as well as under any statute or common law principles of similar effect.

7.                                      No Pending or Future Lawsuits.  Executive represents that Executive has no lawsuits, claims, or actions pending in Executive’s name, or on behalf of any other person or entity, against the Company or any other person or entity referred to in this Agreement.  Executive also represents that Executive does not intend to bring any claims on Executive’s own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

8.                                      Application for Employment.  Executive understands and agrees that, as a condition of this Agreement, Executive shall not be entitled to any employment with the Company, its subsidiaries, or any successor, and Executive hereby waives any right, or alleged right, of employment or re-employment with the Company.

9.                                      No Cooperation.  Executive agrees that Executive will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, employee, agent, representative, shareholder or attorney of the Company, unless under a subpoena or other court order to do so.

10.                               No Admission of Liability.  Executive understands and acknowledges that this Agreement constitutes a compromise and settlement of disputed claims.  No action taken by the Company, either previously or in connection with this Agreement shall be deemed or construed to be

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(a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to the Executive or to any third party.

11.                               Costs.  The parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.

12.                               Authority.  Executive represents and warrants that Executive has the capacity to act on Executive’s own behalf and on behalf of all who might claim through Executive to bind them to the terms and conditions of this Agreement.

13.                               No Representations.  Executive represents that Executive has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement.  Neither party has relied upon any representations or statements made by the other party which are not specifically set forth in this Agreement.

14.                               Severability.  In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

15.                               Entire Agreement.  This Agreement, along with the Proprietary Information and Inventions Agreement and Executive’s written equity compensation agreements with the Company, represents the entire agreement and understanding between the Company and Executive concerning Executive’s separation from the Company.

16.                               No Oral Modification.  This Agreement may only be amended in writing signed by Executive and the Chairman of the Board of Directors of the Company.

17.                               Governing Law.  This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

18.                               Effective Date.  This Agreement is effective eight (8) days after it has been signed by both parties.

19.                               Counterparts.  This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

20.                               Voluntary Execution of Agreement.  This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties to this Agreement, with the full intent of releasing all claims.  The parties acknowledge that:

(a)                                 They have read this Agreement;

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(b)                                 They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c)                                  They understand the terms and consequences of this Agreement and of the releases it contains;

(d)                                 They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the respective dates set forth below.

Marketo, Inc.

Dated: February 12, 2014	By:	/s/ Philip M. Fernandez

Steve Sloan, an individual

Dated: February 12, 2014	By:	/s/ Steve Sloan

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Exhibit 21.1

LIST OF SUBSIDIARIES OF THE REGISTRANT

        The following is a list of subsidiaries of Marketo, Inc. as of December 31, 2013:

Name	State or Country of Incorporation
Insightera Ltd.	Israel
Marketo Australia Pty Ltd	Australia
Marketo EMEA, Limited	Ireland
Marketo International, Limited	Ireland
Marketo K.K.	Japan

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Marketo, Inc.:

        We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-188662 and 333-193638) and on Form S-1 (No. 333-193025) of Marketo, Inc. of our report dated March 3, 2014, with respect to the consolidated balance sheets of Marketo, Inc. as of December 31, 2013 and 2012, and the related consolidated statements of operations and comprehensive loss, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2013, which report appears in the December 31, 2013 annual report on Form 10-K of Marketo, Inc.

/s/ KPMG LLP

Santa Clara, California
March 3, 2014

Exhibit 31.1

CERTIFICATION UNDER SECTION 302 OF THE
SARBANES-OXLEY ACT OF 2002

I, Phillip M. Fernandez, certify that:

1.
I have reviewed this Annual Report on Form 10-K of Marketo, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a.
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.
Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c.
Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.
The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a.
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b.
Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: March 3, 2014	/s/ PHILLIP M. FERNANDEZ Phillip M. Fernandez President, Chief Executive Officer and Director (Principal Executive Officer)

Exhibit 31.2

CERTIFICATION UNDER SECTION 302 OF THE
SARBANES-OXLEY ACT OF 2002

I, Frederick A. Ball, certify that:

1.
I have reviewed this Annual Report on Form 10-K of Marketo, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.
The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a.
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.
Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c.
Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.
The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a.
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b.
Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: March 3, 2014	/s/ FREDERICK A. BALL Frederick A. Ball Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit 32.1

CERTIFICATION UNDER SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

        Pursuant to Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Marketo, Inc.

Date: March 3, 2014	/s/ PHILLIP M. FERNANDEZ Phillip M. Fernandez President, Chief Executive Officer and Director (Principal Executive Officer)

        A signed original of this written statement required by Section 906 has been provided to Marketo, Inc. and will be retained by Marketo, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 32.2

CERTIFICATION UNDER SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

        Pursuant to Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Marketo, Inc.

Date: March 3, 2014	/s/ FREDERICK A. BALL Frederick A. Ball Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

        A signed original of this written statement required by Section 906 has been provided to Marketo, Inc. and will be retained by Marketo, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2013

Marketo, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35909	56-2558241
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Mariners Island Blvd., Suite 200
San Mateo, California 94404

(Address of principal executive offices, Zip code)

(650) 376-2300

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01  Completion of Acquisition or Disposition of Assets

On December 19, 2013, Marketo, Inc., a Delaware corporation (the “Company”), filed a current report on Form 8-K (the “Current Report”) reporting that, on December 19, 2013, the Company completed its previously announced acquisition of Insightera Ltd., a company organized under the laws of the State of Israel (“Insightera”).

This amendment no. 1 to current report on Form 8-K amends the Current Report to provide the financial statements of Insightera and the unaudited pro forma financial information related to our acquisition of Insightera required by Items 9.01(a) and 9.01(b) of Form 8-K.

ITEM 9.01  Financial Statements and Exhibits

(a)         Financial Statement of Businesses Acquired

The Insightera audited financial statements for the year ended December 31, 2012 are attached as Exhibit 99.1 to this amendment no. 1 to current report on Form 8-K/A and incorporated by reference herein. The consent of Insightera’s independent auditors is attached as Exhibit 23.1 hereto.

The unaudited interim condensed consolidated financial statements of Insightera as of September 30, 2013 and for the nine month periods ended September 30, 2013 and 2012 and the notes related thereto are filed as Exhibit 99.2 to this Current Report on Form 8-K/A and are incorporated herein by reference.

(b)         Pro Forma Financial Information

The following unaudited pro forma financial information related to the Insightera acquisition is attached as Exhibit 99.3 to this amendment no. 1 to current report on Form 8-K/A and incorporated by reference herein:

(i)                                     Unaudited Pro Forma Combined Balance Sheet as of September 30, 2013;

(ii)                                  Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 2012 and nine months ended September 30, 2013; and

(iii)                               Related explanatory notes.

(d)         Exhibits

The following exhibits are furnished as part of this amendment no. 1 to current report on Form 8-K/A.

Exhibit No.	Exhibit Description
23.1	Consent of Kost, Forer Gabbay & Kasierer
99.1	Insightera audited financial statements for the year ended December 31, 2012
99.2	Unaudited interim consolidated financial statements of Insightera as of and for the nine months ended September 30, 2013 and 2012.
99.3	Unaudited pro forma financial information

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2014

MARKETO, INC.

By:	/s/ Frederick A. Ball
Name:	Frederick A. Ball
Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

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EXHIBIT INDEX

Exhibit Number	Description
23.1	Consent of Kost, Forer Gabbay & Kasierer
99.1	Insightera audited financial statements for the year ended December 31, 2012
99.2	Unaudited interim consolidated financial statements of Insightera as of and for the nine months ended September 30, 2013 and 2012.
99.3	Unaudited pro forma financial information

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Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the following Registration Statements, of our report dated February 20, 2014, with respect to the financial statements of Insightera Ltd. for the year ended December 31, 2012, included in this current report on Form 8-K/A dated February 20, 2014, filed with the Securities and Exchange Commission:

•                  Registration Statement on Form S-1 (No. 333-193025) and related prospectus for the registration of 427,761 shares of common stock,

•                  Registration Statement on Form S-8 (No. 333-193638), pertaining to the Marketo, Inc. 2013 Equity Incentive Plan and 2013Employee Stock Purchase Plan, and

•                  Registration Statement on Form S-8 (No. 333-188662), pertaining to the Marketo, Inc. 2013 Equity Incentive Plan, 2013Employee Stock Purchase Plan and 2006 Stock Plan;

/s/ Kost, Foerer Gabbay & Kasierer
Tel Aviv Israel	KOST, FORER GABBAY & KASIERER
February 20, 2014	A Member of Ernst & Young Global

Exhibit 99.1

INSIGHTERA LTD.

(Formerly known as Active Insight Ltd.)

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012

U.S. DOLLARS IN THOUSANDS

Kost Forer Gabbay & Kasierer 3 Aminadav St. Tel-Aviv 6706703, Israel	Tel: +972-3-6232525 Fax: +972-3-5622555 ey.com

REPORT OF INDEPENDENT AUDITORS

To the Shareholders and Board of Directors of

INSIGHTERA LTD.

(Formerly known as Active Insight Ltd.)

Report on the Financial Statements

We have audited the accompanying financial statements of Insightera Ltd. (formerly known as Active Insight Ltd.), which comprise the balance sheet as of December 31, 2012, and the related statements of operations, changes in shareholders’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

/s/Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
February 20, 2014	A Member of Ernst & Young Global

2

INSIGHTERA LTD.

BALANCE SHEET

U.S. dollars in thousands (except share and per share data)

December 31,
2012
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$485
Trade receivables	40
Other current assets	42

Total current assets	567

LONG TERM ASSETS:
Long term deposits	11
Severance fund deposits	3
Property and equipment, net	19

Total long term assets	33

Total assets	$600

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Trade payables	$31
Employee salary and related liabilities	94
Accrued expenses and other liabilities	15

Total current liabilities	140

LONG TERM LIABILITIES
Severance liability	24

Total liabilities	164

SHAREHOLDERS’ EQUITY:

Ordinary shares, $ 0.002 par value-Authorized: 8,263,210 shares as of December 31, 2012; Issued and outstanding: 2,027,500 as of December 31, 2012	1
Series A convertible Preferred shares, $ 0.002 par value Authorized: 1,736,790 shares as of December 31, 2012; Issued and outstanding: 1,225,430 as of December 31, 2012	4
Additional paid-in capital	1,025
Accumulated deficit	(594)

Total shareholders’ equity	436

Total liabilities and shareholders’ equity	$600

The accompanying notes are an integral part of the financial statements.

February 20, 2014	/s/Frederick A. Ball
Date of approval of the financial statements	Frederick A. Ball Chief Financial Officer

3

INSIGHTERA LTD.

STATEMENT OF OPERATIONS

U.S. dollars in thousands

Year ended December 31, 2012

Revenues	$166
Cost of revenues	37

Gross profit	129

Operating expenses:
Research and development, net	203
Selling and marketing	362
General and administrative	159

Total operating expenses	724

Operating loss	(595)

Financial expenses, net	5

Loss	$(600)

The accompanying notes are an integral part of the financial statements.

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INSIGHTERA LTD.

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

U.S. dollars in thousands (except share and per share data)

								Retained
						Additional		earnings	Total
	Preferred shares		Ordinary shares			paid-in		(accumulated	shareholders’
	Number	Amount	Number	Amount		capital		deficit)	equity

Balance as of January 1, 2012	—	$—	2,000,000	$1		$ *	)	$6	$7

Issuance of Series A-1 convertible Preferred shares, net of issuance costs	644,030	2	—	—		526		—	528
Issuance of Series A-2 convertible Preferred shares, net of issuance costs	581,400	2	—	—		498		—	500
Issuance of shares from exercise of options	—	—	27,500	*	)	*	)	––	*	)
Share-based compensation expense						1			1
Loss	—	—	—	—		—		(600)	(600)

Balance as of December 31, 2012	1,225,430	$4	2,027,500	$1		$1,025		$(594)	$436

*)            Represents an amount lower than $ 1.

The accompanying notes are an integral part of the financial statements.

5

INSIGHTERA LTD.

STATEMENT OF CASH FLOWS

U.S. dollars in thousands

Year ended December 31,
2012

Cash flows from operating activities:
Loss	$(600)
Adjustments to reconcile loss to net cash used in operating activities:
Depreciation	4
Share-based compensation expense	1
Changes in assets and liabilities:
Increase in trade receivables	(26)
Increase in other current assets	(32)
Increase in deposits	(11)
Increase in trade payables	24
Increase in employee salary and related liabilities	79
Increase in accrued expenses and other liabilities	11
Increase in severance accrual, net	21

Net cash used in operating activities	(529)

Cash flows from investing activities:
Purchases of property and equipment	(23)

Net cash used in investing activities	(23)

Cash flows from financing activities:
Net proceeds from issuance of convertible preferred shares	1,028
Repayment of loan	(10)

Net cash provided by financing activities	1,018

Increase in cash and cash equivalents	466
Cash and cash equivalents at the beginning of the year	19

Cash and cash equivalents at the end of the year	$485

The accompanying notes are an integral part of the financial statements.

6

INSIGHTERA LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 1:-       GENERAL

a.                           Insightera Ltd. (formerly known as Active Insight Ltd.) (“the Company”) was incorporated in February 2009, under the laws of Israel, and commenced operations in June 2009. In August 2012, the Company changed its name to Insightera Ltd.

b.                           Insightera, a SaaS (software-as-a-service) company, provides a platform that allows its customers to track and compile data about the users visiting their internet websites with the purpose of displaying the website information in response to the needs of the users.

c.                            On October 17, 2012 Insightera Inc., a Delaware Company was incorporated, as a wholly owned subsidiary of Insightera Ltd, with the primary purpose of serving as a United States sales office for the Company and began operations in January 2013.

d.                           Revenues derived from major customers are as follows:

Year ended December, 31
2012

Customer A	13%
Customer B	10%

NOTE 2:-                     SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). The significant accounting policies followed in the preparation of the financial statements, are as follows:

a.                           Use of estimates:

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Company’s management believes that the estimates, judgment and assumptions used are reasonable based upon information available at the time they are made. As applicable to these consolidated financial statements, the most significant estimates and assumptions relate to revenue recognition and allowance for sales returns, allowance for doubtful accounts, income taxes and valuation allowance, stock-based compensation and contingent liabilities. Actual results could differ from those estimates.

7

INSIGHTERA LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:-                     SIGNIFICANT ACCOUNTING POLICIES (Cont.)

b.                           Financial statements in U.S. dollars:

The functional currency of the Company is the U.S. dollar, as the U.S. dollar is the currency of the primary economic environment in which the Company is operating. The Company’s transactions and balances denominated in U.S. dollars are presented at their original amounts. Non-dollar transactions and balances have been re-measured to U.S. dollars in accordance with ASC Topic 830, “Foreign Currency Matters”. All transaction gains and losses from re-measurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the statements of operations and are included in the financial expenses line item. All amounts have been rounded to the nearest thousand, unless otherwise noted.

c.                            Cash equivalents:

Cash equivalents represent short-term highly liquid investments that are readily convertible into cash with original maturities of three months or less, at the date acquired.

d.                           Long term deposits:

The Company’s long term deposits are made up of deposits for leased vehicles for employees. The Company is required to maintain these deposits for the duration of the lease term of 36 months.

e.                            Property and equipment:

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets at the following annual rates:

%

Computers and peripheral equipment	33
Office furniture and equipment	7-20

The Company’s long-lived assets are reviewed for impairment in accordance with ASC 360, “Property, Plant and Equipment”, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. As of December 31, 2012, no impairment losses have been identified.

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INSIGHTERA LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:-                     SIGNIFICANT ACCOUNTING POLICIES (Cont.)

f.                             Fair value of financial instruments:

The Company measures certain financial assets at fair value. Fair value is determined based upon the exit price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, as determined by either the principal market or the most advantageous market. Inputs used in the valuation techniques to derive fair values are classified based on a three-level hierarchy, as follows:

Level 1 -                                Quoted prices in active markets for identical assets or liabilities.

Level 2 -                             Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 -                             Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

The carrying amounts of cash, other accounts receivable, trade payable and other accounts payable and accrued expenses approximate their fair value due to the short-term maturity of such instruments.

g.                            Concentrations of credit risks:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents.

Cash and cash equivalents are invested in major banks in Israel. Generally, these deposits may be redeemed upon demand and therefore management believes there is minimum risk.

The Company has no significant off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

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INSIGHTERA LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:-                     SIGNIFICANT ACCOUNTING POLICIES (Cont.)

h.                           Severance pay:

Through December 31, 2012 the Company’s liability for severance pay is calculated pursuant to Israeli severance pay law based on the most recent salary of the employee multiplied by the number of years of employment, as of the balance sheet date. Employee is entitled to one month’s salary for each year of employment or a portion thereof. The Company’s liability for its employee is partially provided for by monthly deposits with severance pay funds, insurance policies and by accrual. The Company records as expenses the increase in the severance liability, net of earnings from the related investment fund. The value of these policies is recorded as an asset in the Company’s balance sheet.

During 2012, all employees of the Company have elected to be included under section 14 of the Severance Pay Law, 1963 (“section 14”). According to this section, these employees are entitled only to monthly deposits, at a rate of 8.33% of their monthly salary, made in their name with insurance companies. Payments in accordance with section 14 release the Company from any future severance payments (under the above Israeli Severance Pay Law) in respect of those employees. The aforementioned deposits are not recorded as an asset in the Company’s balance sheet. Following the aforementioned election made by employees the severance asset and liability will remain at their current carrying value.

i.                               Revenues:

The Company generates revenues from selling user membership through its SaaS (software-as-a-service) platform and recognizes revenue ratably over the term of the subscription sold ranging from one to twelve months.

Revenues are recognized in accordance with SAB 104, Revenue Recognition (“ASC 605”) when delivery has occurred, persuasive evidence of an arrangement exists, the fee is fixed or determinable, no further obligation exists, and collectability is reasonably assured.

j.                              Cost of revenues:

Cost of revenues includes the costs associated with the Company’s hosting services, collection costs and employee salaries of those that provide after sale support.

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INSIGHTERA LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:-                     SIGNIFICANT ACCOUNTING POLICIES (Cont.)

k.                           Expenses

Research and development costs, net:

Research and development costs incurred in the process of developing and maintaining the Company’s existing internal software platform and innovation and expansion of the technology, are charged to the statement of operations as incurred. The Company has determined that technological feasibility was reached shortly before the release of the platform or any upgrade to it, and as a result, the development costs incurred after the establishment of technological feasibility and before the launch of the platform were not material.

Selling and marketing expenses:

Selling and marketing expenses include selling expenses, advertising expenses, marketing expenses, conferences and event expenses and are expensed as incurred.

General and administrative expenses:

General and administrative expenses include salaries and expenses related to the overall administration of the company and are expensed as incurred.

Financial expenses:

Financial expenses include bank interest charges, gain or loss on foreign exchange and are expensed as incurred.

l.                               Royalty and non-royalty bearing grants:

Royalty-bearing grants from the Government of Israel for funding approved research and development projects are recognized at the time the Company is entitled to such grants, on the basis of the costs incurred and included as a reduction in research and development costs.

11

INSIGHTERA LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:-                     SIGNIFICANT ACCOUNTING POLICIES (Cont.)

m.                       Share-based compensation:

The Company accounts for share-based compensation in accordance with ASC No. 718, “Compensation-Stock Compensation”. ASC No. 718 requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service periods in the Company’s statements of income.

The Company recognizes compensation expenses for the value of its awards granted based on the straight-line method over the requisite service period of each of the awards, net of estimated forfeitures. ASC No. 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Estimated forfeitures were not material to the Company’s financial statements as of December 31, 2012.

The Company selected the Black-Scholes-Merton option pricing model as the most appropriate fair value method for its options awards. The option-pricing model requires a number of assumptions, of which the most significant are the expected share price volatility and the expected option term. Expected volatility was calculated based upon peer companies that the Company considered to be comparable. The expected option term represents the period of time that options granted are expected to be outstanding, and is determined based on the simplified method in accordance with SAB No. 110. Upon the adoption of ASC 718, the Company elected to use the simplified method to estimate the expected option term. The Company continues to use the simplified method as it has determined that sufficient data is not available to develop an estimate of the expected option term based upon historical participant behavior. The risk-free interest rate is based on the yield from U.S. treasury bonds with an equivalent term. The Company has not paid dividends and has no foreseeable plans to pay dividends.

The fair value for options granted in 2012 is estimated at the date of grant using a Black-Scholes-Merton options pricing model with the following weighted average assumptions:

December 31,
2012

Volatility	85%
Risk-free interest rate	1% - 2%
Dividend yield	0%
Expected life (years)	6.25

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INSIGHTERA LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 2:-                     SIGNIFICANT ACCOUNTING POLICIES (Cont.)

n.                           Income taxes:

The Company accounts for income taxes in accordance with Accounting Standards Codification No. 740, “Accounting for Income Taxes” (“ASC 740”), using the liability method whereby deferred tax assets and liability account balances are determined based on the differences between financial reporting and the tax basis for assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The Company`s deferred tax assets as of December 31, 2012 are $ 167 resulting from its net operating loss carry forward. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that all or some portion of the deferred tax assets will not be realized. The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which net operating losses are utilized. Based on consideration of these factors, the Company recorded a full valuation allowance at December 31, 2012.

The Company implements a two-step approach under ASC 740 to recognize and measure uncertain tax positions. The first step is to evaluate the tax position taken or expected to be taken in a tax return by determining if the weight of available evidence indicates that it is more likely than not that, on an evaluation of the technical merits, the tax position will be sustained on audit, including resolution of any related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount that is more than 50% (cumulative basis) likely to be realized upon ultimate settlement.

13

INSIGHTERA LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 3:-                    PROPERTY AND EQUIPMENT

The Company did not own property and equipment as of December 31, 2011.

December 31,
2012
Cost:

Computers and peripheral equipment	$18
Office furniture and equipment	5

23

Accumulated depreciation	4

Depreciated cost	$19

Depreciation expenses amounted to $ 4 for the year ended December 31, 2012.

NOTE 4:-                    COMMITMENTS AND CONTINGENT LIABILITIES

a.                           Lease commitments

On January 15, 2013, the Company entered into a lease agreement, whereby the Company will lease an office building in Petah Tikvah, Israel for twelve months.

On July 15, 2013, the Company entered into a lease agreement, whereby the Company will lease an office building in San Mateo, California for eighteen months.

As of December 31, 2012, future minimum operating lease commitments are as follows:

December 31, 2012

2013	$150
2014	103
2015	37
2016	6

$296

b.                           The Company had rent expenses of approximately $ 22 during 2012, comprising of approximately $ 2 per month starting March 1, 2012.

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INSIGHTERA LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 4:-                    COMMITMENTS AND CONTINGENT LIABILITIES (Cont.)

c.                            Royalty commitments:

The Company participates in programs sponsored by the Government of Israel, which support research and development activities. Since inception, the Company had obtained grants from the Office of the Chief Scientist of Israel’s Ministry of Industry, Trade and Labor (“the OCS”) aggregating to $ 147 for certain of the Company’s research and development projects. The Company is obligated to pay royalties to the OCS, amounting up to 3.5% of the sales of the products and other related revenues generated from such projects, up to an amount equal to 100% of the grants received, linked to the U.S. dollars and bearing annual interest at a rate based on the LIBOR. The obligation to pay these royalties is contingent upon actual sales of the product and in the absence of such sales, no payment is required. During 2012, the Company has not sold such products, and accordingly no payment is required.  If the Company wishes to transfer the intellectual property developed in Israel and supported by these grants abroad, it may be subject to penalties due to the Government of Israel. The penalty is calculated based on a formula and can potentially be equal to six times the amount of the original grant.

NOTE 5:-                    EMPLOYEE SALARY AND RELATED LIABILITIES

December 31, 2012

Employee social fund liability	$32
Accrued vacation	30
Employee payroll liability	32

$94

NOTE 6:-                    SHAREHOLDERS’ EQUITY

a.                           Composition of shareholders’ equity:

	December 31, 2012
	Authorized shares	Shares outstanding	Liquidation preference value

Ordinary	8,263,210	2,027,500	—
Preferred:
Series A-1	644,030	644,030	$550,000
Series A-2	581,400	581,400	500,000
Series A-3	511,360	—	—

	10,000,000	3,252,930	$1,050,000

15

INSIGHTERA LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 6:-                    SHAREHOLDERS’ EQUITY (Cont.)

b.                           Ordinary shares:

Ordinary shares entitles their holders to the rights to vote, attend the general meeting of shareholders, to receive dividends and the right to a share in the surplus assets upon liquidation of the Company.

c.                            Preferred shares:

Preferred shares entitle their holders the same rights as those of Ordinary shares. Additional rights, preference and restrictions of preferred shareholders are as follows:

1.                            Liquidation preference and dividends

In the event of any liquidation, either voluntary or involuntary, and upon the occurrence of certain events that are deemed liquidations by the Company’s Articles of Association including the distribution of dividends, the holders of Series A-1 and Series A-2 are entitled to receive prior and in preference to any distribution of the assets of the Company to the holders of Ordinary shares, an amount equivalent to the original issue price, plus interest at a rate of 8% of the original issue price per annum, compounded annually, which shall accrue from the date of issuance of such shares, less the amount of proceeds already received on such shares. Thereafter, the remaining distributable proceeds, if any, shall be distributed pro-rata among all the Ordinary shareholders and Preferred shareholders, based on their respective holdings of outstanding shares of the Company, on an as-converted basis

Notwithstanding the aforesaid, in the event that a distribution of the distributable proceeds on as as-converted basis, without giving effect to the Preferred A preference, would result in the holders of the Preferred A shares receiving an amount equal to at least three times the original issue price of such share, then the holders of the Preferred A shares shall be entitled to only receive their pro rata share of such distributable proceeds, on an as-converted basis, together with the other shareholders; provided however, that in such event the holders of preferred a shares shall actually receive an amount which is not less than three times the original issue price of such Preferred A shares.

16

INSIGHTERA LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 6:-                    SHAREHOLDERS’ EQUITY (cont.)

2.                            Right of conversion

Each Preferred A share is convertible, in the manner permitted by law, at the option of the holder of such share, at any time after the date of issuance of such share, into such number of fully paid and non-assessable Ordinary shares as is determined by dividing the original issue price for such share by the conversion price in effect at that time for such share. The initial preferred conversion price with respect to the Preferred shares is the original issue price of $ 0.86 and $ 0.85 for Series A-2 and A-1, respectively. The Company’s Articles of Association provide for anti-dilution protection for the Preferred A shares in the event that the Company issues shares at a price per share lower than such Preferred A share’s original issue price.

3.                            Voting rights

Each of the Preferred A shares shall be voted together with the other shares of the Company, and not as a separate class, in all general meetings. Each Preferred A share shall have one vote for each Ordinary share into which such Preferred A shares could then be converted.

d.                           Issuance of shares:

On February 5, 2012, the Company signed a securities purchase agreement (“the Series A SPA”) whereby it issued to new investors 644,030 Series A-1 Preferred shares with par value of $ 0.002 at a price per share of $ 0.85, in an aggregate amount of $ 550.

On October 11, 2012, the Company entered into a second closing under the Series A SPA, whereby it issued to existing investors 581,400 Series A-2 Preferred shares with par value of $ 0.002 at a price per share of $ 0.86, in an aggregate amount of $ 500.

Total issuance expenses for Series A financing amounted to $ 22.

e.                            Options to employees:

In 2010, the Board of Directors adopted the 2010 Option Plan (the “2010 Plan”). The 2010 Plan provides for the granting of options to employees, directors, consultants and contractors of the Company. Options are generally granted with contractual terms of up to 7 - 10 years and vest quarterly over a period of four years

17

INSIGHTERA LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 6:-                    SHAREHOLDERS’ EQUITY (cont.)

A summary of the option activities in 2012 is as follows:

	Year ended December 31, 2012
	Number	Weighted average exercise price

Options outstanding at the beginning of the year	120,000	$0.03
Granted	21,000	0.26
Exercised	(27,500)	0.03
Forfeited	(22,500)	0.03

Options outstanding at the end of the year	91,000	$0.09

Options exercisable at the end of the year	42,500	$0.03

The Company authorized 410,370 Ordinary shares for grant of which 21,000 options were granted during 2012 at exercise prices of $ 0.26 per share. The weighted average remaining contractual term of the options outstanding is 8.49 years. The options outstanding have an aggregate intrinsic value of $ 3.

Of the total options outstanding at December 31, 2012, 42,500 are exercisable at a weighted average exercise price of $ 0.03. Their weighted average contractual term is 7.58 years with an aggregate intrinsic value of $ 4.

Share-based compensation for employees and non-employees was approximately $ 1 during 2012. As of December 31, 2012, there was approximately $ 3 of unrecognized share-based compensation expense related to options granted to employees under the 2010 Option Plan. The unrecognized compensation is expected to be recognized over a weighted average amortization period of 2.21 years.

During 2012, 27,500 options were exercised at an exercise price of $ 0.03. The options exercised had an intrinsic value of $ 3. The Company received cash of $ 1 upon exercise of options.

During 2012, 10,000 options vested, having a total fair value of $ 1. There were 48,500 non-vested options as of December 31, 2012.

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INSIGHTERA LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 6:-                    SHAREHOLDERS’ EQUITY (cont.)

f.                             Options to consultants:

The Company’s outstanding options to consultants as of December 31, 2012, are as follows:

Issuance date	Options for Ordinary shares Number	Exercise price per share	Options exercisable Number	Exercisable through
February 2011	5,000	$0.0002	5,000	February 2021
August 2011	5,000	$0.0002	5,000	August 2021
October 2012	7,000	$0.263	—	October 2019

	17,000		10,000

The Company applies Accounting Standards Codification No. 505-50 (formerly, Emerging Issues Task Force No. 96-18), “Equity-Based Payments to Non-Employees” (“ASC 505-50”), with respect to warrants issued to non-employees.

The fair value for options granted in 2012 is estimated at December 31, 2012 using a Black-Scholes-Merton options pricing model with the following weighted average assumptions:

December 31,
2012

Volatility	85%
Risk-free interest rate	1%
Dividend yield	0%
Expected life (years)	7 - 10

g.                            Share split:

On February 5, 2012 the Company approved a split of its shares.

Pursuant to the split, each share, $ 0.02 par value per share, will be converted into ten shares, $ 0.002 par value per share. No fractional shares will be issued as a result of the split. Instead, all fractional shares will be rounded up to the next higher whole number of shares.

On July 29, 2013 the Company approved a split of its shares by an issuance of nine bonus shares to each shareholder for each issued and outstanding share owned by such shareholder. The bonus shares are treated as a stock dividend to shareholders, and as a result all share amounts have been updated retroactively.

19

INSIGHTERA LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 7:-                    TAXES ON INCOME

a.                           Operating loss carryforwards:

As of December 31, 2012, the Company has a net operating loss carryforward of approximately $ 470 which can be carried forward and offset against taxable income indefinitely.

b.                           Tax rates applicable to the Company:

The Israeli corporate tax rate was 24% in 2011 and 25% in 2012.

A company is taxable on its real (non-inflationary) capital gains at the corporate tax rate in the year of sale.

On July 30, 2013, the “Knesset” approved the second and third readings of the Economic Plan for 2013-2014 (“the Budget Law”) which consists, among others, of fiscal changes whose main aim is to enhance the collection of taxes in those years.

These changes include, among others, raising the Israeli corporate tax rate from 25% to 26.5%, cancelling the lowering of the tax rates applicable to preferred enterprises (9% in development area A and 16% in other areas), taxing revaluation gains and increasing the tax rate on dividends within the scope of the Law for the Encouragement of Capital Investments to 20% effective from January 1, 2014. These changes to do not impact the December 31, 2012 financial statements.

20

INSIGHTERA LTD.

NOTES TO FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data)

NOTE 8:                        SUBSEQUENT EVENTS (Unaudited)

a.              During February 2013, the Company entered into a third closing under the Series A SPA, whereby it issued to existing investors 511,360 Series A-3 Preferred shares with par value of $ 0.002 at a price per share of $ 0.88, in an aggregate amount of $ 450.

b.              During May 2013, the Company signed a securities purchase agreement (“the Series A-4 SPA”) whereby it issued to new and existing investors 4,133,780 Series A-4 Preferred shares with par value of $ 0.002 at a price per share of $ 1.21, in an aggregate amount of $ 5,000.

c.               The Company is currently undergoing a tax audit by the Israeli Tax Authority for tax years 2010 - 2013. The audit is in preliminary stages of informational requests. The Company is unable to estimate the potential liability that may arise from the audit.

d.              In December 2013, the Company was acquired by Marketo Inc., a public company and SEC registrant. Marketo is a company that provides a leading cloud-based marketing software platform for building and sustaining engaging customer relationships.

21

Exhibit 99.2

INSIGHTERA LTD.

(Formerly known as Active Insight Ltd.)

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2013

U.S. DOLLARS IN THOUSANDS

UNAUDITED

INDEX

Page

Consolidated Balance Sheets	2

Consolidated Statements of Operations	3

Consolidated Statements of Shareholder’s Equity	4

Consolidated Statements of Cash Flows	5

Notes to Interim Consolidated Financial Statements	6-13

INSIGHTERA LTD.

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands (except share and par value data)

	September 30,	December 31,
	2013	2012
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$4,585	$485
Trade receivables	73	49
Other current assets	76	33

Total current assets	4,734	567

LONG TERM ASSETS:
Long term deposits	15	11
Severance fund deposits	3	3
Property and equipment, net	70	19

Total long term assets	88	33

Total assets	$4,822	$600

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Trade payables	$42	$31
Employees salary and related liabilities	211	94
Accrued expenses	51	15
Deferred revenue	59	—

Total current liabilities	363	140

LONG TERM LIABILITIES
Severance liability	24	24

Total liabilities	387	164

SHAREHOLDERS’ EQUITY:

Ordinary shares, $0.002 par value-Authorized: 9,629,440 and 8,263,210 shares as of September 30, 2013 and December 31, 2012 respectively; Issued and outstanding: 2,027,500 as of September 30, 2013 and December 31, 2012	1	1
Series A convertible Preferred shares, $ 0.002 par value- Authorized: 5,870,570 and 1,736,790 shares as of September 30, 2013 and December 31, 2012, respectively; Issued and outstanding: 5,870,570 and 1,225,430 as of September 30, 2013 and December 31, 2012, respectively	13	4
Additional paid-in capital	6,434	1,025
Accumulated deficit	(2,013)	(594)

Total shareholders’ equity	4,435	436

Total liabilities and shareholders’ equity	$4,822	$600

The accompanying notes are an integral part of the interim consolidated financial statements.

2

INSIGHTERA LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. dollars in thousands

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$105	$53	$235	$94
Cost of revenues	46	4	77	24

Gross profit	59	49	158	70

Cost and expenses:
Research and development, net	167	15	418	79
Selling and marketing	309	103	410	192
General and administrative	199	63	757	123

Total cost and expenses	675	181	1,585	394

Operating loss	(616)	(132)	(1,427)	(324)

Financial expenses (income), net	18	(6)	(8)	(33)

Loss	$(634)	$(126)	$(1,419)	$(291)

The accompanying notes are an integral part of the interim consolidated financial statements.

3

INSIGHTERA LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

U.S. dollars in thousands (except share data)

						Additional		Retained earnings	Total
	Preferred shares		Ordinary shares			paid-in		(accumulated	shareholders’
	Shares	Amount	Shares	Amount		capital		deficit)	equity

Balance as of January 1, 2012	—	$—	2,000,000	$1		$ *	)	$6	$7

Issuance of Series A-1 convertible Preferred shares, net of issuance costs	644,030	2	—	—		526		—	528
Issuance of Series A-2 convertible Preferred shares, net of issuance costs	581,400	2	—	—		498		––	500
Issuance of shares from exercise of options	—	—	27,500	*	)	*	)	––	* )
Share-based compensation expense						1			1
Loss	—	—	—	—		—		(600)	(600)

Balance as of December 31, 2012	1,225,430	4	2,027,500	1		1,025		(594)	436

Issuance of Series A-3 convertible Preferred shares, net of issuance costs	511,360	1	—	—		449		—	450
Issuance of Series A-4 convertible Preferred shares, net of issuance costs	4,133,780	8	—	—		4,949		—	4,957
Share-based compensation expense	—	—	—	—		11		—	11
Loss	—	—	—	—		—		(1,419)	(1,419)

Balance at September 30, 2013 (unaudited)	5,870,570	$13	2,027,500	$1		$6,434		$(2,013)	$4,435

*)            Represents an amount lower than $ 1.

The accompanying notes are an integral part of the financial statements.

4

INSIGHTERA LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Nine months ended September 30,	Nine months ended September 30,
	2013	2012
	(Unaudited)	(Unaudited)

CASH FLOW FROM OPERATING ACTIVITIES

Loss for the period	$(1,419)	$(291)

Adjustments to reconcile loss to net cash used in operating activities:
Depreciation	8	2
Share-based compensation	11	1

Changes in assets and liabilities:
Increase in other accounts receivable and prepaid expenses	(67)	(111)
Increase in deposits	(4)	(2)
Increase in interest on bank loans	—	2
Increase in trade payables	11	25
Increase in employee salary and related liabilities	117	53
Increase in accrued expenses and other liabilities	95	13

Net Cash used in operating activities	(1,248)	(308)

CASH FLOW FROM INVESTING ACTIVITIES

Purchase of property and equipment	(59)	(17)

Net Cash used in investing activities	(59)	(17)

CASH FLOW FROM FINANCING ACTIVITIES

Proceeds from issuance of shares, net	5,407	498
Repayment of loan	—	(2)

Net Cash provided by financing activities	5,407	496

Increase in cash and cash equivalents	4,100	171
Cash and cash equivalents at the beginning of the period	485	22

Cash and cash equivalents at the end of the period	$4,585	$193

The accompanying notes are an integral part of the interim consolidated financial statements.

5

INSIGHTERA LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data) (Unaudited)

NOTE 1:- GENERAL

a.                           Insightera Ltd. (formerly known as Active Insight Ltd.) (“the Company”) was incorporated in February 2009, under the laws of Israel, and commenced operations in June 2009. In August 2012, the Company changed its name to Insightera Ltd.

b.                           Insightera, a SaaS (software-as-a-service) company, provides a platform that allows its customers to track and compile data about the users visiting their internet websites with the purpose of displaying the website information in response to the needs of the users.

c.                            On October 17, 2012 Insightera Inc., a Delaware Company was incorporated, as a wholly owned subsidiary of Insightera Ltd, with the primary purpose of serving as a United States sales office for the Company and begun operations in January 2013.

d.                           Revenues derived from major customers are as follows:

Period ended September, 30
2013

Customer A	10%

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES

a.                           Use of estimates:

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Management believes that the estimates, judgments and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

b.                           Principles of consolidation:

The consolidated financial statements include the accounts of the company and its wholly and owned subsidiary. Inter-company transactions and balances have been eliminated in consolidation.

6

INSIGHTERA LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data) (Unaudited)

NOTE 3:-                     UNAUDITED INTERIM FINANCIAL STATEMENTS

Unaudited interim financial information:

The accompanying consolidated balance sheet as of September 30, 2013, consolidated statements of operations for the three and nine months ended September 30, 2012 and 2013, consolidated statement of changes in shareholders’ equity for the nine months ended September 30, 2013 and consolidated statements of cash flows for the nine months ended September 30, 2012 and 2013 are unaudited. These unaudited interim consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information. In the opinion of management, the unaudited interim consolidated financial statements include all adjustments of a normal recurring nature necessary for a fair presentation of the Company’s consolidated financial position as of September 30, 2013, its consolidated results of operations for the three and nine months ended September 30, 2012 and 2013, its consolidated statement of changes in shareholders’ equity for the nine months ended September 30, 2013 and its consolidated cash flows for the nine months ended September 30, 2012 and 2013.

The balance sheet at December 31, 2012 has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements.

These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and accompanying notes prepared as of December 31, 2012.

Results for the three and nine months ended September 30, 2013 are not necessarily indicative of results that may be expected for the year ending December 31, 2013.

NOTE 4:-                     FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company measures certain financial assets at fair value. Fair value is determined based upon the exit price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, as determined by either the principal market or the most advantageous market. Inputs used in the valuation techniques to derive fair values are classified based on a three-level hierarchy, as follows:

Level 1 -                            Quoted prices in active markets for identical assets or liabilities.

Level 2 -                            Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 -                            Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

7

INSIGHTERA LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data) (Unaudited)

NOTE 4:-                     FAIR VALUE OF FINANCIAL INSTRUMENTS (Cont.)

For certain other financial instruments, including cash, accounts receivable, trade payable and other current liabilities, the carrying amounts approximate their fair value due to the relatively short maturity of these balances.

NOTE 5:-                     COMMITMENTS AND CONTINGENCIES

There were no material changes in our commitments under contractual obligations, as disclosed in the Company’s audited consolidated financial statements for the year ended December 31, 2012.

As of September 30, 2013, future minimum operating lease commitments are as follows:

September 30, 2013

Last 3 months of 2013	$45
2014	103
2015	37
2016	6

$191

The Company had rent expenses of approximately $ 33 for the nine months ended September 30, 2013.

8

INSIGHTERA LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data) (Unaudited)

NOTE 6:-                     SHAREHOLDER’S EQUITY

a.                           Composition of shareholders’ equity:

	As of September 30, 2013
	Authorized shares	Shares outstanding	Liquidation preference value

Ordinary	9,629,440	2,027,500	$—
Preferred:
Series A-1	644,030	644,030	550,000
Series A-2	581,400	581,400	500,000
Series A-3	511,360	511,360	450,000
Series A-4	4,133,780	4,133,780	5,000,000

	15,500,010	7,898,070	$6,500,000

b.                           Ordinary shares:

Ordinary shares entitles their holders to the rights to vote, attend the general meeting of shareholders, to receive dividends and the right to a share in the surplus assets upon liquidation of the Company.

c.                            Preferred shares:

Preferred shares entitle their holders the same rights as those of Ordinary shares. Additional rights, preference and restrictions of preferred shareholders are as follows:

1.                            Liquidation preference and dividends:

In the event of any liquidation, either voluntary or involuntary, upon the payment of a dividend and upon the occurrence of certain events that are deemed liquidations by the Company’s Articles of Association, the holders of Series A-1, A-2, A-3 and A-4 are entitled to receive prior and in preference to any distribution of the assets of the Company to the holders of Ordinary shares, an amount equivalent to the original issue price, less the amount of proceeds already received on such shares.

9

INSIGHTERA LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data) (Unaudited)

NOTE 6:-                     SHAREHOLDER’S EQUITY

Thereafter, the remaining distributable proceeds, if any, shall be distributed pro-rata among all the Ordinary shareholders, based on their respective holdings of outstanding shares of the Company, on an as-converted basis

Notwithstanding the aforesaid, in the event that a distribution of the distributable proceeds on an as-converted basis, without giving effect to the Preferred A preference, would result in the holders of the Preferred A shares receiving an amount equal to at least the original issue price of such share, then the holders of the Preferred A shares shall be entitled to only receive their pro rata share of such distributable proceeds, on an as-converted basis, together with the other shareholders; provided however, that in such an event the holders of Preferred A shares shall actually receive an amount which is not less than the original issue price of such Preferred A shares.

2.                            Right of conversion:

Each Preferred A share is convertible, in the manner permitted by law, at the option of the holder of such share, at any time after the date of issuance of such share, into such number of fully paid and non-assessable Ordinary shares as is determined by dividing the original issue price for such share by the conversion price in effect at that time for such share. The initial preferred conversion price with respect to the preferred shares is the original issue price of $ 0.85, $ 0.86, $ 0.88 and $1.21 for Series A-1, A-2, A-3 and A-4, respectively. The Company’s Articles of Association provide for anti-dilution protection for the Preferred A shares in the event that the Company issues shares at a price per share lower than such Preferred A share’s original issue price.

3.                            Voting rights:

Each of the Preferred A shares shall be voted together with the other shares of the Company, and not as a separate class, in all general meetings. Each Preferred A share shall have one vote for each Ordinary share into which such Preferred A shares could then be converted.

d.                           Issuance of shares:

On February 5, 2012, the Company signed a securities purchase agreement (“the Series A SPA”) whereby it issued to new investors 644,030 Series A-1 Preferred shares with par value of $ 0.002 at a price per share of $ 0.85, in an aggregate amount of $ 550.

10

INSIGHTERA LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data) (Unaudited)

NOTE 6:-                     SHAREHOLDERS’ EQUITY

On October 11, 2012, the Company entered into a second closing under the Series A SPA, whereby it issued to existing investors 581,400 Series A-2 Preferred shares with par value of $ 0.002 at a price per share of $ 0.86, in an aggregate amount of $ 500.

On March 8, 2013, the Company entered into a third closing under the Series A SPA, whereby it issued to existing investors 511,360 Series A-3 Preferred shares with par value of $ 0.002 at a price per share of $ 0.88, in an aggregate amount of $ 450.

On May 23, 2013, the Company entered into a securities purchase agreement, whereby it issued to investors 4,133,780 Series A-4 Preferred shares with par value of $ 0.002 at a price per share of $ 1.21, in an aggregate amount of $ 5,000.

Total issuance expenses for Series A-1 and A-2 financing was 22, and for A-3 and A-4 financing was $ 65.

e.                            Options to employees:

In 2010, the Board of Directors adopted the 2010 Option Plan (the “2010 Plan”). The 2010 Plan provides for the granting of options to employees, directors, consultants and contractors of the Company. Options are generally granted with contractual terms of up to 7 - 10 years and vest quarterly over a period of four years

A summary of the option activities for the nine months ended September 30, 2013 is as follows:

	Nine months ended September 30, 2013
	Number	Weighted average exercise price

Options outstanding at the beginning of the year	91,000	$0.07
Granted	238,780	0.46
Exercised	—	—
Forfeited	—	—

Options outstanding at the end of the period	329,780	$0.35

Options exercisable at the end of the period	73,254	$0.16

11

INSIGHTERA LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data) (Unaudited)

NOTE 6:-                     SHAREHOLDER’S EQUITY

The options outstanding have a weighted average contractual term of 9.2 years with an aggregate intrinsic value of $ 36.

Share-based compensation for employees was approximately $ 5 during 2013. As of September 30, 2013, there was approximately $ 45 of unrecognized share-based compensation expense related to options granted to employees and non-employees under the 2010 Option Plan. The unrecognized compensation is expected to be recognized over a weighted average amortization period of 2.6 years.

During the nine months ended September 30, 2013, 30,754 options vested, having a total fair value of $ 5. There were 256,526 and 48,500 non-vested options as of September 30, 2013 and December 31, 2012 respectively.

f.                             Options to consultants:

The Company’s outstanding options to consultants as of September 30, 2013, are as follows:

	Options for Ordinary shares	Exercise price per	Options exercisable	Exercisable
Issuance date	Number	share	Number	through

February 2011	5,000	$0.0002	5,000	February 2021
August 2011	5,000	$0.0002	5,000	August 2021
October 2012	7,000	$0.263	1,313	October 2019
January 2013	72,620	$0.86	31,760	January 2020

	89,620		43,073

The Company applies Accounting Standards Codification No. 505-50 (formerly, Emerging Issues Task Force No. 96-18), “Equity-Based Payments to Non-Employees” (“ASC 505-50”), with respect to warrants issued to non-employees. The expenses related to these warrants were $ 6.

g.                            Share split:

On July 29, 2013 the Company approved a split of its shares by an issuance of nine bonus shares to each shareholder for each issued and outstanding share owned by such shareholder. The bonus shares are treated as a stock dividend to shareholders, and as a result all share amounts have been updated retroactively.

12

INSIGHTERA LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data) (Unaudited)

NOTE 7:-                     SUBSEQUENT EVENTS

a.              The Company is currently undergoing a tax audit by the Israeli Tax Authority for tax years 2010 - 2013. The audit is in preliminary stages of informational requests. The Company is unable to estimate the potential liability that may arise from the audit.

b.              In December 2013, the Company was acquired by Marketo Inc., a public company and SEC registrant. Marketo is a company that provides a leading cloud-based marketing software platform for building and sustaining engaging customer relationships.

13

Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On December 19, 2013, Marketo, Inc. (the “Company”) completed its acquisition of Insightera Ltd. (“Insightera”), a company organized under the laws of the State of Israel. Insightera, a software-as-a-service (“SaaS”) company, provides a platform that allows its customers to track and compile data about users visiting their internet websites with the purpose of displaying the website information in response to the needs of the users.

As a result of the acquisition, the Company acquired all of the issued and outstanding shares of Insightera, and Insightera became a wholly owned subsidiary of the Company.  Consideration consisted of a) $10.0 million of cash, subject to a decrease of approximately $159,000 based on Insightera’s cash balance as of the consummation of the acquisition relative to an agreed target and b) 427,761 shares of common stock of the Company valued at the closing market price of $32.89.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2013 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2012 and for the nine months ended September 30, 2013 are based on the historical financial statements of the Company and Insightera after giving effect to the Company’s acquisition of Insightera on December 19, 2013 as more fully described at Item 2.01 of this Form 8-K/A and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of September 30, 2013 is presented as if the acquisition of Insightera had occurred on September 30, 2013.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2013 and for the year ended December 31, 2012 are presented as if the Insightera acquisition had occurred on January 1, 2012 and were carried forward through each of the respective periods.

The unaudited pro forma condensed combined financial statements have been prepared by management for illustrative purposes only in accordance with Article 11 of SEC Regulation S-X and are not necessarily indicative of the consolidated financial position or results of operation in future periods or the results that actually would have been realized had the Company and Insightera been a combined company during the specified periods.

MARKETO, INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2013

(In thousands)

(Unaudited)

	Historical		Pro Forma
	Marketo	Insightera	Adjustments		Combined

ASSETS
Current assets:
Cash and cash equivalents	$140,920	$4,585	$(9,841)	(1)	$135,664
Accounts receivable, net of allowances	13,398	73	—		13,471
Prepaid expenses and other current assets	4,441	76	—		4,517
Total current assets	158,759	4,734	(9,841)		153,652
Property and equipment, net	13,072	70	—		13,142
Goodwill	9,537	—	15,401	(3)	24,938
Intangible assets, net	2,584	—	4,600	(2)	7,184
Other assets	524	18	—		542
Total assets	$184,476	$4,822	$10,160		$199,458

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,108	$42	$—		$4,150
Accrued expenses and other current liabilities	15,471	262	1,468	(4) (6) (7)	17,201
Deferred revenue	30,585	59	—		30,644
Current portion of credit facility	1,814	—	—		1,814
Total current liabilities	51,978	363	1,468		53,809
Credit facility, net of current portion	6,035	—	—		6,035
Deferred rent	1,481	—	—		1,481
Deferred tax liability	—	—	374	(5)	374
Other long-term liabilities	—	24	—		24
Total liabilities	59,494	387	1,842		61,723

Stockholder’s equity:
Convertible preferred stock	—	13	(13)	(8)	—
Common stock	4	1	(1)	(1) (8)	4
Additional paid-in capital	238,923	6,434	7,409	(1) (7) (8)	252,766
Accumulated other comprehensive income	121	—	—		121
Accumulated deficit	(114,066)	(2,013)	923	(6) (8)	(115,156)
Total stockholders’ equity	124,982	4,435	8,318		137,735
Total liabilities and stockholders’ equity	$184,476	$4,822	$10,160		$199,458

See accompanying notes to the unaudited pro forma condensed combined financial statements.

MARKETO, INC.

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the year ended December 31, 2012

(In thousands, except per share data)

(Unaudited)

	Historical		Pro Forma
	Marketo	Insightera	Adjustments		Combined

Revenue:
Subscription and support	$52,756	$166	$—		$52,922
Professional services and other	5,657	—	—		5,657
Total revenue	58,413	166	—		58,579
Cost of revenue:
Subscription and support	16,216	37	913	(9)	17,166
Professional services and other	8,442	—	—		8,442
Total cost of revenue	24,658	37	913		25,608
Gross profit:
Subscription and support	36,540	129	(913)		35,756
Professional services and other	(2,785)	—	—		(2,785)
Total gross profit	33,755	129	(913)		32,971
Operating expenses:
Research and development	18,799	203	—		19,002
Sales and marketing	37,776	362	233	(9)	38,371
General and administrative	11,388	159	83	(9)	11,630
Total operating expenses	67,963	724	316		69,003
Loss from operations	(34,208)	(595)	(1,229)		(36,032)
Other income (expense), net	(158)	(5)			(163)
Loss before provision for income taxes	(34,366)	(600)	(1,229)		(36,195)
Provision for income taxes	19	—	(435)	(10)	(416)
Net loss	$(34,385)	$(600)	$(794)		$(35,779)

Net loss per share of common stock, basic and diluted	$(12.26)				$(11.07)
Shares used in computing net loss per share of common stock, basic and diluted	2,806			(11)	3,233

See accompanying notes to the unaudited pro forma condensed combined financial statements.

MARKETO, INC.

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the nine months ended September 30, 2013

(In thousands, except per share data)

(Unaudited)

	Historical		Pro Forma
	Marketo	Insightera	Adjustments		Combined

Revenue:
Subscription and support	$59,942	$235	$—		$60,177
Professional services and other	7,805	—	—		7,805
Total revenue	67,747	235			67,982
Cost of revenue:
Subscription and support	18,386	77	684	(9)	19,147
Professional services and other	9,307	—	—		9,307
Total cost of revenue	27,693	77	684		28,454
Gross profit:
Subscription and support	41,556	158	(684)		41,030
Professional services and other	(1,502)	—	—		(1,502)
Total gross profit	40,054	158	(684)		39,528
Operating expenses:
Research and development	16,919	418	—		17,337
Sales and marketing	43,050	410	175	(9)	43,635
General and administrative	11,659	757	63	(9)	12,479
Total operating expenses	71,628	1,585	238		73,451
Loss from operations	(31,574)	(1,427)	(922)		(33,923)
Other income (expense), net	(245)	8	—		(237)
Loss before provision for income taxes	(31,819)	(1,419)	(922)		(34,160)
Provision for income taxes	46	—	(665)	(10)	(619)
Net loss	$(31,865)	$(1,419)	$(257)		$(33,541)

Net loss per share of common stock, basic and diluted	$(1.58)				$(1.63)
Shares used in computing net loss per share of common stock, basic and diluted	20,144			(11)	20,572

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Unaudited)

Note 1—Basis of Presentation

The pro forma data included herein is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred had the transaction been consummated as of January 1, 2012. The pro forma adjustments included herein reflect only those adjustments that are directly attributable to the Insightera acquisition and factually supportable, and with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the Company. The preliminary allocations of the purchase price consideration to tangible and intangible assets acquired and liabilities assumed herein were based upon preliminary valuations and our estimates and assumptions are still subject to change.

Note 2—Preliminary Purchase Price Allocation

The acquisition of Insightera was accounted for using the acquisition method of accounting under which assets and liabilities of Insightera were recorded at their respective fair values including an amount for goodwill representing the difference between the acquisition consideration and the fair value of the identifiable net assets.

The total purchase price was allocated to the tangible and identified intangible assets acquired and liabilities assumed as of the closing date of the acquisition based upon their respective fair values. The allocation of the total purchase price has been prepared on a preliminary basis, and the preliminary estimates and assumptions used to determine the preliminary purchase price allocation are subject to change during the measurement period, which is the time after the acquisition during which the acquirer obtains the information needed to identify and measure the consideration transferred, the assets acquired, the liabilities assumed, not to exceed one year from the acquisition date.

A summary of the preliminary purchase price allocation for the acquisition of Insightera is as follows:

Purchase Price Allocation (in thousands)
Tangible assets:
Cash and cash equivalents	$4,585
Other current assets	149
Other assets	88

Total tangible assets	4,822
Liabilities assumed:
Current liabilities	(515)
Other long-term liabilities	(24)
Deferred tax liability	(374)

Total liabilities assumed	(913)
Intangible assets	4,600
Goodwill	15,401

Total preliminary purchase price	$23,910

Note 3—Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed combined balance sheet as of September 30, 2013:

(1)              Adjustment to record cash of $9.8 million and common stock consideration, valued at $14.1 million using the closing stock price on the date of acquisition of $32.89, paid in connection with the acquisition.

(2)              Adjustment to record fair value of intangible assets acquired as follows:

	Estimated Useful Life (in years)	Amount (in thousands)
Developed technology	4	$3,650
Domain names	3	250
Customer relationships	3	700
Total intangible assets		$4,600

(3)              Adjustment to record goodwill of $15.4 million as a result of purchase consideration in excess of the fair value of assets acquired and liabilities assumed.

(4)              Adjustment to record liability of approximately $152,000 related to the repayment of amounts to the Office of Chief Scientist in Israel that were received by Insightera for research and development efforts and will be paid subsequent to the closing of the acquisition.

(5)              Adjustment to record the estimated deferred tax liability associated with acquired intangible assets.

(6)              Adjustment to reflect direct and incremental acquisition-related costs of approximately $734,000 and $356,000 incurred by the Company and Insightera, respectively, expected to be incurred in the fourth quarter of 2013 not yet reflected in the historical financial statements.

(7)              Adjustment to reflect the cost incurred of approximately $226,000 associated with the registration of common stock issued in connection with the acquisition.

(8)              Adjustment to eliminate historical stockholders’ equity of Insightera.

The following pro forma adjustments are included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 and for the nine months ended September 30, 2013:

(9)              Adjustment to record amortization expense for the $4.6 million of acquired identifiable intangibles assets on a straight-line basis.

(10)       Adjustment to the income tax provision for the reduction in the deferred tax liability resulting from the amortization of the acquired intangible assets, the generation of net operating losses and research and development credits.

(11)       Adjustment to reflect the impact of 427,761 shares of common stock issued as consideration in connection with acquisition.